As filed with the Securities and Exchange Commission on January 31, 2022.
Registration No. 333-262114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CORPHOUSING GROUP INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	531110 (Primary Standard Industrial Classification Code Number)	82-3334945 (I.R.S. Employer Identification Number)
2125 Biscayne Blvd
Suite 253
Miami, Florida 33137
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brian Ferdinand, Chairman and Chief Executive Officer
CorpHousing Group Inc.
2125 Biscayne Blvd
Suite 253
Miami, Florida 33137
833-723-7368
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David Alan Miller, Esq. Brian L. Ross, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Facsimile: (212) 818-8881	Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Phone: (212)407-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units consisting of:
(i) Common Stock, $0.00001 par value per share(2)(3)	$17,250,000	$1,600
(ii) Warrants to purchase Common Stock(3)
Common Stock issuable upon exercise of the Warrants included in the Units(4)	$18,125,770	$1,681
Underwriter’s Warrants(5)	—	—
Common Stock issuable upon exercise of Underwriter’s Warrants(6)	$759,000	$71
Total	$36,134,770	$3,352(7)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations, or other similar transactions.

(3)
No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(4)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the Warrants by assuming that such warrants are exercisable at a price per share equal to 105% of the price per Unit sold in this offering.

(5)
In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s Common Stock underlying the Underwriter’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(6)
The fee is based on the estimated exercise price of the Underwriter’s warrants, which are exercisable at a per share exercise price equal to 110% of the price per Unit sold in this Offering.

(7)
Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Preliminary Prospectus Subject to Completion Dated January 31, 2022
2,307,692 Units
Each Unit consists of
One Share of Common Stock and
One Warrant to Purchase One Share of Common Stock

2,307,692 shares of Common Stock issuance upon Exercise
of the Warrants included in the Units
This is the initial public offering of our securities. We are offering 2,307,692 units, or “Units”, each consisting of one share of common stock and one warrant. Each whole warrant, or Warrant, entitles the holder to purchase one share of common stock. We currently expect the initial public offering price to be between $6.00 and $7.00 per Unit and the number of Units offered hereby is based upon an assumed offering price of $6.50 per Unit, the midpoint of such estimated price range. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering. Each Warrant shall be immediately exercisable on the date of issuance at an assumed exercise price of $6.83 per share of common stock (105% of the public offering price per Unit, based on a public offering price of $6.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus), and will expire five years from the date of issuance.
We have applied to list our common stock and Warrants on the NYSE American under the symbols “CHG” and “CHG WS,” respectively.
Upon completion of this offering, we will be a “controlled company” as defined under the corporate governance rules of the New York Stock Exchange, or NYSE. Our chief executive officer and his affiliates currently own approximately 73% of our common stock in the aggregate, and upon consummation of this offering, assuming that the underwriters do not exercise their over-allotment or Underwriter’s Warrants, and none of our Warrants or other outstanding warrants or options to purchase our common stock are exercised, he will beneficially own 71.2% of our outstanding common stock in the aggregate.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
	PER SHARE		TOTAL
Public offering price	$	[•]	$	[•]
Underwriting discounts and commissions(1)	$	[•]	$	[•]
Proceeds, before expenses, to us	$	[•]	$	[•]

(1)
See “Underwriting” for a description of all compensation payable to the underwriters.

We have granted the underwriters an option for a period of 45 days to purchase up to 346,154 additional shares of our common stock at an assumed purchase price of $6.49 per share and/or up to 346,154 additional Warrants at a purchase price of $0.01 per Warrant, in each case, to cover-over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discounts and commissions with respect to the over-allotment will be $1,380,000, and total proceeds, before expenses to us will be $15,869,998.
The underwriters expect to deliver the securities against payment in New York, New York on or about [•] 2022, subject to customary closing conditions.
Book Running Manager
Maxim Group LLC
The date of this prospectus is [•].

You should rely only on the information contained in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
You should carefully read this entire prospectus, including the information included and referred to under “Risk Factors” below, and the financial statements and the other information contained in this prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”
For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any applicable free writing prospectus must inform themselves, and observe any restrictions relating to, the offering of the Units and the distribution of this prospectus outside the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part , and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information; Incorporation by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement on Form S-1 of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Through and including [•], 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock or Warrants, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS
This prospectus gives effect to the conversion, as of January 4, 2022, of:
•
Corphousing LLC, a limited liability company, into CorpHousing Group Inc., a corporation under the laws of Delaware; and

•
SoBeNY Partners LLC, a limited liability company, into SoBeNY Partners Inc., a corporation under the laws of Delaware.

The conversion had no effect on our business or operations and was undertaken to convert the forms of these legal entities for purposes of operating as a public company. All properties, rights, businesses, operations, duties, obligations and liabilities of the predecessor limited liability companies shall remain those of CorpHousing Group Inc. and SoBeNY Partners Inc.
Our company, CorpHousing Group Inc., is referred to in this prospectus as “CorpHousing,” the “Company,” or “our company” or “we” or similar pronouns. References to “SoBeNY” means SoBeNY Partners Inc., our wholly owned subsidiary. We also operate aspects of our business through LuxUrban RE Holdings LLC, LuxUrban LLC, S-Be Rentals, LLC, and Corphousing UK Limited, each of which is a wholly owned subsidiary of CorpHousing.
TRADEMARKS, SERVICE MARKS, AND TRADE NAMES
This prospectus includes our current and proposed trademarks, service marks and trade names, including but not limited to SoBeNY™ and CorpHousing™ and our logo, which are protected under applicable intellectual property laws. This prospectus also contains trademarks, service marks, and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus may appear without the ®, ™, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks, and trade names.
MARKET AND INDUSTRY DATA
This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and other publications and reports from government agencies, surveys relating to the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.
In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the market and industry data included in this prospectus and upon which the management estimates included herein are in part based are generally reliable, such information is inherently uncertain and imprecise, and you are cautioned not to give undue weight to such data or the management estimates based on such data. Market and industry data are subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. Certain of these publications, studies and reports were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Note on Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates. The content of, or accessibility through, the sources and websites identified herein, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein, and any websites are an inactive textual reference only. In addition, references to third-party publications and research reports herein are not intended to imply, and should not be construed to imply, a relationship with, or endorsement of us by, the third-party producing any such publication or report.

NOTE ON FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our financial performance, including our ability to generate revenue;

•
the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties in our financial performance, including our ability to generate revenue;

•
potential effects of a challenging economy, for example, on the demand for vacation travel accommodations and the effect of same on our business and financial condition;

•
the ability of our short stay accommodation offerings to achieve market acceptance and to build our portfolio of accommodation offerings in multiple cities throughout the United States and internationally;

•
the impact of increased competition;

•
our success in retaining or recruiting officers, key employees and directors;

•
our ability to obtain additional financing when and if needed;

•
our ability to protect our intellectual property;

•
our ability to complete strategic acquisitions, including joint ventures;

•
our ability to manage growth and integrate acquired operations;

•
uninterrupted service by the third-party service providers we rely on for material parts of our operations, including payment processing, data collection and security, online reservations and booking and other technology services;;

•
the liquidity and trading of our securities;

•
regulatory and operational risks;

•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•
the time during which we will be an Emerging Growth Company (“EGC”) under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described in the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus..
General
We are engaged in the short-term rental of individual and multi-family units to guests across major metropolitan cities in the United States. Our goal is to leverage technology to cost-effectively identify, acquire, furnish, manage and market these units to business and vacation travelers, while providing our guests Heroic ServiceTM under our consumer brand, SoBeNY. We are building a growing portfolio of leased properties that we seek to provide to guests for short-term stays at rental and occupancy rates that exceed our total cost and expenses for such properties. Our acquisition initiatives also include leasing portfolios of unreserved rooms at hotels or leasing closed hotels and reopening them under our brands, including SoBeNY. We also are exploring attractive lease acquisition opportunities in circumstances where owners are converting formerly commercial buildings into residential and rental units. Our principal operating goal is to provide travelers with access to quality alternative accommodations that meet their broad travel accommodations criteria, while providing benefits to the property owners from which we lease our portfolio units. As of the date of this prospectus, we operated 490 accommodation units in nine cities in the United States, with an additional 945 units anticipated to come on line by June 30, 2022. Our goal is to be operating between 2,500 and 3,000 units in 12 cities by the end of 2022. We also plan to launch international operations in 2022 and are currently evaluating London and Paris for launch of our first commercial international operations.
We seek to offer short-stay travelers a better way to vacation or conduct business on the road by offering our portfolio of high-quality accommodations units in desirable locations. According to “Travel Accommodation Market Outlook — 2026” published by Allied Market Research (“AMR”), the global travel accommodation market size was $632.8 billion in 2018, and is projected to reach $893 billion by 2026.
We offer travelers what we believe is a better combination of accommodations and service than they can get from available alternatives. Typical chain hotel offerings can be impersonal and bland, home share hosts can be unreliable and often provide little to no guest support or services, and boutique hotels are often priced far beyond the value they deliver. We offer short-stay travelers a variety of accommodations in styles and sizes that deliver in the key areas (such as location and safety) we believe are important to all travelers — from leisure vacationers to on-the-road professionals — all with highly attentive service, from booking to stay to checkout.
Our operating strategies also address the issues faced by many property owners, helping ensure profitability of property owner units, and protecting the integrity and value of their properties. We believe that we provide a quick and convenient way for property owners to increase occupancy, lock in occupancy rates, and secure predictable returns on their investment by entering into one, three, five, six, ten, fifteen or twenty-year leases with such owners for portfolios of multiple units at a time. In most of our leases we are provided an early termination provision after 24 months if a particular property is not meeting our standards or projected return on investment. At the same time we endeavor to maintain the value of property owners’ investments by ensuring each unit we lease is consistently cleaned and inspected, needed repairs are quickly reported and made, and maintenance is supervised and properly addressed.
We believe that we are well-positioned to accelerate our growth by exploiting key advantages that we believe we have over many competitors. Unlike many start-ups, we have focused on generating monthly positive cash flow since inception. From the launch of our commercial operations in 2017 until the 2020 nationwide travel halts and shutdowns due to the Covid pandemic, we generated positive cash flow annually, notwithstanding that the benefit we provide to unit owners shifts the risks of vacancies to us. Our accumulated positive cash flow enabled us to operate through the pandemic and return to positive current cash flow. We believe our approach will allow us to seize opportunities and address challenges as they arise in the future.

We also believe that most significant competitors in the travel rental industry waste capital on large and unnecessary physical corporate headquarters and attempt to minimize expenses at the tactical level by replacing the “personal touch” with technology, Conversely, we operate with relatively small amounts of corporate overhead compared to many competitors in the industry. We have nominal physical corporate headquarters. All strategic and operational leadership, planning, coordination, and management is done almost entirely on a remote and virtual basis. We maintain very few assets as our properties are leased rather than owned, and utilize what we believe is a highly effective and efficient virtual remote property management system. By not carrying burdensome corporate overhead expenses, we are able to reduce our costs of goods sold and increase profit margins. This affords us the flexibility to invest in acquiring more leased units and other real estate that will generate revenue as opposed to being a cost center. We believe that this approach also enables us to out-price competitors with a comparable or better product while attracting and investing in the best talent for our management and operating teams.
Recent Developments
Lease of Hotels and Additional Accommodation Units
In September 2021 we entered into a master short term housing agreement with AvalonBay Communities, Inc. under which we have access to Avalon Bay’s national vacant inventory. This agreement provides us with the right, exercisable at our discretion, to enter into long-term leases for corporate housing accommodation units at Avalon Bay’s properties throughout the United States from time to time, at market prices, subject to certain concessions.
In October 2021 we entered into a 15-year lease for The Blakely New York Hotel on West 55th Street in New York City (the “Blakely NY Hotel”), providing us with an additional 118 rooms in our New York City portfolio of accommodation units. Our obligations under this lease are secured by a letter of credit, which was funded from a portion of the proceeds of our October 2021 bridge financing described below under “— Note Financings.”
In October 2021 we entered into a letter of intent for a 12-year lease for The Be Home Hotel at 765 8th Ave in New York City, which will provide us with an additional 40 accommodation units. We expect to execute this lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a security deposit or letter of credit in connection with the execution of this lease, which will be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of execution.
In November 2021, we entered into a letter of intent for a 15-year lease for The Copley Square Hotel on 47 Huntington Ave in Boston, which will provide us with an additional 163 rooms in our Boston portfolio of accommodation units. We expect to execute the lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a letter of credit in connection with the execution of this lease, which would be funded from our internal cash or a portion of the proceeds of this offering, depending on our timing of lease execution.
In November 2021 we entered into a letter of intent for a 15-year lease for The SoHo Garden Hotel on Canal Street in New York City, which will provide us with an additional 70 rooms in our New York City portfolio of accommodation units. We expect to execute the lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a letter of credit in connection with the execution of this lease, which would be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of lease execution.
In November 2021 we entered into a letter of intent for a 15-year lease for The Gregory Hotel on West 35th street in New York City, which will provide us with an additional 133 rooms in our New York City portfolio of accommodation units. We expect to execute the lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a letter of credit in connection with the execution of this lease, which will be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of execution.
In November 2021 we also entered leases for an aggregate of 70 apartment units across Denver, Seattle, Los Angeles and Miami to add to our overall portfolio of apartment units.

In January 2022, we entered into two separate ten-year lease agreements with respect to an aggregate of 257 additional accommodation units. 90 of these units will become commercially available to our customers beginning May 1, 2022, and the remaining 167 units will become commercially beginning June 30, 2022. As a result of these new leases and the additional 688 units already under lease and scheduled to come online on or prior to March 31, 2022, we anticipate having 1,178 active units at March 31, 2022, 1,268 active units at May 1, 2022, and 1,435 active units at June 30, 2022. As part of our growth strategy, we will continue to seek additional leases for units to increase our portfolio.
All of the foregoing letters of intent are nonbinding. We will be required to negotiate and execute definitive documentation for the described leases. The acquisition of long-term lease rights to entire hotels, such as those described above, is an important part of our growth strategy to avail ourselves of opportunities created by the current hotel and travel market. We believe the lease terms for each of these properties conservatively work within our model of securing properties on terms that provide robust margins based on our anticipated occupancy rate and room rental rates.
Note Financings
In October 2021, THA Family II Limited Liability Company (“THA Family II”), an entity controlled by the spouse of Brian Ferdinand, our Chairman and Chief Executive Officer, purchased a $2 million principal amount senior secured note of our company (“October 2021 Note”) and warrants to purchase up to 1,000,000 shares of our common stock (“October 2021 Warrants”) for $2 million cash. The October 2021 Note was amended in January 2022. The October 2021 Note has a maturity date of April 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the October 2021 Note are senior obligations of our company and are secured by a lien on all of our assets. The October 2021 Note may be prepaid by us at any time and 50% of the principal thereof must be prepaid by us upon consummation of this offering. The October 2021 Warrants are exercisable at any time commencing on the date of consummation of this offering through the fifth anniversary of such date, at an exercise price equal to the final per-share offering price of a share of our common stock in this offering. The October 2021 Warrants allow for cashless exercise as further described in this prospectus. The holder of the October 2021 Warrants has been granted customary demand and piggyback registration rights.
In November 2021, EBOL Holdings LLC, an entity controlled by a holder of more than 5% of our common stock, purchased a $500,000 principal amount senior unsecured note of our company (“November 2021 Note”) and warrants to purchase up to $500,000 of our common stock (“November 2021 Warrants”) for $500,000 cash. The November 2021 Note was amended in January 2022.The November 2021 Note has a maturity date of May 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the November 2021 Note are senior obligations of our company. The November 2021 Note may be prepaid by us at any time. The November 2021 Warrants are exercisable at any time commencing on the date of consummation of this offering through the fifth anniversary of such date, at an exercise price equal to the final per-share offering price of a share of our common stock in this offering. The November 2021 Warrants allow for cashless exercise as further described in this prospectus. The holder of the November 2021 Warrants has been granted customary demand and piggyback registration rights.
Summary Risk Factors
An investment in our securities involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in this prospectus under the heading “Risk Factors” beginning on page 15. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make interest payments to our noteholders and distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose a portion or your entire investment. These risks include:
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the effects of COVID-19 on our historic and going forward operations and results;

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challenges we face as an early-stage company;

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recent net loses and negative cash flow caused by down turn in the travel industry generally;

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potential lack of availability of leasable properties on favorable economic and other terms;

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any inability to attract and retain qualified employees as we grow;

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labor-related obligations that we have assumed in connection with the Blakely NY Hotel, and may assume in the future in connection with our acquisition of portfolios of units in other hotels or other building serviced by organized or unionized labor;

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potential delays in identifying and addressing operating issues as a result of our decentralized management system;

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any inability to manage growth as and when we experience it;

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any inability to materially grow our brand recognition and favorability perception;

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incidents involving guest safety and wellness at our properties;

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data breaches, fraud and other online security breaches and crimes;

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changing government regulation, including tax regulations;

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rising competition in our industry for rentable units, guests and qualified employees;

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any inability to adopt and implement new technologies that provide users in the industry with competitive advantages;

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potential adverse financial impact of being required, as a public company, to comply with FASB ASC 842;

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our level of indebtedness could materially adversely affect our financial condition;

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any inability to raise additional capital through equity or debt financings on reasonable terms or at all as and when needed;

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our chairman and chief executive officer effectively controls our company;

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we will be a “controlled company” within the meaning of the rules of NYSE and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.;

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NYSE American could delist our common stock or Warrants from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions;

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our management has broad discretion in the use of proceeds from our offering and our use may not produce a positive rate of return; and

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any inability to provide quality accommodations and services to our guests, and create repeat business and word of mouth recommendations.

Corporate History and Information
SoBeNY Partners LLC (“SoBeNY LLC”) was formed on October 9, 2017 as a Delaware limited liability company. Corphousing LLC (“Corphousing LLC”) was formed on October 24, 2017 as a Delaware limited liability company. Corphousing LLC and SoBeNY LLC were founded by members who had parallel ownership in each entity and both companies were under common control. Both companies commenced operations in 2017. In June 2021, the members of SoBeNY LLC exchanged all of their membership interests therein for additional membership interests in Corphousing LLC, with SoBeNY LLC becoming a wholly owned subsidiary of Corphousing LLC. In January 2022, each of Corphousing LLC and SoBeNY LLC converted into a C corporation, with the then current members of Corphousing LLC becoming the stockholders of CorpHousing.
The conversion has no effect on our business or operations and was undertaken to convert the forms of these legal entities into corporations for purposes of operating as a public company. All properties, rights, businesses, operations, duties, obligations and liabilities of the predecessor limited liability companies remain those of CorpHousing Group Inc. and SoBeNY Partners Inc.
We also operate certain functions of our business through our other wholly owned subsidiaries LuxUrban RE Holdings LLC, which was formed as a Delaware limited liability company on March 20, 2020, LuxUrban LLC, which was formed as a Delaware limited liability company on March 20, 2020, S-Be Rentals, LLC, which was formed as a Delaware limited liability company on October 3, 2018, and Corphousing UK Limited, which was formed as a limited private company under the laws of the United Kingdom on August 18, 2021.
Our address is 2125 Biscayne Blvd, Suite 253 Miami, Florida 33137 and our website address is www.corphousinggroup.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:
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requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act of 1933, as amended, or the Securities Act, filings;

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reduced disclosure about our executive compensation arrangements;

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no non-binding advisory votes on executive compensation or golden parachute arrangements; and

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exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, or SOX.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

THE OFFERING
Units being offered
2,307,692 Units at an assumed public offering price of $6.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus. Each Unit will consist of one share of common stock and one Warrant. Each Warrants entities the holder thereof to purchase one share of common stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering.
Common stock outstanding prior to the offering
89,000,000 shares
Common stock outstanding after the offering
91,307,692 shares (91,653,846 shares if the underwriters’ over-allotment option is exercised in full
Warrants included as part of the Units
Warrants to purchase up to 2,307,692 shares of common stock. The registration statement of which this prospectus forms a part also registers our issuance of up to an aggregate of 2,307,692 shares of common stock upon exercise of the Warrants (and the 346,154 shares issuable upon exercise of any Warrants sold under the over-allotment option).
Description of Warrants included as part of the Units
The Warrants will have an assumed exercise price of $6.83 per share of common stock (105% of the assumed public offering price per Unit, based on a public offering price of $6.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus, will be immediately exercisable and will expire five years from the date of issuance, subject to our right of redemption. Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. This prospectus also relates to the offering of the common stock issuable upon exercise of the Warrants. To better understand the terms of the Warrants, you should carefully read the “Description of Capital Stock” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.
The Warrants are callable by us in certain circumstances. Subject to certain exceptions, if, after thirteen months from the date hereof, (i) the volume weighted average price of our common stock for 10 consecutive trading days (the “Measurement Period”), which Measurement Period commences after 13 months from the date hereof, exceeds 300% of the then effective exercise price, (ii) the average daily trading volume of our common stock for such

Measurement Period exceeds $1,000,000 per trading day, and (iii) the Warrant holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by us, and subject to the beneficial ownership limitation contained in the Warrants, then we may, within one trading day of the end of such Measurement Period, upon notice to the holders of the Warrants, call for cancellation of all or any portion of the Warrants for which a notice of exercise has not yet been delivered, or a Call, for consideration equal to $0.001 per warrant share.
Underwriter’s Warrants
We will issue to the underwriter, upon the closing of this offering, compensation warrants, or the Underwriter’s Warrants, entitling the underwriter to purchase up to 92,308 shares of common stock, representing 4.0% of the aggregate number of shares of common stock issued in this offering, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option, at an exercise price per share equal to 110% of the initial public offering price per Unit. The Underwriter’s Warrants will have a term of five years from the effective date of the registration statement of which this prospectus forms a part and may be exercised commencing 180 days following the date of commencement of sales of the offering. The Underwriter’s Warrants may be exercised on a cash or, subject to certain conditions, if at the time of exercise of the Underwriter’s Warrants, there is no registration statement registering the shares of common stock underlying the Underwriter’s Warrants, cashless basis. This prospectus also relates to the offering of up to 92,308 shares of common stock issuable upon exercise of the Underwriter’s Warrants.
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting the underwriters’ discounts and commissions and our estimated offering expenses, will be approximately $12.9 million. We intend to use $1.0 million of the net proceeds of this offering to repay 50% of the outstanding principal of our related-party indebtedness under the October 2021 Note. We also plan to use between $5 million to $7.5 million of the proceeds to fund letters of credit on refundable security deposits on properties we currently have under contract or letters of intent to put under contract. We are also obligated to pay cash bonuses in the aggregate of $300,000 to two of our executive officers upon completion of this offering. We also will pay each of our three independent directors their first annual cash fee of $72,000 at closing of this offering. We intend to use the remaining net proceeds from this offering for working capital and other general corporate purposes, including the acquisition of additional accommodation units and the servicing of our existing and future indebtedness. See “Use of Proceeds” and “Certain Relationships and Related Party Transactions.”
Over-allotment option
We have granted the underwriters a 45-day option to purchase an up to an additional 346,154 shares of our common stock at an assumed price of $6.49 per share and/or up to an additional 346,154 Warrants at a price of $0.01 per Warrant from us, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any. See the section of this prospectus entitled “Underwriting.”

Lock-up
Each of our officers, directors and holders of 1% or more of our outstanding common stock as of the date of this prospectus (and all holders of securities exercisable for or convertible into 1% or more of our of common stock) have entered into customary “lock-up” agreements in favor of the underwriters pursuant to which such persons and entities have agreed, for a period of 180 days from the effective date of this prospectus, that they will not, subject to certain exceptions, sell or transfer any such shares. See “Underwriting” for additional information.
Proposed NYSE American symbols
We have applied to have our common stock and Warrants listed on the NYSE American under the symbols “CHG” and “CHG WS,” respectively. There can be no assurance that we will be successful in listing our common stock and/or Warrants on the NYSE American
Risk factors
See “Risk Factors,” below for a discussion of the factors you should consider before making an investment decision.
The number of shares of our common stock to be outstanding upon completion of this offering excludes:
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9,718,000 shares of common stock issuable upon exercise of stock options we have granted under our 2022 Performance Equity Plan (the “2022 Plan”) at the time of this offering, with all such options having a per-share exercise price equal to the per-Unit price in this offering;

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282,000 additional shares of common stock that may be issued as restricted stock or upon exercise of other options or awards that may be granted in the future under the 2022 Plan;

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1,000,000 shares of common stock that may be issued upon exercise of our outstanding October 2021 Warrants at a per-share exercise price equal to the per-Unit price in this offering;

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$500,000 worth of common stock that may be issued upon exercise of our outstanding November 2021 Warrants at a per-share exercise price equal to the per-Unit price in this offering;

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2,307,692 shares issuable upon exercise of the Warrants included in the Units; and

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up to 92,308 shares of common stock issuable upon the exercise of the Underwriter’s Warrants.

Unless otherwise indicated, all information contained in this prospectus:
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assumes no exercise by the underwriters of their option to purchase up to 346,154 additional shares of our common stock and/or up to 346,154 additional Warrants;

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assumes no exercise of the outstanding stock options described above; and

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assumes no exercise of the Warrants, October 2021 Warrants or November 2021 Warrants.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables present the summary consolidated financial and other data for CorpHousing Group Inc and its subsidiaries. We have derived the summary consolidated statements of operations data for the years ended December 31, 2019 and 2020 and the summary consolidated balance sheet data as of December 31, 2020 from our audited consolidated financial statements included elsewhere in this prospectus and the summary consolidated statements of operations data for the nine months ended September 30, 2021 and 2020 and the summary consolidated balance sheet as of September 30, 2021 from our unaudited consolidated financial statements included elsewhere in this prospectus. You should read this data together with our consolidated financial statements and related notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not necessarily indicative of the results that may be expected in the future.
Statement of Operations
	Year Ended December 31,		Nine Months Ended September 30, (unaudited)
	2020	2019	2021	2020
Net Rental Revenue	$8,273,859	$5,433,544	$14,135,276	6,058,062
Cost of Revenue	$11,232,643	$4,710,955	$13,773,826	$7,657,405
Gross profit (loss)	$(2,958,784)	$722,589	$361,450	$(1,599,343)
Total operating costs	$1,107,240	$826,792	$1,611,088	$699,841
(Loss) from operations	$(4,066,024)	$(104,203)	$(1,249,638)	$(2,299,184)
Total other (expense)	$(549,701)	$(373,396)	$(1,226,328)	$(451,860)
Net (Loss)	$(4,615,725)	$(477,599)	$(2,475,966)	$(2,751,044)
Balance Sheet
	As of December 31,		As of September 30, (unaudited)
	2020	2019	2021	2020
Current Assets	$493,013	$346,678	$1,907,115	$432,625
Total Assets	$493,013	$346,678	$1,907,115	$432,625
Current Liabilities	$5,916,630	$1,655,657	$10,544,580	$3,965,430
Long-Term Liabilities	$2,372,052	$797,954	$2,669,619	$1,983,226
Total Liabilities	$8,288,682	$2,453,611	$13,214,469	$5,948,656
Stockholders’ Deficit	$(7,795,669)	$(2,106,933)	$(11,307,354)	$(5,516,031)
Liabilities and Stockholders’ Deficit	$493,013	$346,678	$1,907,115	$432,625

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein, in evaluating an investment in our company. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of our company. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by our management that later may prove to be incorrect or incomplete. We may face additional risks and uncertainties that are not presently known or that are currently deemed immaterial, which may also impair our business or financial condition.
Risks Related to Our Business
The COVID-19 pandemic and the impact of actions to mitigate the pandemic have materially adversely impacted and will continue to materially adversely impact our industry and our business, results of operations, and financial condition.
In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The pandemic resulted in governments imposing wide-reaching restrictions at the federal, state, and local levels, school and business closings, quarantines, “shelter at home” orders, restrictions on travel, limitations on social or public gatherings, and other social distancing measures, which have had and may continue to have a material adverse impact on our industry generally, on travel behavior and demand, and on our business.
In addition to a reduction in the number of bookings, we incurred higher than normal occurrence of refunds and travel credit issuances to guests who cancel for reasons related to COVID-19. In response to the pandemic, we liberalized our cancellation policies, and many of our guests affected by COVID-19 have been eligible to cancel their reservations for a full cash refund or in some cases credit. We intend to continue this policy for the foreseeable future as we believe it is the right approach in current circumstance and believe it reflects our brand’s guests-first message. This approach may not enhance our brand reputation as we intend, and a liberal cancellation policy could have material adverse impact on our business, results of operations, and financial condition.
The COVID-19 pandemic resulted in a halt to the trend of monthly cash flow positive operations that we had since inception. The pandemic required us to take cost-reduction measures, has materially adversely affected our near-term operating and financial results, and will likely continue to materially adversely impact our operating and financial results for the foreseeable future. During the fourth quarter of 2020, another wave of COVID-19 infections emerged, and variants of the virus have continued to emerge through 2021 and into 2022. These circumstances likely could result in continued downward pressure on travel frequency and result in reduced travel bookings.
We cannot predict the COVID-19 pandemic’s continued cumulative and ultimate impact on our industry or on our future business, results of operations, or financial condition. The extent of the impact of the COVID-19 pandemic on our business and financial results will depend largely on future developments, including the duration and extent of the spread of COVID-19 both globally and within the United States, the prevalence of local, national, and international travel restrictions, the impact on capital and financial markets and on the U.S. and global economies, foreign currencies exchange, and governmental or regulatory orders that impact our business, all of which are highly uncertain and cannot be predicted.
Our occupancy rates and revenue per available room (RevPAR) dropped dramatically in 2020, with occupancy rates decreasing by approximately 23% and RevPAR by approximately 35% year over year from 2019 to 2020. While our monthly occupancy rates and RevPAR have been gradually improving since May 2020, the extent of the recovery is uncertain and will be largely dependent on the effectiveness of COVID-19 prevention (vaccination and continued social distancing) and treatment, infection rates, and governmental responses in the cities and countries in which we operate. Prior to the pandemic, we had historically maintained an average occupancy rate above 80% and RevPAR above $150, but these metrics declined to an occupancy rate as low as approximately 61% in 2020 and a RevPAR as low as approximately $103 in 2020. Prior to the pandemic in 2019 refunds and allowances were equal to approximately 14% of top line revenue.

Throughout the year ended December 31, 2020 and nine months ended September 30, 2021, they were 39% and 34%, respectively. We estimate that we took on debt obligations attributable to the pandemic of approximately $4 million, including debt attributable to Covid-related refunds directly related to the pandemic. We also cannot predict the impact the COVID-19 pandemic has had and will have on our business partners, property owners, and third-party vendors and service providers, and we may continue to be materially adversely impacted as a result of the impact of COVID on our business partners and vendors.
Our forecasts and projections are based upon assumptions, analyses and estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual results may differ materially from those forecasted or projected.
Our forecasts and projections, including projected revenues, margins, profitability, cash flows, revenue per accommodation unit, lease signing costs and occupancy rates, and our anticipated market opportunity, growth and penetration, are subject to significant uncertainty and are based on assumptions, analyses and estimates developed by our management, including with reference to third-party forecasts, any or all of which may prove to be incorrect or inaccurate. These include assumptions, analyses and estimates about future pricing and occupancy rates, our future acquisition of accommodation units, the timing of lease signings, building openings and development, local regulatory environments, the terms of future leases, and future costs, all of which are subject to a wide variety of business, regulatory and competitive risks and uncertainties. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual results may differ materially from those forecasted or projected, adversely affecting the value of our common stock.
We are an early-stage company with a limited operating history and we operate in a rapidly changing industry, which make it difficult to evaluate our current business and future prospects and may increase the risk of your investment.
We began our commercial operations in 2017. Our limited operating history may make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including in building our brand, acquiring scalable mass of accommodation units, and accurately forecasting our industry and planning and implementing our budgets. You should consider our business and prospects in light of the risks and difficulties we may encounter as an early-stage company.
We have incurred net losses and we may not be able to achieve profitability.
Although we operated on a cash flow positive basis prior to commencement of mandated travel shutdowns in March 2020, we incurred a net loss of $(4,615,725) in 2020, and have had a net loss of $(2,475,966) during the nine months ended September 30, 2021. As of September 30, 2021, we had an accumulated deficit of $(11,307,354). Historically, we have invested significantly in efforts to grow our portfolio of leased properties, introduce new or enhanced offerings and features, increase our marketing efforts, expand our operations, hire additional employees, and enhance our technology platforms. Beginning in the second quarter of 2020, as a result of the COVID-19 pandemic, we took measures to reduce our fixed and variable costs. We have recently resumed making significant investments in our business, including acquiring new accommodation units, improving our technology platforms, including the introduction of our SoBeNY customer app, and in growing our brand. These efforts may not succeed in increasing our revenue sufficiently to offset the expenses related to these investments. Additionally, incentivizing our personnel is an important part of our operations. We have granted and will grant options to purchase our common stock and other equity-based awards to our employees and certain non-employees. Stock-based compensation expense related to stock options and other equity awards will be a significant expense in our near and immediate term financial periods.
Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.
The report of our independent registered public accounting firm for the year ended December 31, 2020 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows. This report does not take into account any proceeds we will receive in this proposed offering or any return to cash flow positive of our business as COVID-19 travel restrictions are eased. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Our ability to continue as a going concern will be determined by our ability to complete this offering enabling us to fund our expansion plans and realize our business objectives. If we are unable to obtain adequate funding from this proposed offering or in the future, or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern.
Our EBITDA and free cash flow declined during COVID, and this decline could continue.
We had EBITDA of $(103,573) and ($4,037,956) for the years ended December 31, 2019 and 2020, respectively. We had EBITDA of ($2,271,116) and $(1,249,035) for the nine months ended September 30, 2020 and 2021, respectively. Our free cash flow (Net Increase (Decrease) in Cash) was $15,040 and $(14,528) for the years ended December 31, 2019 and 2020, respectively. Our free cash flow (Net Increase (Decrease) in Cash) was $(14,609) and $33,932 for the nine months ended September 30, 2020, and 2021, respectively. As a result of the COVID-19 pandemic and the resulting impact on the travel industry, our EBITDA and free cash flow turned negative in 2020, and we may experience declines in EBITDA and free cash flow as long as the COVID-19 pandemic continues to materially adversely impact our business. Other adverse developments in our business, including lower than anticipated revenue, higher than anticipated operating expenses, and net unfavorable changes in working capital, could hinder our ability to reverse the recent negative trend in our EBITDA and free cash flow.
We utilize Earnings Before Interest, Taxes and Depreciation and Amortization (“EBITDA”) as a measure of performance in addition to US GAAP Net Income. A reconciliation of Net Income to EBITDA is as follows:
	December 31,		Sept 30,
	2020	2019	2021	2020
Net Loss	$(4,615,725)	$(477,599)	$(2,475,966)	$(2,751,044)
Add:
Interest and financing costs	577,769	374,026	1,226,328	479,928
EBITDA	$(4,037,956)	$(103,573)	$(1,249,638)	$(2,271,116)
We may be unable to negotiate satisfactory leases or other arrangements for proposed new properties or renew or replace existing properties on satisfactory terms or at all.
Our business depends substantially on property owners and managers leasing to us properties that meet our brand criteria on lease terms that work within our business model. Competition for quality properties in desirable, often over-booked, locations can be intense. We may be unable to negotiate satisfactory leases or other arrangements to operate new properties, on board new properties in a timely manner, or renew or replace existing properties on satisfactory terms or at all. We typically lease our properties on one, three, five, six, ten, fifteen and twenty-year terms. The pricing terms under these leases thus become relatively fixed costs and we must achieve occupancy rates at rental prices that enable us to offset the lease, maintenance and operations costs of each property in order for such property to be profitable. Acquiring new units and building our portfolio of accommodations can be time consuming and requires the devotion of significant resources. Further, given the length of some of our leases, we may not have flexibility necessary to quickly adapt to changing consumer demands. We may not accurately predict future demand for our properties, market them in a manner that achieves desired occupancy rates, or set proper rental terms that ensure profitability of each property or profitability of our accommodations portfolio in its entirety.
To ensure growth of our business, we must add new leases to our portfolio at a rate and on economic terms that equal or exceed leases for properties that we terminate or are terminated by the property owners.
From time to time, we may determine that one or more of our leased properties is not performing to our expectation and may elect to terminate the applicable leases early if allowed under the terms thereof. We may also experience breaches of the terms of the leases by the property owners and may elect to terminate the related leased based on such breaches. It is also possible that the owners of properties seek to terminate leases early on their terms in certain circumstances or as a result of our breach, which could include breaches rising from the actions of our guests or employees. It is also likely that a percentage of the leases for our leased properties will not be renewed by us or the property owner as the end of the then current lease term. Historically we have experienced losses of leases from time to time in the above-described circumstances and expect to lose leases from time to time in the future as part of our ordinary course of business. To continue to grow our company, we must add new lease properties to our portfolio faster than we lose leases and the terms of the new leases individually and in the aggregate must be at east as favorable or more favorable to use than the terms of the leases we lose to ensure our continued growth. We may not be able to add new leases in a manner that achieves this and any inability to effectively control churn of leases could adversely affect our business, financial condition and financial results.
Newly leased properties may generate revenue later than we estimate, and may be more difficult or expensive to integrate into our operations than expected.
When we execute leases for new properties, the landlord or developer may be unable or unwilling to deliver the property on the date initially projected, or we may encounter other unforeseen delays in preparing the property for initial guest bookings. Many newly-leased properties may become available to us only after a considerable period of time, which increases the risk of unforeseen delays in making these units available to our guests. Later than expected property availability results in a delay in generating revenue from such properties, which could cause us to miss our financial forecasts. In addition, the success of any new property will depend on our ability to integrate it into existing operations, which is subject to uncertainties including potential difficulties in integrating guest-facing and back-office systems or in engaging third party vendors to service the properties. Newly-leased properties could be more difficult or expensive to onboard, have undisclosed conditions that result in unanticipated expenses or claims against us for which we may have little or no effective recourse against the landlord, or otherwise may not provide their anticipated benefits.
We may experience margin compression in one or more cities in circumstances where our cost of acquiring leased properties rises or the market rates for short stay rentals declines.
We typically enter into relatively long-term leases with property owners for our lease properties. Accordingly, a large part of our costs for any such properties becomes relatively fixed. If the market rate for short-stay rentals declines in a city or nationwide as a result of numerous factors, including general economic factors outside of our control, we would experience margin compression with respect to our existing properties. Even when market rates for short-stay rentals remain stable, as we add new leases or renew existing leases, we may not be able to do so on terms that allow us to maintain previous margins for our properties in such locations. Any margin compression we experience could adversely affect our business, financial condition and financial results
From time to time we may have our access to our leased properties delayed or suspended, which will prevent us from renting such properties to potential guests.
Our access to properties that we have leased from property owners may be delayed or suspended from time to time for various reasons. For example, from time to time in our industry, guests stay beyond their short-stay rental term, effectively squatting in the property, preventing its further rental and requiring us to pursue costly and time consuming legal action to effect their removal. In other situations, property owners may desire or be required to remodel, remediate or maintain their properties in a manner requiring the restriction of access to same for a period of time, which could prevent the rental of units within such properties. Delays or suspensions on the rental of our accommodation units to potential guests would have an adverse effect on our business, operations and financial performance.
Adoption of new lease accounting standards may adversely affect our business and financial performance.
Public companies have been required to adopt certain new lease accountings standards, including FASB ASC 842. Private companies, such as our company, were not required to opt into these standards and we did not. Following the consummation of this offering, as a public company, we will be required to follow these standards. Adoption of these standards may have resulted in different net operating results and balance sheet results and other changes to our historic financial statements had we then been subject to such standards, as further discussed in this prospectus under “Management Discussion and Analysis of Financial Results and Operations — New Lease Accounting Standards.” Under these standards, companies that lease assets are required to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under these standards, we will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current U.S. GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP — which requires only capital leases to be recognized on the balance sheet — the new standards require both types of leases to be recognized on the balance sheet. If the new standards have materially adverse impact on our operating results or balance sheet, we could experience numerous adverse effects, including the decline of our share price, the decline or removal of any credit rating that has been applied to our company or our debt, a general reduction in our borrowing ability, and could compel us to change our lease terms with third parties in connection with our operations.
We expend resources relating to the preparation and repair of our leased properties, which may be higher than anticipated.
We typically devote resources to prepare and furnish a newly-leased property and bring it onto our remote management platforms before renting the property to guests. We also expend resources to keep our leased properties in a safe and attractive condition. Although we attempt to have the landlord or developer bear the out-of-pocket opening costs, we are sometimes responsible for all or a portion of such costs. Even where landlords and developers are contractually responsible for some costs, they may dispute or fail to comply with their obligations. In addition, while the majority of our leases require landlords to bear responsibility for the repair and maintenance of building structures and systems, at times we may be responsible for some of these obligations, and in most cases, we are responsible for the repair and maintenance of damage caused by our guests. Our leases may also require that we return the space to the landlord at the end of the lease term in essentially the same condition it was delivered to us, which may require repair work. The costs associated with the preparation, maintenance, repair and return of our leased properties may be significant and may vary from our forecasts. We also periodically refurbish redecorate or install new amenities in our accommodation units to keep pace with the changing needs of guests and to maintain or enhance our brand and reputation. The costs of these actions may be more than we anticipate, may impair guests’ experiences in adjacent units, and may otherwise adversely affect our results of operations and financial condition.
We depend on landlords for certain maintenance and other significant obligations related to our leased properties, and any failures in this area could hurt our business.
We do not own any of the properties utilized in our business, and we manage and operate them under leases with third-party landlords. At some properties, our accommodation units comprise only a portion of the building and common areas and amenities are shared with other tenants or unit owners. We often have limited control over the common areas and amenities of buildings in which our units are located. In addition, we depend on landlords to deliver properties in a suitable condition and to perform important ongoing maintenance, repair and other activities with respect to common areas, amenities and building systems such as plumbing, elevators, electrical, fire and life safety. If these landlords do not fulfill their obligations or fail to maintain and operate their buildings appropriately, we could be subject to claims by our guests and other parties, and our business, reputation and guest relationships may suffer.
Disputes and litigation relating to our leases can be expected to occur in the future, which may result in significant costs, damage to landlord relationships, slower than expected expansion, and lower revenues.
Our rights and responsibilities under our leases may be subject to interpretation, and will from time to time give rise to disagreements, which may include disagreements over the timing and amount of capital investments or improvements, operational and repair responsibilities, liability to third parties, a party’s right to terminate a lease, and reimbursement for certain renovations and costs. We and our landlords may be unable to resolve such disagreements amicably and may resolution through litigation. Disputes may be expensive to litigate, even if the outcome is ultimately in our favor. We cannot predict the outcome of any litigation. An adverse judgment, settlement, or court order in a proceeding could cause significant expenses and constraints for our business operations and expansion plans. Further, disputes with landlords that own numerous properties in a particular city or nationwide could harm our ability to lease properties form that landlord in the future or result in well-publicized negative publicity, which could hurt our reputation with other property owners, making it more difficult to secure leases on economically favorable terms or at all.
The long-term and fixed-cost nature of our leases may limit our operating flexibility and could adversely affect its liquidity and results of operations.
We currently lease all of our properties and are committed for the leases’ terms, generally without the right to terminate early. Our obligations to landlords under these agreements extend for years, while we do not have a corresponding source of guaranteed revenue because guests typically stay for less than a week at our properties. Our leases generally provide for fixed monthly payments that are not tied to occupancy rates or revenues, and typically contain minimum rental payment obligations. While we often seek to negotiate leases with lower minimum payments in return for a share of the property’s revenues, or other variable terms, we may be unsuccessful in securing variable or participating lease terms. If we are unable to maintain sufficient occupancy rates and pricing, our lease expenses may exceed our revenue and we may incur losses with respect to some or all of our properties. Leases require substantial time to negotiate and are typically multi-year commitments that can only be revised or terminated with the landlord’s consent. Accordingly, we have limited flexibility to rapidly alter our portfolio of properties and lease commitments in response to changing circumstances.
Our leases may be subject to termination before their scheduled expiration, which can be disruptive and costly.
Our leases may be subject to termination before they are scheduled to expire in certain circumstances, including the bankruptcy of a developer or other landlord, noncompliance with underlying covenants governing the property, or, under some agreements, failure to meet specified financial or performance criteria. Some leases also contain conditions to the landlord’s or our obligations, or permit the landlord to terminate before the scheduled expiration date, typically in the later years of the lease and/or upon payment of specified compensation to us. The termination of leases due to any of the foregoing events would eliminate our anticipated income and cash flows from the affected property, which could have a significant negative effect on its results of operations and liquidity.
Our business depends on attracting and retaining capable management and employees, and the loss of any key personnel could materially adversely affect our business, results of operations, and financial condition.
Our success depends in large part on our ability to attract and retain high-quality management and employees. Brian Ferdinand, our chief executive officer and chairman of the board, founded our company and has been instrumental in devising and implementing our strategies for growth and scaling our business. Our founder and other members of our senior management team, as well as other employees, may terminate their employment with us at any time, which could materially adversely affect our business, results of operations, and financial condition. As we continue to grow, we cannot guarantee that we will be able to attract and retain the personnel we need. Our business requires highly skilled real estate, financial, technical, data analytics, marketing, business development, and community support personnel, including executive-level employees, who are in high demand and are often subject to competing offers. Competition for qualified employees and executive-level employees is intense in our industry. The loss of qualified employees, or an inability to attract, retain, and motivate employees required for the planned expansion of our business would materially adversely affect our business, results of operations, and financial condition and impair our ability to grow.
If we fail to secure the services of dedicated employees located at or near our properties, our business, results of operations, and financial condition would be materially adversely affected.
The quality of our properties and our people are the two principal drivers of our business. Our business depends on providing desirable accommodations at good values to our guests, and operating and maintaining our properties through dedicated employees located at or near the properties, and those employees providing guest experiences that encourage guests to book our accommodations again (and recommend our properties to others). Our ability to attract and retain the necessary personnel to service our guests and supervise our properties can be effected by many circumstances beyond our control, including the prevailing labor market and continued COVID restrictions and mandates. The competition for securing desired lease terms on quality properties and the personnel to service these properties can be intense. An inability to continue to hire and retain qualified people to service our properties, could materially harm our business, financial performance and financial condition.
We rely on the efforts of our management team, including our Chief Executive Officer, and the loss of services of any of our key employees could harm our business.
As a relatively young company, we have a management team of limited size. We depend on the efforts of our management team individually, and as a team, to oversee our business and implementation of our growth strategies. The loss of the services of any member of our team could have adverse effects on our business, particularly the loss of our Chief Executive Officer, Brian Ferdinand.
We have a senior executive who, based on his prior and current affiliations with the US military, maybe be called into service with limited notice.
David Gurfein, our Chief Operating Officer, has in the past been, and in the future could be, subject to immediate deployment based on geopolitical, national security or the risk to American assets and lives in foreign jurisdictions. As a relatively young company, we do not have significant bandwidth at the senior management level. The loss of a senior executive upon short notice would require our remaining senior management to assume his duties until such time as he returns from deployment, or we are able to hire additional qualified personnel, and could place other strains on our other resources, adversely impacting our operations and financial performance.
We operate and manage our properties on a decentralized, remote basis and rely on our employees at each location to make timely and proper decisions regarding day to day issues that may arise.
We have a decentralized management system that relies on our employees located in each of our cities where we offer accommodations. While we believe that providing our employees with general discretion on the day-to-day management of our properties communicates our trust and the value we place in our employees, it also distances our executive management from immediate on-the-ground issues that may occur at properties. Accordingly, it is important that we properly vet our employees and hire people dedicated to our mission of providing guest experiences that exceed their expectations. We will not always be successful in hiring qualified personnel and competition for qualified personnel is highly competitive within our industry. If the people we hire do not prove dedicated to our mission and the values that our brands represent, our guests’ experiences could be less than we desire, which could materially harm our brand and reputation and in turn, our business, results of operations and financial condition.
If we fail to convert first time guests into recurring guests and attract new, first-time guests, our business, results of operations, and financial condition would be materially adversely affected.
Our growth depends on creating repeat business by providing guests with excellent service, attracting new guests by garnering good online reviews and word of mouth recommendations from existing guests, and building a recognized, respected and trusted brand. We must provide timely responses to inquiries from guests, offer a variety of desirable and differentiated accommodations in desired locations at competitive prices that meet or exceed the expectations of guests, and we must deliver exceptional hospitality to our guests. If our platform or the third-party platforms through which our properties are marketed are not easy to navigate, or our listings are not marketed and displayed effectively to potential guests using such platforms, we will be ineffective in booking guests in meaningful numbers, which would materially adversely affect our business, results of operations, and financial condition.
The majority of our revenues have historically been generated from bookings through third-party booking websites.
Historically, more than 90% of our revenues have been generated from bookings of our accommodations made by guests through third-party booking portals such as Booking.com, VRBO, Airbnb, and Expedia. A key element of our strategy will be to drive traffic to and book guests through our own online portals at Sobenewyork.com and Corphousinggroup.com to better control bookings and the guest experience. There can be no assurance, however, that we will be able to successfully drive potential guest traffic to our websites. Our reliance on third-party booking portals subjects us to the risk of having our access to such portals limited or eliminated as a result of competitive decisions by such providers. Our use of third-party booking portals reduces our profits generated from bookings as we are required to pay fees and commissions to third-party portal operators. An inability to post our bookings on third-party portals or increases in the fees and commission payable to third-party portal operators could materially harm our business ,results of operations and financial condition.
A critical factor in attracting visitors to our own websites is how prominently we are displayed in response to search queries. Accordingly, we utilize search engine marketing as a means to provide a significant portion of our visitor acquisition. Search engine marketing includes both paid visitor acquisition on a cost-per-click basis and visitor acquisition on an unpaid basis, often referred to as organic search. The various search engine providers, such as Google and Bing, employ proprietary algorithms and other methods for determining which websites are displayed for a given search query and how highly websites rank. Search engine providers may also launch new features to enhance search results, which may negatively affect the number of visitors to our websites. Search engine algorithms and other methods that determine the display and ranking of results may change from time to time, generally without public announcement or detailed explanation. Therefore, the success of our SEO strategy depends, in part, on our ability to anticipate and respond to such changes in a timely and effective manner through website and content development, which we may not be able to do.
We may be unable to effectively manage our growth.
Since our inception, we have experienced rapid growth. As our operations have expanded, we have grown our portfolio to 490 units that are in current operation in nine U.S. cities, with an additional 945 units anticipated to come on line by June 30, 2022. As of the date of this prospectus, we had 107 full-time employees and independent contractors. Our business is becoming increasingly complex, especially in light of the continued rapid evolution of our industry and e-commerce, our relatively limited operating history, our need to implement new technologies and utilize big data for our operations, and our reliance on multiple websites and employees located in numerous cities throughout the United States. This complexity and our rapid growth have demanded, and will continue to demand, substantial resources and attention from our management. We expect to continue to increase headcount and to hire more specialized personnel in the future as we grow our business. We will need to continue to hire, train and manage additional property managers and employees, qualified website developers, software engineers, client and account services personnel, and sales and marketing staff and improve and maintain our technology to properly manage our growth. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing and integrating these new employees or if we are not successful in retaining our existing employees, our business may be harmed.
Any continued decline or disruption in the travel and hospitality industries or economic downturn would materially adversely affect our business, results of operations, and financial condition.
In addition to the COVID-19 pandemic, other events beyond our control, such as unusual or extreme weather or natural disasters, such as earthquakes, hurricanes, fires, tsunamis, floods, severe weather, droughts, and volcanic eruptions, and travel-related health concerns, including other pandemics and epidemics, restrictions related to travel, trade or immigration policies, wars, terrorist attacks, sources of political uncertainty, political unrest, protests, violence in connection with political or social events, foreign policy changes, regional hostilities, imposition of taxes or surcharges by regulatory authorities, changes in regulations, policies, or conditions related to sustainability, including climate change, work stoppages, labor unrest or travel-related accidents can disrupt travel globally or otherwise result in declines in travel demand. Because these events or concerns, and the full impact of their effects, are largely unpredictable, they can dramatically and suddenly affect travel behavior by consumers, and therefore demand for our platform and services, which would materially adversely affect our business, results of operations, and financial condition.

We also cannot predict the effects that the wider adoption by businesses of remote working protocols during COVID-19 pandemic will have going forward. It is possible that many businesses believe that continuing these protocols are beneficial in terms of production and cost and many employees may demand continuance at some level of these protocols, all of which could diminish business travel. Our financial performance is also subject to general global economic conditions and their impact on levels of discretionary spending. Some of the factors that have an impact on discretionary spending include unemployment rates, business and consumer debt, fluctuations in exchange rates, taxation, energy prices, interest rates, consumer confidence, tariffs, and other macroeconomic factors.
The business and industry in which we participate are highly competitive, and we may be unable to compete successfully with our current or future competitors.
We operate in a highly competitive environment and we face significant competition in securing properties on attractive lease terms, hiring and retaining qualified personnel, and attracting guests. We compete to secure long-term leases for properties in neighborhoods that are highly desirable for business and leisure travelers and which offer leasing economics that work within our business model. The supply of available properties and the leasing terms therefor can fluctuate materially and we are in regular competition with a growing number of leisure and business travel services to secure these properties. We compete to attract, engage, and retain guests at our properties. Guests have a range of options to find and book spaces, hotel rooms, serviced apartments, and other accommodations and experiences, both online and offline. We compete for guests based on many factors, including unique inventory and availability of listings, the value and all-in cost of our offerings relative to other options, our brand, ease of use of our platform, the third-party platforms through which are properties may be booked, the relevance and personalization of search results, the trust and safety of our properties and platforms, and community support. We compete to hire and retain qualified personnel in the numerous cities in which we operate. Competition for all levels of employees has become increasingly tight and the effort and expense involved in attracting and retaining employees is likely to increase.
We face competition from companies similar to ours, such as Sonder, Kasa, The Guild, and Frontdesk, among numerous other established and emerging companies. We believe that our competitors also include traditional hotels, such as Marriott and Hilton, vacation rental platforms, such as Airbnb and VRBO, and vacation platforms such as Booking Holdings (including the brands Booking.com, KAYAK, Priceline.com, and Agoda.com), Expedia Group (including the brands Expedia, VRBO, HomeAway, Hotels.com, Orbitz, and Travelocity), and Trip.com Group. As we seek to drive consumers directly to our own booking platforms, including Sobenewyork.com, we also will face competition from Internet search engines, such as Google, including its travel search products; Baidu; and other regional search engines.
Our competitors utilize similar aspects of our business model, which could affect our ability to differentiate our offerings from competitors. Increased competition could result in reduced demand for our properties from guests, slow our growth, and materially adversely affect our business, results of operations, and financial condition. Many of our current and potential competitors enjoy substantial competitive advantages over us, such as greater name and brand recognition, longer operating histories, larger marketing budgets, and loyalty programs, as well as substantially greater financial, technical, and other resources. In addition, our current or potential competitors have access to larger user bases and/or inventory for accommodations, and may provide multiple travel products, including flights. As a result, our competitors may be able to provide consumers with a better or more complete product experience and respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or guest requirements or preferences.
Unfavorable changes in, or interpretations of, government regulations of the evolving vacation rental, Internet and e-commerce industries could harm our operating results.
We operate in jurisdictions which have various regulatory requirements that can affect our operations or regulate the rental activity of property owners and managers. Since we began our operations in 2017, there have been, and continue to be, regulatory developments that affect the short stay rental industry and the ability of companies to list those rentals online. For example, some municipalities have adopted ordinances that limit the ability of property owners to rent certain properties for fewer than 30 consecutive days and other cities have introduced or may introduce similar regulations. Some cities also have fair housing or other laws governing the way properties may be rented, which they assert apply to short stay and vacation rentals. Many homeowners, condominium and neighborhood associations have adopted rules that prohibit or restrict short-term rentals. These and other similar developments could reduce our ability to operate our business as intended.
Cities, such as New York City, have been diligent in the implementation and enforcement of short-stay rental regulations to ensure the safety of its communities and housing availability and affordability. Although our lease terms with landlords typically provide that ownership of, and responsibility for, the properties remains with the landlords, we generally are obligated to indemnify landlords for any violations that may be caused by our activities or those of our guests. This would include any commercial activity deemed in violation of existing or future zoning laws, buildings codes, housing maintenance codes, multiple dwelling laws, and administrative codes, as well as any specific laws, regulations or prohibitions relating to length of rental or number of concurrent guests in a unit. In the past, we have been required to indemnify against or pay directly civil penalties with respect to units that allegedly violated such rules and regulations and have also, from time to time, ended our leasing of certain units in order to come into compliance with applicable law. From time to time we have allowed guests to rent with an understanding that they intended to vacate the property in less than 30 days, and our leases allowed them to terminate on the exit date with no further financial penalties to such guests. From time to time, we have also been subject to fines with respect to guest stays in excess of 30 days, and were required to challenge such fines. It is possible that we will be subject to more material actions by state and city agencies from time to time. Although, to date, we have not been a party to any such material actions, companies such as Airbnb have been involved in lawsuits with New York City with respect to sub 30-day rental units offered through their platform and their data and record keeping relating to the hosts of the properties made available through their platform. We expect to be subject to actions, penalties and information requests from time to time in jurisdictions in which we operate, such as New York City. Fines, damages and costs of any such actions could be material and we cannot be sure that our operating flexibility will allow us to promptly replace any units we surrender to comply with any requirements with units that meet such requirements.
Compliance with laws and regulations of different jurisdictions imposing different standards and requirements is very burdensome for businesses like ours. Our business efficiencies and economies of scale depend on generally uniform treatment of owners, managers and travelers across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose an added cost to our business and increased liability for compliance deficiencies. In addition, laws or regulations that could harm our business could be adopted, or reinterpreted in a manner that affects our activities, by the U.S. government, state governments, and regulatory agencies or by foreign governments or agencies, including but not limited to the regulation of personal and consumer information and real estate licensing requirements. Violations or new interpretations of these laws or regulations may result in penalties, negatively impact our operations and damage our reputation and business. It may be difficult or impossible for us to investigate or evaluate laws or regulations in all cities, countries, and regions. The application of existing laws and regulations to our business and lease properties can be unclear and may be difficult for us to understand and apply such governance. Even as we take measures to comply with regulation, such regulation is subject to change, as governments or government agencies seek to apply legacy systems of laws or adopt new laws to new online business models in the travel and accommodations industries, including ours. Uncertain and unclear application of such laws and regulations to our activity and our properties and business could reduce supply and demand for our accommodations offerings and services, increase the costs of compliance with such laws and regulations, and increase the threat of litigation or enforcement actions related to our business, any or all of which would materially adversely affect our business, results of operations, and financial condition.
From time to time our units have been occupied by person that unlawfully overstay their lease or otherwise occupy such units illegally, making these units unrentable during such occupancy and forcing us to incur significant expense as we seek legal remedies to take possession of the units.
In 2020, in addition to travel related restrictions and shutdowns, as a protective measure for renters facing hardship during the COVID-19 pandemic, New York City implemented unprecedented eviction moratoriums. As a result, we have experienced, and continue to experience, violations of short-term rental regulations caused by subtenants who illegally occupy some of our units beyond their rental term (i.e., “squatters”), and, in some cases, illegally “sublease” our units to others. In these circumstances, we take legal measures to reclaim our units, including filing lawsuits seeking orders of removal, and notifying the applicable authorities. Given existing state and local government policy, as well as pandemic-affected resource limitations within the courts, to date we have received limited relief. Illegal tenants continue to occupy several units in our New York City portfolio which, in turn, has led to such properties’ landlords incurring fines with the New York’s Department of Buildings (DOB) and the New York’s Office of Special Enforcement (OSE), which regulates short-term rentals. We have been unable to utilize these units in our operations and have not generated any revenues from these units while “squatters” continue to occupy our units (and this is reflected in our financial statements included in this prospectus for the relevant periods). It is possible that we could be held liable for the actions and activities of these illegal tenants. We continue to pursue legal options to have these “squatters” evicted.
Uncertainty in the application of taxes to our business could increase our tax liabilities and may discourage property owners from leasing to us or guests form staying at our accommodation offerings.
We are subject to a variety of taxes and tax collection obligations in the United States (federal, state, and local) and, as if we expand internationally as intended, we will become subject to such obligations in numerous foreign jurisdictions. A number of jurisdictions have proposed or implemented new tax laws or interpreted existing laws to explicitly apply various taxes to businesses in the short stay rental industry. Laws and regulations relating to taxes as applied to our business, vary greatly among jurisdictions, and it is difficult or impossible to predict how such laws and regulations will be applied. The application of indirect taxes, such as lodging taxes, hotel, sales and use tax, privilege taxes, excise taxes, VAT, goods and services tax, harmonized sales taxes, business tax, and gross receipt taxes (together, “indirect taxes”) to e-commerce activities such as ours and to our guests is a complex and evolving issue. Some of such tax laws or regulations hold us responsible for the reporting, collection, and payment of such taxes, and such laws could be applied to us for transactions conducted in the past as well as transactions in the future. Many of the statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. New or revised foreign, federal, state, or local tax regulations may subject our business to additional indirect, income, and other taxes, and depending upon the jurisdiction could subject us to significant monetary penalties and fines for non-payment of taxes. An increasing number of jurisdictions are also considering adopting or have adopted laws or administrative practices that impose new tax measures, including digital platform revenue-based taxes, targeting online sharing platforms and online marketplaces, and new obligations to collect income taxes, sales, consumption, value added, or other taxes on digital platforms. We may recognize additional tax expenses and be subject to additional tax liabilities, and our business, results of operations, and financial condition could be materially adversely affected by additional taxes of this nature or additional taxes or penalties resulting from our failure to comply with any reporting, collection, and payment obligations. We accrue a reserve for such taxes when the likelihood is probable that such taxes apply to us, and upon examination or audit, such reserves may be insufficient. New or revised taxes and, in particular, the taxes described above and similar taxes would likely increase the price paid by guests, our lease costs and other costs of doing business, discourage property owners from leasing to us and guests from renting our accommodation offerings , and lead to a decline in revenue, and materially adversely affect our business, results of operations, and financial condition.
We failed to collect and remit certain state and local taxes and will be required to pay same, together with interest and penalties.
As part of our compliance review, we determined that certain state and local tax payments for short-term stays below prescribed tax regulation cutoffs had not been properly collected and applied, either directly by us or the platforms through which customers reservation and payments are made. We are working with state and local tax authorities to pay all applicable taxes, penalties, and interest. We have reserved amounts to cover such payments on our financial statements for the year ended December 31, 2020 and the nine month period ended September 30, 2021. We estimate that total payment obligations for these amounts will aggregate between $450,000 and $700,000. We have taken action that we believe will prevent reoccurrence of this in the future.

Our quarterly financial results are subject to fluctuations. As a result, we could fail to meet or exceed our projections or the expectations of analysts or investors, which could cause our stock price to decline.
Our revenue, expenses, operating results and cash flows have fluctuated from quarter to quarter in the past and are likely to continue to do so in the future. These fluctuations are due to, or may result from, many factors, some of which are outside of our control and many of which are difficult to predict, including:
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changes in cash flow due to the seasonal nature of our listing renewals and new property acquisitions;

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changes by major online search engine companies in their search algorithms, our ability to adapt to these changes and the increased costs of adapting to these changes, which could cause us to spend more on marketing or cause our offerings to cease appearing in natural search results completely;

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advertising costs for paid search keywords that we deem relevant to our business and the success and costs of our broad reach and online advertising and marketing initiatives;

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costs related to acquisitions or licensing of, or investments in, products, services, technologies or other businesses and our ability to successfully integrate and manage these acquisitions;

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the amount and timing of operating expenses and capital expenditures related to the expansion of our operations and infrastructure;

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the timing of revenue and expenses related to the development or acquisition and integration of technologies, products or businesses;

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the timing and success of changes in our pricing or services;

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the introduction and performance of new products or services;

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the introduction of new products or services by our competitors;

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our ability to keep our websites operating without technical difficulties or service interruptions;

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declines or disruptions in the travel industry, particularly in regions where we generate substantial revenue;

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economic instability and fluctuations in exchange rates;

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changes in the timing of holidays or other vacation events;

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new accounting pronouncements and changes in accounting standards or practices, particularly any affecting the recognition of listing revenue or accounting for mergers and acquisitions; and

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new laws or regulations, or new interpretations of or changes in existing laws or regulations, that harm our business models or restrict the Internet, e-commerce, online payments, or online communications.

Fluctuations in our quarterly operating results may, particularly if unforeseen, cause us to miss any projections we may have provided or may lead analysts or investors to change their long-term models for valuing our common stock. In addition, such fluctuations may cause us to face short-term liquidity issues, impact our ability to retain or attract key personnel or cause other unanticipated issues. Any of these effects could cause our stock price to decline. As a result of the potential variations in our quarterly revenue and operating results, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and the results of any one quarter should not be relied upon as an indication of future performance.
Maintaining and enhancing our brand and reputation is critical to our growth, and negative publicity could damage our brand and thereby harm our ability to compete effectively, and could materially adversely affect our business, results of operations, and financial condition.
Our brand and our reputation are among our most important assets. Maintaining and enhancing our brand and reputation are critical to our ability to attract property owners, guests, and employees, to compete effectively, to preserve and deepen the engagement of our existing guests and employees, to maintain and improve our standing in the communities where we operate, including our standing with community leaders and regulatory bodies, and to mitigate legislative or regulatory scrutiny, litigation, and government investigations. We are heavily dependent on the perceptions of our guests to help make word-of-mouth recommendations that contribute to our growth. Any incident, whether actual or rumored to have occurred, involving the safety or security of our properties, guests, or other members of the public, fraudulent transactions, or incidents that are mistakenly attributed to us, and any media coverage resulting therefrom, could create a negative public perception of our business, which would adversely impact our ability to secure property leases and attract guests. Any resulting damage to our brand or reputation could materially adversely affect our business, results of operations, and financial condition.
The actions of property owners or guests are often not within our control and may undermine the safety or the public perception of the safety of our properties
While we have systems in place to do general reviews our property owners and guests, we cannot be certain that any such persons will not commit actions that can cause harm or negative publicity. Although our properties are fully supervised by our employees, we cannot directly control the actions of the property owners from which we lease our accommodation units or the guests that stay there. Malevolent, negligent or criminal actions by property owners or guests could cause harm to other guests, our employees and our properties. Any perception that our properties are not safe could materially harm our reputation and ability to attract guests and create repeat business. Our identity verification processes rely on, among other things, information provided by property owners and guests, and our ability to validate that information and the effectiveness of third-party service providers that support our verification processes may be limited. In addition, we do not currently and may not in the future require users to re-verify their identity following their successful completion of the initial verification process. Certain verification processes, including legacy verification processes on which we previously relied, may be less reliable than others. There can be no assurances that these measures we take can or will significantly reduce harmful activity at our properties. In the event of adverse actions occurring at one of our properties, we could face civil claims and regulatory or other investigations. While we recognize that we need to continue to build trust and invest in innovations that will support trust when it comes to our policies and procedures to protect our guests and properties, and the communities in which we operate, we may not be successful in doing so.
We rely on numerous third parties for integral parts of our operations and any inability to maintain or replace these third party providers or transition these services to our own internal operations on economically reasonable terms could have an adverse effect on our operations.
We provide accommodations that we lease from third-party property owners and, in addition to our own employees, utilize third-party services for the cleaning and maintenance of these properties. In addition to our own booking websites, Sobenewyork.com and Corphousinggroup.com, we utilize third-party online portals for guest booking and reservation. We also use third-party security systems, property monitoring systems and data analytic software services in addition to our own data analysis processing and software. We use both internally developed systems and third-party systems for our operations, including transaction and payment processing, and financial and accounting systems. Any inability to maintain our relationships with these service providers on economically reasonable terms, or any inability by these service providers to provide their services to us at a level that is commercially reasonable and dependable could have an adverse effect on our operations. As we grow, we will likely increase our internal capabilities and decrease our reliance on third-party suppliers, but we not be successful in this regard. As we grow our business, we will need to significantly upgrade and expand our transaction and payment processing systems, financial and accounting systems, and other infrastructure. We may not be able to upgrade our systems and infrastructure to accommodate such growth in a timely manner, and depending on the systems affected, our transaction and payment processing, and financial and accounting systems could be impacted for a meaningful amount of time, which could materially adversely affect our business, results of operations, and financial condition.
Our business also depends on the performance and reliability of the Internet, mobile, telecommunications network operators, and other infrastructures that are not under our control. As consumers increasingly turn to mobile devices, we also become dependent on consumers’ access to the Internet through mobile carriers and their systems. Disruptions in Internet access, whether generally, in a specific region or otherwise, could materially adversely affect our business, results of operations, and financial condition.

We do not control the operation, physical security, or data security of any of our third-party providers. Despite our efforts to use commercially reasonable diligence in the selection and retention of such third-party providers, such efforts may be insufficient or inadequate to prevent or remediate such risks. Our third-party providers, including our cloud computing providers and our payment processing partners, may be subject to intrusions, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, acts of terrorism, and other misconduct. They are vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, and similar events, and they may be subject to financial, legal, regulatory, and labor issues, each of which may impose additional costs or requirements on us or prevent these third parties from providing services to us or our customers on our behalf. In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail to or refuse to process transactions or provide other services adequately, take actions that degrade the functionality of our platform and services, increase prices, impose additional costs or requirements on us or our customers, or give preferential treatment to our competitors. If we are unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, we may be subject to business disruptions, losses, or costs to remediate any of these deficiencies. Our systems currently do not provide complete redundancy of data storage or processing or payment processing. Although we are in the process of developing a comprehensive business continuity and disaster recovery plans for all of our operations, there is no guarantee that such plans will be effective. The occurrence of any of the above events could result in reputational damage, legal or regulatory proceedings, or other adverse consequences, which could materially adversely affect our business, results of operations, and financial condition.
We are subject to risks associated with the employment of hospitality personnel, particularly at locations that employ unionized labor, and the use of third-party guest services contractors.
Our hospitality employees and other guest services personnel are critical to our ability to add properties, maintain our units, enhance the guest experience, and attract and retain guests. If our relationship with employees in any city or at any key property, or within our central guest services function, deteriorates for any reason, our reputation, guest relationships and results of operations may suffer, and we may incur costs to replace and retrain additional personnel or third-party contractors. As we grow, we also may face difficulty in attracting and hiring additional qualified personnel in these areas. In addition, many of the guest services representatives and housekeepers who provide services to our company and guests are employees of third-party agencies. We do not control such third-party agencies and accordingly, do not directly control the policies, practices or relationships between such agencies and their employees. Our business and reputation could be harmed in the event of any dispute between such agencies and their employees, of if such employees do not provide services that meet our or our guests’ standards and expectations. Labor costs (both direct and through third-party agency fees) are a significant component of our operating expenses, and any increase in the cost of wages, benefits or other employee-related costs could cause our results of operations and cash flow to be lower than anticipated. Certain cities have also adopted re-hiring ordinances and other requirements with respect to hotel and other hospitality employees, and these and other employment regulations may increase our costs and impair our operations.
Like other businesses in the hospitality industry, we may be adversely affected by organized labor activity. A portion of our employees are currently represented by labor unions and/or covered by collective bargaining agreements. Union, worker council or other organized labor activity may occur at other locations. We cannot predict the outcome of any labor-related proposal or other organized labor activity. Increased unionization of our workforce or other collective labor action, new labor legislation or changes in regulations could be costly, reduce our staffing flexibility or otherwise disrupt our operations, and reduce our profitability. From time to time, hospitality operations may be disrupted because of strikes, lockouts, public demonstrations or other negative actions and publicity involving employees and third-party contractors. We may also incur increased legal costs and indirect labor costs because of disputes involving our workforce. The resolution of labor disputes or new or renegotiated labor contracts could lead to increased labor costs, which are a significant component of our operating costs, either by increases in wages or benefits or by changes in work rules that raise operating costs. Labor disputes and disruptions may also occur within landlords’ workforces at buildings we occupy, which could harm our guests’ experience and reduce bookings at the affected property.

We will rely increasingly on our own websites for the marketing of our properties, which marketing efforts are becoming increasingly regulated.
We will increasingly use performance marketing products offered by search engines and social media platforms to distribute paid advertisements as we seek to drive traffic to our own websites and decrease our reliance on third party booking portals. Traffic to our own websites will also come through direct or unpaid channels, which include brand marketing and search engine optimization (“SEO”). A critical factor in attracting guests to our accommodation offerings is how prominently listings are displayed in response to search queries for key search terms. Competitors regularly bid on the same keywords, driving up the costs of securing same. Over time, our strategy will be to build the recognition of our brand to increase its use by consumers as a search term and decrease reliance on generic search terms, thereby driving down costs in this regard. If we are not able to effectively increase our traffic growth without increases in spend on performance marketing, we may need to increase our performance marketing spend in the future, including in response to increased spend on performance marketing from our competitors, and our business, results of operations, and financial condition could be materially adversely affected.
The technology that powers performance marketing is increasingly subject to strict regulation, and regulatory or legislative changes could adversely impact the effectiveness of our performance marketing efforts and, as a result, our business. For example, we rely on the placement and use of “cookies” — text files stored on a user’s web browser or device — to support tailored marketing to consumers. Many countries have adopted, or are in the process of adopting, regulations governing the use of cookies and similar technologies, and individuals may be required to “opt-in” to the placement of cookies used for purposes of marketing. If regulators start to enforce the strict approach, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs, and subject us to additional liabilities. Widespread adoption of regulations that significantly restrict our ability to use performance marketing technology could adversely affect our ability to market effectively to current and prospective guests, and thus materially adversely affect our business, results of operations, and financial condition.
Our level of indebtedness could materially adversely affect our financial condition.
As of the date of this prospectus, we had aggregate indebtedness of $9,259,058. Our indebtedness could materially adversely affect our business by:
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increasing our vulnerability to general adverse economic and industry conditions;

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requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, product development efforts, and other general corporate purposes;

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limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

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exposing us to the risk of increased interest rates as our borrowings are, and may in the future be, at variable interest rates.

The occurrence of any one of these events could have a material adverse effect on our business, results of operations, and financial condition, and ability to satisfy our obligations under our credit agreements.
If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation could materially adversely affect our business, results of operations, and financial condition.
Privacy and data protection laws, rules, and regulations are complex, and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Compliance with such laws may require changes to our data collection, use, transfer, disclosure, other processing, and certain other related business practices and may thereby increase compliance costs or have other material adverse effects on our business. As part of guest registration and business processes, we collect and use personal data, such as names, dates of birth, email addresses, phone numbers, and identity verification information (for example, government issued identification or passport), as well as credit card or other financial information that guests provide to us. The laws of many states and countries require businesses that maintain such personal data to implement reasonable measures to keep such information secure and otherwise restrict the ways in which such information can be collected and used. Many of these laws impose stringent data protection requirements with significant penalties, and the risk of civil litigation, for noncompliance.
Any failure or perceived failure by us to comply with privacy and data protection policies, enforcement notices and/or assessment notices (for a compulsory audit), laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, government agencies, or others. We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, and diversion of internal resources. We could incur significant costs in investigating and defending such claims and, if found liable, pay significant damages or fines or be required to make changes to our business. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity, and an erosion of trust. If any of these events were to occur, our business, results of operations, and financial condition could be materially adversely affected.
If we fail to prevent data security breaches, there may be damage to our brand and reputation, material financial penalties, and legal liability, along with a decline in use of our platform, which would materially adversely affect our business, results of operations, and financial condition.
There are risks of security breaches both on and off our systems as we increase the types of technology we use to operate our business, including mobile apps and third-party payment processing providers, and as we collaborate with third parties that may need to process our guest data or have access to our infrastructure. The evolution of technology systems introduces ever more complex security risks that are difficult to predict and defend against. An increasing number of companies, including those with significant online operations, have recently disclosed breaches of their security, some of which involved sophisticated tactics and techniques allegedly attributable to criminal enterprises or nation-state actors. While we take significant measures to guard against the type of activity that can lead to data breaches, the techniques used by bad actors to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are unknown until launched against a target. As such, we may be unable to anticipate these tactics and techniques or to implement adequate preventative measures. Any circumvention of our security measures, or those of our third party service providers, could result in the misappropriation of confidential or proprietary information, interrupt our operations, result in financial loss, damage our computers or those of our guests, or otherwise cause damage to our reputation and business.
The coverage afforded under our insurance policies may be inadequate for the needs of our business or our third-party insurers may be unable or unwilling to meet our coverage requirements, which could materially adversely affect our business, results of operations, and financial condition.
We maintain insurance on our properties and operations of the types and in the amount of coverages our management determines to be prudent and necessary and are self-insured in terms that management believes presents risks that are too low to justify insurance expenditures. Our business, results of operations, and financial condition would be materially adversely affected if (i) cost per claim, premiums or the number of claims significantly exceeds our expectations; (ii) we experience a claim in excess of our coverage limits; (iii) our insurance providers become insolvent or otherwise fail to pay on our insurance claims; (iv) we experience a claim for which coverage is not provided or for which we are self-insured; or (v) the number of claims under our deductibles or self-insured retentions differs from historic averages. Premiums will likely increase over time and we may have difficulty in obtaining appropriate policy limits and levels of coverage at a reasonable cost and with reasonable terms and conditions. Our costs for obtaining these policies will continue to increase as our business grows and continues to evolve. Furthermore, as our business continues to develop and diversify, we may experience difficulty in obtaining insurance coverage for new and evolving offerings and tiers, which could require us to incur greater costs and materially adversely affect our business, results of operations, and financial condition. Additionally, if we fail to comply with insurance regulatory requirements in the regions where we operate, or other regulations governing insurance coverage, our brand, reputation, business, results of operations, and financial condition could be materially adversely affected.

If we are unable to adapt to changes in technology and the evolving demands of our guests, our business, results of operations, and financial condition could be materially adversely affected.
The industries in which we compete are characterized by rapidly changing technology, evolving industry standards, consolidation, frequent new offering announcements, introductions, and enhancements, and changing consumer demands and preferences. In 2018, we began making incremental investments in upgrading our technology platform to a service-oriented architecture, improving data management, and increasing our service reliability. Our future success will depend on our ability to adapt our platforms and services to evolving industry standards and local preferences, and to continually innovate and improve the performance, features, and reliability of our platform and services in response to competitive offerings and the evolving demands of guests. Our future success will also depend on our ability to adapt to emerging technologies such as tokenization, cryptocurrencies, new authentication technologies, such as biometrics, distributed ledger and blockchain technologies, artificial intelligence, virtual and augmented reality, and cloud technologies. As a result, we intend to continue to spend significant resources maintaining, developing, and enhancing our technologies and platform; however, these efforts may be more costly than expected and may not be successful. For example, we may not make the appropriate investments in new technologies, which could materially adversely affect our business, results of operations, and financial condition. Further, technological innovation often results in unintended consequences such as bugs, vulnerabilities, and other system failures. Any such bug, vulnerability, or failure, especially in connection with a significant technical implementation or change, could result in lost business, harm to our brand or reputation, consumer complaints, and other adverse consequences, any of which could materially adversely affect our business, results of operations, and financial condition.
We are subject to payment-related fraud and an increase in or failure to deal effectively with fraud, fraudulent activities, fictitious transactions, or illegal transactions would materially adversely affect our business, results of operations, and financial condition.
We process a significant volume and dollar value of transactions on a daily basis. If we do not fulfill our obligations to guests, there are fictitious listings or fraudulent bookings for our accommodations, or there are account takeovers, we may incur losses from claims by guests, and these losses could be substantial. Such instances have and can lead to the reversal of payments received by us for such bookings, referred to as a “chargeback.” Our ability to detect and combat fraudulent schemes, which have become increasingly common and sophisticated, could be adversely impacted by the adoption of new payment methods, the emergence and innovation of new technology platforms, including mobile and other devices, and our growth in certain regions, including in regions with a history of elevated fraudulent activity. We expect that technically-knowledgeable criminals will continue to attempt to circumvent anti-fraud systems. In addition, the payment card networks have rules around acceptable chargeback ratios. If we are unable to effectively combat fictitious listings and fraudulent bookings on our platform, or there is fraud committed on a third-party booking site related to our guests or properties, combat the use of fraudulent or stolen credit cards, or otherwise maintain or lower our current levels of charge-backs, we may be subject to fines and higher transaction fees or be unable to continue to accept card payments because payment card networks have revoked our access to their networks, any of which would materially adversely impact our business, results of operations, and financial condition.
Any payments platform used by us in connection with our offerings is subject to extensive government regulation and oversight. Our failure to comply with extensive, complex, overlapping, and frequently changing laws, rules, regulations, policies, legal interpretations, and regulatory guidance could materially adversely affect our business, results of operations, and financial condition.
Payment platforms are subject to various laws, rules, regulations, policies, legal interpretations, and regulatory guidance, including those governing: cross-border and domestic money transmission and funds transfers; stored value and prepaid access; foreign exchange; privacy, data protection, and cybersecurity; banking secrecy; payment services (including payment processing and settlement services); consumer protection; economic and trade sanctions; anti-corruption and anti-bribery; and anti-money laundering and counter-terrorist financing. As we expand our operations and migrate guests to our own booking platforms, we will become increasingly subject to these laws and regulations. In addition, because we facilitate bookings through third-party payment processors worldwide, one or more jurisdictions may claim that we or our customers are required to comply with their laws. Laws regulating payments platform outside of the United States often impose different, more specific, or even conflicting obligations on the operators thereof, as well as broader liability. For example, certain transactions that may be permissible in a local jurisdiction may be prohibited by regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or U.S. anti-money laundering or counter-terrorist financing regulations. Any failure or perceived failure to comply with existing or new laws and regulations, including the ones described in this risk factor, or orders of any governmental authority, including changes to or expansion of their interpretations, may subject our services providers and possibly us to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets, enforcement actions in one or more jurisdictions, result in additional compliance and licensure requirements, and increased regulatory scrutiny of our business.
We are subject to payment network rules and any material modification of our payment card acceptance privileges could have a material adverse effect on our business, results of operations, and financial condition.
The loss of our credit and debit card acceptance privileges or the significant modification of the terms under which we obtain card acceptance privileges would significantly limit our business model since a vast majority of our guests pay using credit or debit cards. We are required by our payment processors to comply with payment card network operating rules, including the Payment Card Industry Data Security Standards (the “PCI DSS”). Under the PCI DSS, we are required to adopt and implement internal controls over the use, storage, and transmission of card data to help prevent credit card fraud. If we fail to comply with the rules and regulations adopted by the payment card networks, including the PCI DSS, we would be in breach of our contractual obligations to payment processors and merchant banks. Such failure to comply may damage our relationship with payment card networks, subject us to restrictions, fines, penalties, damages, and civil liability, and could eventually prevent us from processing or accepting payment cards, which would have a material adverse effect on our business, results of operations, and financial condition.
We rely on third-party payment service providers to process payments made by guests. If these third-party payment service providers become unavailable or we are subject to increased fees, our business, results of operations, and financial condition could be materially adversely affected.
We rely on a number of third-party payment service providers, including payment card networks, banks, payment processors, and payment gateways, to link us to payment card and bank clearing networks to process payments made by our guests. We have agreements with these providers, some of whom are the sole providers of their particular service. If these companies become unwilling or unable to provide these services to us on acceptable terms or at all, our business may be disrupted, we would need to find an alternate payment service provider, and we may not be able to secure similar terms or replace such payment service provider in an acceptable time frame. If we are forced to migrate to other third-party payment service providers for any reason, the transition would require significant time and management resources, and may not be as effective, efficient, or well-received by our guests. Any of the foregoing could cause us to incur significant losses, which could materially adversely affect our business, results of operations, and financial condition.
The failure to successfully execute and integrate acquisitions could materially adversely affect our business, results of operations, and financial condition.
As part of our growth strategy we may acquire other companies or portfolios of accommodation assets from time to time. We may expend significant cash or incur substantial debt to finance such acquisitions, which indebtedness could result in restrictions on our business and significant use of available cash to make payments of interest and principal. In addition, we may finance acquisitions by issuing equity or convertible debt securities, which could result in further dilution to our existing stockholders. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If we fail to evaluate and execute acquisitions successfully, our business, results of operations, and financial condition could be materially adversely affected.
In addition, we may not be successful in integrating acquisitions or the businesses we acquire may not perform as well as we expect. While our acquisitions to date have not caused major disruptions in our business, any future failure to manage and successfully integrate acquired businesses could materially adversely affect our business, results of operations, and financial condition. Acquisitions involve numerous risks, including the following:
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difficulties in integrating and managing the combined operations, technology platforms, or offerings of the acquired companies and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays, and failure to execute on the intended strategy and synergies;

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failure of the acquired businesses to achieve anticipated revenue, earnings, or cash flow;

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diversion of management’s attention or other resources from our existing business;

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our inability to maintain the key customers, business relationships, suppliers, and brand potential of acquired businesses;

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uncertainty of entry into businesses or geographies in which we have limited or no prior experience or in which competitors have stronger positions;

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unanticipated costs associated with pursuing acquisitions or greater than expected costs in integrating the acquired businesses;

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responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, such as liabilities arising out of the failure to maintain effective data protection and privacy controls, and liabilities arising out of the failure to comply with applicable laws and regulations, including tax laws;

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difficulties in or costs associated with assigning or transferring to us or our subsidiaries the acquired companies’ intellectual property or its licenses to third-party intellectual property;

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inability to maintain our culture and values, ethical standards, controls, procedures, and policies;

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challenges in integrating the workforce of acquired companies and the potential loss of key employees of the acquired companies;

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challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with GAAP; and

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potential accounting charges to the extent goodwill and intangible assets recorded in connection with an acquisition, such as trademarks, customer relationships, or intellectual property, are later determined to be impaired and written down in value.

If we do not adequately protect our intellectual property and our data, our business, results of operations, and financial condition could be materially adversely affected.
We hold certain intellectual property rights related to our brand and certain content and design elements of our business, including big data analytics and related algorithms. We rely on a combination of trademark and trade secret laws, international treaties, our terms of service, other contractual provisions, user policies, restrictions on disclosure, technological measures, and confidentiality and inventions assignment agreements with our employees and consultants to protect our intellectual property assets from infringement and misappropriation. Effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. There can be no assurance that others will not offer technologies, products, services, features, or concepts that are substantially similar to ours and compete with our business, or copy or otherwise obtain, disclose and/or use our brand, content, design elements, creative, editorial, and entertainment assets, or other proprietary information without authorization. Our intellectual property assets and rights are essential to our business. If the protection of our proprietary rights and data is inadequate to prevent unauthorized use or misappropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our technologies, offerings, or features or methods of operations. Even if we do detect violations or misappropriations and decide to enforce our rights, litigation may be necessary to enforce our rights, and any enforcement efforts we undertake could be time-consuming and expensive, could divert our management’s attention, and may result in a court determining that certain of our intellectual property rights are unenforceable. If we fail to protect our intellectual property and data in a cost-effective and meaningful manner, our competitive standing could be harmed; our guests, other consumers, and corporate and community partners could devalue the content of our platform; and our brand, reputation, business, results of operations, and financial condition could be materially adversely affected.
As we expand our operations to locations outside of the United States, we will become subject additional risks.
We intend to grow our operations in part by expanding our operations in a number of jurisdictions outside of the United States. Laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses, or our failure to adapt our practices, systems, processes, and business models effectively to the traveler and supplier preferences (as well as the regulatory and tax landscapes) of each country into which we expand, could slow our growth, or prevent our ability to compete effectively in certain markets. For example, to compete in certain international markets we may have to adopt locally preferred payment methods, which could increase our costs and instances of fraud. In addition to the other risks described in this prospectus, our company’s international operations would be subject to numerous other risks, including:
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Exposure to local economic or political instability and threatened or actual acts of terrorism;

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Compliance with U.S. and non-U.S. regulatory laws and requirements relating to anti-corruption, antitrust or competition, economic sanctions, data content and privacy, consumer protection, employment and labor laws, health and safety, information reporting and advertising and promotions;

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Weaker enforcement of our company’s contractual and intellectual property rights;

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Lower levels of credit card usage and increased payment and fraud risk;

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Longer payment cycles, and difficulties in collecting accounts receivable;

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Preferences by local populations for local providers;

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Restrictions on, or adverse tax and other consequences related to the repatriation of cash, the withdrawal of non-U.S. investments, cash balances and earnings, as well as restrictions on our company’s ability to invest in our company’s operations in certain countries;

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Changes to trade policy or agreements that limit our company’s ability to offer, or adversely affect demand for, our company’s products and services;

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Our company’s ability to support technologies or marketing channels that may be prevalent in a particular international market and used by local competitors, but are not scalable for an international company offering services in many markets around the world; and

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Uncertainty regarding liability for services and content, including uncertainty as a result of local laws and lack of precedent.

Risks Related to Being a Public Company
The management team of our company has limited experience managing a public company.
Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. If our company’s management team is unable to efficiently manage its transition to being a public company and comply the attendant regulatory oversight and reporting obligations under the federal securities laws, it could adversely affect our company’s businesses, results of operations and financial condition.
The requirements of being a public company may strain our company’s resources and distract its management, which could make it difficult to manage its businesses.
As a public company our company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the Sarbanes-Oxley Act, the listing requirements of NYSE American, and other applicable securities rules and regulations. Compliance with these rules and regulations will significantly increase our historical legal and accounting costs, make some of our company’s activities more difficult, time-consuming, or costly, and increase demand on our company’s systems and resources. The Exchange Act requires that our company file annual, quarterly, and current reports with respect to our businesses, financial condition, and results of operations. In addition, our company needs to establish the corporate infrastructure necessary for operating a public company, which may divert its management’s attention from implementing our company’s growth strategy, which could delay or slow the implementation of our company’s business strategies, and in turn negatively impact our company’s financial condition and results of operations.
As a closely held private company, our company’s internal controls over financial reporting have historically had material weaknesses, and as a public company going forward, may not be effective, and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our company’s businesses and reputation.
As a public company, our company will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require the management of a public company to certify financial and other information in our company’s quarterly and annual reports. In addition, the management of our company is required to conduct an annual assessment and provide an annual management report on the effectiveness of our company’s controls over financial reporting and disclose any material weaknesses in such controls. However, for as long as our company is an “emerging growth company” under the JOBS Act, its independent registered public accounting firm will not be required to attest to the effectiveness of our company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Our company could remain an emerging growth company for up to five years. After the date our company is no longer an “emerging growth company,” its independent registered public accounting firm will only be required to attest to the effectiveness of its internal controls over financial reporting depending on its market capitalization. Even if management concludes that our company’s internal controls over financial reporting are effective, its independent registered public accounting firm may still decline to attest to management’s assessment, or may issue a report that is qualified if it is not satisfied with our company’s controls or the level at which its controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from our auditors. In addition, in connection with the implementation of the necessary procedures and practices related to internal controls over financial reporting, our company may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. Failure to comply with Section 404 could impair our company’s ability to grow its revenue, cause investors to lose confidence in the accuracy and completeness of our company’s financial reports, and other information, which may have a negative effect on the trading price of its common stock.
Prior to this offering we have operated as a private, closely-held company that was funded primarily by our principals with no third-party investment. As a private company we did not undertake annual audits of our financial statements in the ordinary course, and have not been subject to the rules and regulations that will apply to us following consummation of this offering, including those relating to internal controls and periodic reporting. In connection with the recent audits of our financial statements, we have identified material weaknesses in our internal control over financial reporting with respect to our periodic and annual financial close processes. As historically constituted, our human resources, processes and systems did not enable us to produce accurate financial statements on a timely basis. While we deem this type of material weakness typical in a closely-held, private company, in preparation of becoming a public company, we are implementing a remediation plan which includes the hiring of additional, qualified financial and accounting personnel, and engagement of specialized external resources, including the outsourcing of a portion of our accounting department functions to a qualified accounting firm. We have formed an audit committee of independent directors in connection with this offering. Our remediation plan also includes adopting other entity-level controls, properly segregating duties among appropriate personnel, education and training of applicable management and financial personnel, and improvements in the process and system used to monitor and track the effectiveness of underlying business process controls.
If our company fails to maintain effective internal controls over financial reporting, its ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act of 2002 could be impaired, which could have a material adverse effect on our company’s businesses and stock price.
To maintain and improve the effectiveness of our company’s (i) disclosure controls and procedures, and its (ii) internal control over financial reporting, our company will expend significant resources, including accounting-related costs and significant management oversight. We anticipate that the requirements of these rules and regulations will continue to increase our company’s legal, accounting and financial compliance costs, cause the performance of some activities more difficult, time consuming and costly, and place significant strain on our company’s personnel, systems and resources. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our company’s operating results or cause it to fail to meet its reporting obligations under the Exchange Act. The failure to develop or maintain effective internal controls over financial reporting can result in a restatement of our company’s financial statements for prior periods and could subject our company to investigations by the SEC and/or other regulatory scrutiny and sanctions. Any failure to implement and maintain effective internal control over financial reporting could adversely affect the results of management evaluations, and in turn, the audits of our company’s internal control over financial reporting that its independent public accounting firm is required to include in our company’s periodic reports filed with the SEC. In addition, if our company is unable to continue to meet these requirements, our company may be unable to remain listed on the NYSE American.
If securities or industry analysts do not publish or cease publishing research or reports about our company, its businesses, or its market, or if they adversely change their recommendations regarding our company’s shares, or if our company’s results of operations do not meet their expectations, our company’s securities prices and trading volumes could decline.
The trading market for our common stock and Warrants will be influenced by the research and reports that industry or securities analysts publish about our company, businesses, market and competitors. Our company does not have any control over these analysts. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading prices and trading volumes of our securities would likely be negatively impacted. In the event analysts initiate coverage, and one or more of these analysts cease coverage of our company or fail to publish reports on our company regularly, our company could lose visibility in the financial markets, which in turn could cause securities prices or trading volumes to decline. If one or more of the analysts who may cover our company were to downgrade our company’s stock or provide more favorable relative recommendations about our competitors, or if our results of operations do not meet their expectations, the prices or trading volumes of our securities would likely decline.
Our company’s certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between our company and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with our company or its directors, officers, or employees.
Our certificate of incorporation provides that, unless our company consents in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (a) derivative actions or proceedings brought on our company’s behalf, (b) actions asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, employees or agents or its stockholders, (c) any action asserting a claim against our company’s or any director or officer arising pursuant to any provision of the DGCL, (d) any action to interpret, apply, enforce or determine the validity of our company’s certificate of incorporation or bylaws, or (e) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. A complaint asserting a cause of action under the Securities Act of 1933, as amended, may be brought in state or federal court. With respect to the Exchange Act, only claims brought derivatively under the Exchange Act would be subject to the forum selection clause described above. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our company’s certificate of incorporation and bylaws to be inapplicable or unenforceable in such action. Our board of directors believes these provisions benefit our company and stockholders by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our company’s or its directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our company’s certificate of incorporation and bylaws to be inapplicable or unenforceable in an action, our company may incur additional costs associated with resolving such action in other jurisdictions, which could harm our company’s businesses, financial condition, and operating results. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to this exclusive forum provision but will not be deemed to have waived our company’s compliance with the federal securities laws and the rules and regulations thereunder.
Certain provisions in our certificate of incorporation and bylaws will limit your ability as a stockholder to influence corporate matters and could discourage others from pursuing any change of control transactions that stockholders of our company may view as beneficial.
Our certificate of incorporation and bylaws include a number of governance provisions including the following:
•
a provision that eliminates the right of stockholders to call special meetings, and provides that special meetings of our stockholders may be called only by the board of directors of our company; and

•
a provision that requires advance notice of stockholder nominations for the election of directors, and of stockholder proposals of other business, and that such advance notice must be given in the manner and to the extent set forth in the in our bylaws.

These and other provisions limit our stockholders’ ability to influence our company’s operations and may have the effect of discouraging others from pursuing any change of control transactions that stockholders may view as beneficial.
Our company’s ability to raise capital in the future could become impaired; and our stockholders bear the risk of our company’s future offerings reducing the market prices of our securities and dilution to such stockholders’ interests.
In the future, our company may need to raise additional funds through the issuance of new equity securities, debt, or a combination of both. However, the lapse or waiver of any lock up restrictions or any sale or perception of a possible sale by our stockholders, and any related decline in the market price of our common stock, could impair our ability to raise capital. If adequate funds are not available on acceptable terms, and our company is not able to raise additional funds through the issuance of new equity securities, we may be unable to fund our capital requirements. If our company issues new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. In addition, our stockholders will experience additional dilution when option holders exercise their right to purchase common stock under our equity incentive plans, when restricted stock awards vest and settle, when we issue equity awards to our employees under our equity incentive plans, or when we otherwise issue additional equity. Should we require additional funding, we cannot be sure that it will be available to us on reasonable terms, or at all. If we cannot raise additional funds when we need them, our ability to continue to support our business and to respond to business challenges would be significantly limited, and our business, results of operations, and financial condition would be materially adversely affected. The ability to issue securities in any future offering will also depend on market conditions and other factors beyond our control, and accordingly, we cannot predict or estimate the amount, timing, or nature of our company’s future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.
Our chairman and chief executive officer effectively controls our company.
Our chairman and chief executive officer, Brian Ferdinand, has control over the majority of the outstanding voting power as represented by our outstanding common stock. Further, our bylaws provide that any member of our board may be removed with or without cause by the majority of our outstanding voting power, thus Mr. Ferdinand exerts significant control over our board. This concentration of ownership and decision making may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.
We will be a “controlled company” within the meaning of the rules of NYSE and, as a result, will qualify for exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Upon completion of this offering, Mr. Ferdinand, our Chief Executive Officer, will control approximately 71.2% of the voting power of our outstanding capital stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:
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the requirement that a majority of the board of directors consist of independent directors;

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the requirement that our nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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the requirement that our compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement for an annual performance evaluation of our nominating and corporate governance and compensation committees.

Following this offering, we do not intend to rely on these exemptions. However, as long as we remain a “controlled company,” we may elect in the future to take advantage of any of these exemptions. As a result of any such election, our board of directors may not have a majority of independent directors, our compensation committee may not consist entirely of independent directors, and our directors may not be nominated or selected by independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
We currently do not plan to pay any dividends on our common stock.
The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition, our obligation to pay dividends on our Series A Preferred Stock, as well as the limitations on dividends and distributions under any lending agreement we may enter into the future, and the laws and regulations of the State of Delaware, and will be within the discretion of our board of directors. As a result, any gain you may realize on our common stock (including shares of common stock obtained upon exercise of our warrants) may result solely from the appreciation of such shares.
If our securities become subject to the SEC’s penny stock rules, broker-dealers may have trouble in completing customer transactions and trading activity in our securities may be adversely affected.
If at any time our securities become subject to the “penny stock” rules promulgated under the Exchange Act our securities could be adversely affected. Typically, securities trading under a market price of $5.00 per share and that do not meet certain exceptions, such as national market listing or annual revenue criteria, are subject to the penny stock rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to the transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgement from the purchaser demonstrating that the purchaser has received the required risk disclosure documents before a transaction in a “penny stock” can be completed.

If our securities become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
Our management has broad discretion in the use of proceeds from our offering and our use may not produce a positive rate of return.
The principal purposes of our offering are to increase our capitalization and financial flexibility, create a public market for our stock, obtain additional capital, and strengthen our position in the housing development and leasing market. Approximately $1.0 million from the net proceeds of this offering will be used to repay 50% of the principal amount of the October 2021 Note. In addition we will use between $5 million and $7.5 million of the proceeds to secure letters of credit required under certain of our long-term leases and relating to refundable security deposits thereunder. While monies used to secure such letters of credit will be held in trust, remain on our balance sheet and generate interest for us, we will not be able to freely access such funds and could lose all or a portion of such funds in the event such funds are called under the terms of our letters of credit. Our management has broad discretion over the specific use of the net proceeds we receive in our offering and might not be able to obtain a significant return, if any, on investment of these net proceeds. Investors will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we received in our offering effectively, our business, results of operations, and financial condition could be harmed.
NYSE American could delist our common stock or Warrants from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.
We have applied to list our common stock and Warrants on the NYSE American, a national securities exchange. If our common stock or Warrants is not listed on NYSE American or another national securities exchange at any time after the date hereof, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our common stock or Warrants;

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reduced liquidity with respect to our common stock or Warrants;

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a determination that our common stock is “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market may not develop for our securities, and you may not be able to sell your common stock at or above the offering price per share.
This is the initial public offering of our securities. Prior to this offering, and there was no public market for our common stock or Warrants. We have applied to list our common stock and Warrants on the New York Stock Exchange. Even if our common stock and Warrants is approved for listing on the NYSE American, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock and Warrants at the time you wish to sell them, at a price that is attractive to you, or at all.
The trading market for our common stock and Warrants in the future could be subject to wide fluctuations in response to several factors, including, but not limited to:
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actual or anticipated variations in our results of operations;

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our ability or inability to generate revenues or profit;

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the number of shares in our public float; and

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increased competition.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock. The offering price per share has been determined through negotiation between us and representatives of the underwriter and may not be indicative of the market prices that prevail after this offering. You may not be able to sell your common stock at or above the per-Unit offering price.
If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your investment.
The initial public offering price of a Unit is substantially higher than the net tangible book value per share of our common stock. Investors purchasing Units in this offering will pay a price that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing Units in this offering will incur immediate dilution of $6.48 per share included in the Units, based on the assumed initial public offering price of $6.50 per Unit.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our 2022 Plan, our outstanding warrants, or otherwise will dilute all other stockholders.
We may need to raise additional capital through equity and debt financings in order to fund our operations. If we raise capital through equity financings in the future, that will result in dilution to all other stockholders. We have granted and expect to grant in the future equity awards to employees, directors, and consultants under our 2022 Plan. We also have outstanding warrants (which upon consummation of this offering will include the Underwriter’s Warrants), which shall require us to issue shares of our common stock upon exercise. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per-share value of our common stock to decline.
Future sales of our common stock, or the perception that future sales may occur, may cause the market price of our common stock or Warrants to decline, even if our business is doing well.
Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales may occur, could materially and adversely affect the price of our common stock or Warrants and could impair our ability to raise capital through the sale of additional equity securities. The shares of common stock sold in this offering will be freely tradable, without restriction, in the public market, except for any shares sold to our affiliates.
In connection with this offering, we, our officers and directors and the holders of 1% or more of our currently outstanding shares of common stock have agreed, subject to certain exceptions, not to sell or transfer any shares of common stock for 180 days from the date of consummation of this offering, without the prior consent of Maxim Group LLC, the representative of the underwriters. However, Maxim may release these shares from any restrictions at any time. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of shares for future sale will have on the market price of our common stock.
All of our shares of common stock outstanding prior to this offering would be eligible for sale by our existing stockholders on or about 181 days after the date of this prospectus, subject to volume and other limitations imposed under the federal securities laws. Sales of substantial amounts of our common stock in the public market after the completion of this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through offerings of our common stock. See the section entitled “Shares Eligible for Future Trading” for a more detailed description of the restrictions on selling shares of our common stock after this offering.
The market price of our common stock or Warrants may be volatile and may decline regardless of our operating performance, and you may lose all or part of your investments.
The market price of our common stock or Warrants may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:
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overall performance of the equity markets and/or publicly-listed technology companies;

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actual or anticipated fluctuations in our net revenue or other operating metrics;

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changes in the financial projections we provide to the public or our failure to meet these projections;

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failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

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the economy as a whole and market conditions in our industry;

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political and economic stability in countries in which we operate;

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rumors and market speculation involving us or other companies in our industry;

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announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

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new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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lawsuits threatened or filed against us;

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recruitment or departure of key personnel;

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other events or factors, including those resulting from war, incidents of terrorism, or responses to these events; and

•
the expiration of contractual lock-up or market standoff agreements.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to price volatility in our common stock.
Following this offering, investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our common stock and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.
We may be subject to securities litigation, which is expensive and could divert our management’s attention.
The market price of our securities may be volatile, and in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The Warrants offered by this prospectus may not have any value.
The Warrants included in the Units offered by this prospectus will be exercisable for five years from the date of initial issuance at an initial assumed exercise price equal to $6.83 (105% of the assumed public offering price per Unit, based on an assumed public offering price of $6.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus). There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Warrants. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.
The Warrants are speculative in nature.
The Warrants included in the Units offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire common stock and pay an assumed exercise price of $6.83 per share of common stock (105% of the assumed public offering price per Unit, based on an assumed public offering price of $6.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus) prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value.
We may call your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
The Warrants are callable by us in certain circumstances. Subject to certain exceptions, if, after thirteen months from the initial issuance date of the Warrants (i) the volume weighted average price of our common stock for 10 consecutive trading days (the “Measurement Period”), which Measurement Period commences after 13 months from the date hereof, exceeds 300% of the then effective exercise price, (ii) the average daily trading volume of our common stock for such Measurement Period exceeds $1,000,000 per trading day, and (iii) the warrant holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by us, and subject to the beneficial ownership limitation contained in the Warrants, then we may, within one trading day of the end of such Measurement Period, upon notice to the holders of the Warrants, call for cancellation of all or any portion of the Warrants for which a notice of exercise has not yet been delivered, for consideration equal to $0.001 per warrant share. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.
Significant holders or beneficial holders of our shares of common stock may not be permitted to exercise Warrants that they hold.
The warrant agreement governing the Warrants being offered hereby will prohibit a holder from exercising its Warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.99% of our shares of common stock outstanding immediately after giving effect to the exercise, provided that, at the election of a holder and notice to us, such beneficial ownership limitation may be increased or decreased, from time to time, to any other percentage not in excess of 9.99%. As a result, you may not be able to exercise your Warrants at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Warrants to realize value, but you may be unable to do so.

USE OF PROCEEDS
We estimate that the net proceeds to us from our issuance and sale of 2,307,692 Units in this offering will be approximately $12.9 million (or $15.0 million if the underwriters exercise their option to purchase additional shares of common stock and Warrants in full), based upon an assumed initial public offering price of $6.50 per Unit, which is the mid-point of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the Warrants included in the Units sold in this offering. If all of the Warrants sold in this offering were to be exercised in cash at an assumed exercise price of $6.83 per share, we would receive additional net proceeds of approximately $15.8 million. We cannot predict when or if these Warrants will be exercised.
We intend to use approximately $1.0 million of the net proceeds of this offering to repay 50% of the outstanding principal on related-party indebtedness under the October 2021 Note. We are also obligated to pay cash bonuses in the aggregate of $300,000 to two of our executive officers upon completion of this offering. See “Certain Relationships and Related Party Transactions”. We also plan to use between $5 million and $7.5 million of the proceeds to fund letters of credit on refundable security deposits on properties we currently have under contract or letters of intent to put under contract. We anticipate that these letters of credit will be issued through our existing banking relationships and currently our letters of credit are cash collateralized. As we grow our business we anticipate getting better terms for refundable security deposits and letters of credit.
We intend to use the remaining net proceeds from this offering for working capital and other general corporate purposes, including the acquisition of additional accommodation units, and the servicing of our existing and future indebtedness.
Each $1.00 increase (decrease) in the assumed initial public offering price of $6.50 per Unit (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $2.1 million, assuming the number of shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
Each 100,000 increase (decrease) in the number of Units offered in this offering would increase (decrease) the net proceeds to us from this offering by approximately $0.6 million, assuming that the price per share for the offering remains at $6.50 (which is the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital and surplus requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt, or preferred equity securities of us or our subsidiaries.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2021:
•
on an actual historical basis; and

•
on a pro forma basis to reflect the sale of a $2 million principal amount promissory note (“October 2021 Note”) to THA Family II Limited Liability Company in October 2021 and the sale of a $500,000 principal amount promissory note to EBOL Holdings LLC in November 2021 (“November 2021 Note”): and

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on a pro forma basis for the conversion of Corphousing LLC and its wholly owned subsidiary, SoBeNY Partners LLC into C corporations as of January 4, 2022. The conversion had no effect on the Company’s business or operations and was undertaken to convert the forms of these legal entities for purposes of operating a public company. As part of this conversion, the members of Corphousing LLC were issued 89,000,000 shares of common stock

•
on a pro forma as adjusted basis to give further effect to our issuance and sale of 2,307,692 Units in this offering at an assumed initial public offering price of $6.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.
In Thousands (Except Share and Per Share Data)
	Actual	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)(1)
Cash	$34,444	2,534,444	$14,434,442
Total liabilities	$13,214,469	15,714,469	$14,714,469
Stockholder’s equity:
Preferred stock; par value $0.00001 per share, 20,000,000 shares authorized	—	—	—
Common stock, par value $0.00001 per share; 200,000,000 shares authorized; 89,000,000 and 93,285,714 issued and outstanding, respectively	—	890	913
Additional paid-in capital	—	(11,308,244)	1,591,731
Accumulated deficit	—	—	—
Members’ deficit	(11,307,354)	—	—
Total stockholders’ equity	(11,307,354)	(11,307,354)	1,592,644
Total liabilities and stockholders’ equity	$1,907,115	4,407,115	$16,307,113

(1)
A $1.00 increase or decrease in the assumed initial public offering price of $6.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2.1 million, assuming the number of Units offered by us, as stated on the cover page of this prospectus, remains unchanged and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of Units we are offering would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by $0.6 million, assuming the assumed initial public offering price of $6.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
The information in the table above assumes no exercise by the underwriters of the option and excludes the effect of:
•
9,718,000 shares of common stock issuable upon exercise of stock options we have granted under our 2022 Plan at the time of this offering, with all such options having a per-share exercise price equal to the per-Unit price in this offering;

•
282,000 additional shares of common stock that may be issued as restricted stock or upon exercise of other options or awards that may be granted in the future under the 2022 Plan;

•
1,000,000 shares of common stock that may be issued upon exercise of our outstanding October 2021 Warrants at a per-share exercise price equal to the per-Unit price in this offering;

•
$500,000 worth of common stock that may be issued upon exercise of our outstanding November 2021 Warrants at a per-share exercise price equal to the per-Unit price in this offering;

•
2,307,692 shares of our common stock issuable upon the exercise of the Warrants issued as part of the Units in this offering; and

•
Up to 92,308 shares of common stock issuable upon the exercise of the Underwriter’s Warrants at a per-share equal to the per-Unit price in this offering.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per Unit and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. We attribute no value to the Warrants included in the Units in this offering. Dilution in pro forma as adjusted net tangible book value per share to new investors represents the difference between the amount per Unit paid by purchasers of Units in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after completion of this offering.
As of September 30, 2021, our historical net tangible book value (deficit) was ($11.3) million, or ($0.13) per share of common stock. Historical net tangible book value (deficit) per share represents our total tangible assets less total liabilities and redeemable convertible preferred stock, divided by the number of shares of common stock outstanding as of September 30, 2021.
As of September 30, 2021, our pro forma net tangible book value (deficit) was ($11.3) million, or ($0.13) per share. Pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding as of September 30, 2021 after giving effect to the Pro Forma adjustments described in ‘‘Capitalization’’.
After giving further effect to the sale by us of 2,307,692 shares of our common stock included in the Units in this offering at the assumed initial public offering price of $6.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and the application of the net proceeds of this offering as set forth under “Use of Proceeds”, our pro forma as adjusted net tangible book value as of September 30, 2021, would have been $1.6 million, or $0.02 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.15 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $6.50 per share to investors purchasing shares of our common stock in this offering. The following table illustrates this dilution:
Assumed public offering price		$6.50
Historical actual net tangible book value before this offering	$(0.13)
Increase attributable to pro forma adjustment	$—
Pro forma net tangible book value before this offering	$(0.13)
Increase attributable to new investors	$0.15
Pro forma as adjusted net tangible book value after this offering		$0.02
Dilution to new investors		$6.48
A $1.00 increase in the assumed initial public offering price of $6.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase, as applicable, the pro forma as adjusted net tangible book value per share after this offering by approximately $0.02 per share and increase, as appropriate, the dilution in pro forma net tangible book value per share to investors participating in this offering by approximately $0.98 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
A $1.00 decrease in the assumed initial public offering price of $6.50 per Unit, which is the midpoint of the price range set forth out the cover page of this prospectus, would decrease, as applicable, the pro forma as adjusted net tangible book value per share after this offering by $0.02 and would decrease, as appropriate, the dilution in the pro forma net tangible book value per share to investors participating in this offering by approximately $1.00 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

An increase or decrease of 100,000 in the number of Units offered by us, as set forth on the cover page of this prospectus, would not change our pro forma as adjusted net tangible book value after this offering and would not change the dilution to new investors purchasing common stock in this offering, assuming no change in the assumed initial public offering price per Unit and after deducting estimated underwriting discounts and commissions.
The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of Units and other terms of this offering determined at pricing.
If the underwriters exercise in full their option to purchase 346,154 additional Shares of Common Stock in this offering, the pro forma as adjusted net tangible book value will increase to $0.04 per share, representing an immediate increase in pro forma net tangible book value to existing stockholders of $0.17 per share and an immediate dilution of $6.46 per share to new investors participating in this offering.
The following table sets forth, as of September 30, 2021, on the pro forma as adjusted basis described above, the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on an assumed initial public offering price of $6.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, but assuming no exercise of the Warrants included in the Units offered hereby, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:
	Shares Purchased		Total Consideration		Weighted Average Price per Share
	Number	Percent	Amount	Percent
Existing stockholders	89,000,000	97%	$982,041	6%	$0.01
New investors	2,307,692	3%	$14,999,998	94%	$6.50
Total	91,307,692	100%	$15,982,039	100%	$0.18
If the underwriters exercise in full their option to purchase additional shares in this offering, the number of shares held by existing stockholders will remain at 97% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will remain at 3% of the total number of shares of common stock that will be outstanding upon completion of the offering.
We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.
The table above is based on 89,000,000 shares of common stock outstanding, and excludes, as of such date:
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9,718,000 shares of common stock issuable upon exercise of stock options we have granted under our 2022 Plan at the time of this offering, with all such options having a per-share exercise price equal to the per Unit price in this offering;

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282,000 additional shares of common stock that may be issued as restricted stock or upon exercise of other options or awards that may be granted in the future under the 2022 Plan;

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1,000,000 shares of common stock that may be issued upon exercise of our outstanding October 2021 Warrants at a per-share exercise price equal to the per-Unit price in this offering;

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$500,000 worth of common stock that may be issued upon exercise of our outstanding November 2021 Warrants at a per-share exercise price equal to the per-Unit price in this offering;

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2,307,692 shares of our common stock issuable upon the exercise of the Warrants issued as part of the Units in this offering; and

•
up to 92,308 shares of common stock issuable upon the exercise of the Underwriter’s Warrants at a per-share exercise price equal to the per-Unit price in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Note on Forward-Looking Statements.” Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future.
Overview
CorpHousing Group engages in the short-term rental of individual and multi-family units to guests across major metropolitan cities in the United States. We leverage technology to cost-effectively identify, acquire, furnish, manage and market these units to business and vacation travelers, while providing our guests Heroic ServiceTM under our consumer brand, SoBeNY.
We are building a growing portfolio of leased properties that we seek to provide to guests for short-term stays at rental and occupancy rates that exceed our total cost and expenses for such properties. Our acquisition initiatives also include leasing portfolios of unreserved rooms at hotels or leasing closed hotels and reopening them under our brands, including SoBeNY. We also are exploring attractive lease acquisition opportunities in circumstances where owners are converting formerly commercial buildings into residential and rental units. As of the date of this prospectus, we operated 490 accommodation units in nine cities in the United States, with an additional 945 units anticipated to come on line by June 30, 2022. We identify and acquire lease rights to individual and multi-family apartments and hotels with multiple rooms (both apartments and rooms are referred to as “units”), directly from real estate developers and property owners through multi-year leases in high-density, urban core, major metropolitan cities located in close proximity to convention centers, universities, hospitals, cultural venues, and annual events.
An integral part of our operations is to secure longer-term leases with economic terms that allow us to make a profit on each accommodations unit individually and on our portfolio of units in the aggregate at projected rental and occupancy rates. In this regard we use proprietary data analytics to select and dynamically price our accommodations offerings. We continually focus on profit margins, by both increasing revenue and minimizing costs, in order to maintain flexibility to invest in acquiring more accommodations units as they become available on attractive terms. This flexibility also enables us, we believe, to out price our competitors while providing comparable or better accommodations and experiences to our guests.
As of the date of this prospectus, we operated in nine cities:
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Boston;

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Denver

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Ft. Lauderdale

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Los Angeles;

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Miami;

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Miami Beach;

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New York;

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Seattle;

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Washington, D.C .

We utilize our own and third-party technology across the spectrum of our operations and the guest experience, including
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Our proprietary data analytics for property selection;

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Our proprietary data systems for revenue management and dynamic pricing;

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global sales distribution across dozens of direct-to-consumer and B2B third-party sales pipelines;

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third-party AI guest background and security screening and verification; and

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integrated proprietary and third-party technologies to manage our operations remotely, including internal employee communications, property surveillance and analysis.

Key Drivers
Supply Growth
A key driver of our expected revenue growth will be our ability to continue signing leases for appealing apartments and hotel properties on compelling commercial terms. In late 2020 and early 2021, we sought to take advantage of the supply glut of short-stay accommodations presented by the Covid-19 pandemic to rapidly grow our portfolio. As 2021 progressed and the country began to emerge from the pandemic, we sought to bring newly acquired units “online” to scale our business in an environment of rising occupancy rates and ADR, which ensured added units would be accretive to growth from the start. As a result of these new leases, letters of intent to enter into leases, and the additional 688 units already under lease and scheduled to come online on or prior to March 31, 2022, we anticipate having 1,178 active units at March 31, 2022, 1,268 active units at May 1, 2022, and 1,435 active units at June 30, 2022. As part of our growth strategy, we will continue to seek additional leases for units to increase our portfolio.
Guest Attraction
Another key driver of our expected revenue growth is our ability to continue attracting new guests through various channels. We source demand from a variety of channels, including Online Travel Agencies (“OTAs”), such as Booking.com, Expedia, and Airbnb, as well as directly through Sobenewyork.com, Corphousinggroup.com, and our SoBeNY app. Bookings made through OTAs incur channel fees, requiring us to pay a certain percentage of the revenue booked on the OTA in order to compensate the OTA for its listing services. In general, direct bookings are more financially advantageous to us as they do not incur channel fees.
Service
Our “Hero Division” is the primary service component of SoBeNY, which is the hospitality brand/retail business for our company. We operate in a service-oriented, guest-centric, manner with each team member trained, and expected to adhere to, our Heroic Service Guidelines (“Heroic” being an acronym for in Helpful, Empathetic, Reassuring, Outgoing, Intuitive, and Courteous) and willing to go above and beyond with words and actions to accomplish the following six “Heroic Service Objectives” as they apply to each guest:
• Hassel-free experience	-	Easy, orderly, pleasant interactions
• Expectations exceeded	-	Delighted people and exception experiences
• Rave reviews posted	-	Public recognition of our Heroic service
• Our brands remembered	-	Favorable recognition of our brands
• Information shared	-	Social media and word-of-mouth marketing
• Committed to return	-	Relationships established or repeat visits
Operational Efficiency
We maximize operational efficiency by maintaining only a nominal physical headquarters and leveraging technology to oversee and communicate with our property-based team members (Heroes). Each is supported by the entire organization and given authority to act as a host/concierge to provide exceptional experiences for our guests. Each of Our Herores act as resident manager to protect and maintain value for our property owners, and as a business development representative to identify ways to increase profit margins for our company. While our units which are distributed across the United States, within each city, they are clustered in close proximity to one another to enhance and expedite effective execution of ground operations.
Pricing
To compete with other providers and attract guests, we must provide our accommodations at pricing points that are perceived by our guests as providing value. This is a function of the quality of the accommodations, the location, the then-current demand for such accommodations, and the pricing of accommodations available from our competitors. Because we strive to incur minimal corporate overhead by operating with only nominal physical corporate headquarters and on an asset-light basis (with our only material assets being our leases and intellectual properties) we believe we are able to provide a similar quality product for less than our competitors or provide a better quality product for the same price, while remaining profitable. We closely monitor the economics of our units to ensure the price, referred to as Average Daily Rate (ADR), is highly competitive in order to drive high occupancy rates.
Marketing
To continue to drive growth we will need to further build our brand and invest in direct-to-consumer marketing and enhanced Search Engine Optimization (SEO) and social media advertising to increase direct bookings. We will also invest in building business-to-business relationships within the travel industry. These relationships diversify our sales. Our existing B2B relaionships were excellent sources of additional revenue streams during the pandemic, when we experienced lower occupancy levels and pricing pressure.
Technology
We will need to continually invest in technology to ensure we provide guests with the latest technology-based amenities and to regularly enhance the safety and management of our properties. We also will continue to develop and invest in data and analytics to better select our properties and provide dynamic pricing. We also intend to invest in technology to enhance our direct-to-consumer marketing via our own mobile apps, a customer relationship management (CRM) database and system to support a loyalty program and drive repeat business, and a learning management system (LMS) to enhance initial and continuing training of our personnel. We are also presently studying a variety of energy management technologies which will make it possible to not only monitor energy consumption with the utmost accuracy, but adjust and optimize energy consumption in response to real-time consumption patterns.
COVID-19’s Business Impact
The ongoing impact of the COVID-19 pandemic on the global economy and the extent to which it will continue to adversely impact us specifically remains uncertain. Our financial results for 2020 and 2021 were materially adversely affected by the COVID-19 pandemic, and COVID-19 may continue to materially adversely impact business operations, results of operations and liquidity in the near term.
While monthly Occupancy Rates and revenue per available room (“RevPAR”) have been gradually improving since May 2020, the extent of the recovery is uncertain and will be largely dependent on the effectiveness of COVID-19 prevention (vaccination and continued social distancing) and treatment, infection rates, and governmental responses in the cities and countries in which we operate.
As shown in the table below, we saw Occupancy Rates and RevPAR drop dramatically throughout 2020, with Occupancy Rates dropping by approximately 23% and RevPAR by approximately 35% year over year from 2019 to 2020. In 2021, Occupancy Rates and RevPAR rebounded in part, increasing by approximately 10% and 11%, respectively. We expect to see these metrics continue to increase toward pre-Covid results over time, unless new material shutdowns and travel restrictions are put into place in 2022.
Year	OCC	REVPAR
2018	86.29%	160
2019	83.66%	157
2020	60.87%	103
2021	70.51%	115
The COVID-19 pandemic transformed how society works, connects, and travels, while at the same time creating incredible challenges, particularly for the hospitality industry. In early March 2020, we began to experience the early effects of the COVID-19 pandemic. As the world locked down, severely impacting Occupancy Rate and RevPAR, we acted to reduce costs and bolster revenues to mitigate the impacts of the COVID-19 pandemic. As part of our COVID-19 response strategy, we:
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Utilized relief clauses contained in many of our leases and further negotiated additional rent concessions and deferrals with real estate owners. These efforts provided us with meaningful rent savings compared to its initial 2020 budget;

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focused efforts on increasing existing sources of demand and generating new sources of demand during the COVID-19 pandemic; and

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kept our doors open to serve guests ensuring they stay was clean and safe;

Despite travel restrictions, guests continued to utilize our inventory. At the height of COVID-19 lockdowns, many consumers turned to us, including people social distancing from roommates and family members, those who were stranded away from home, and guests taking “staycations” or a change of scenery. We also hosted nurses and other healthcare professionals working in cities away from home or who simply needed to be nearer to their hospitals and health care facilities.
Notwithstanding the foregoing, the extent and duration of the impact of the COVID-19 pandemic over the longer term remain uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the introduction and spread of new variants of the virus, including, for example, the Delta and Omicron variants
We believe that our company experienced refunds and cancelations at an abnormally high rate throughout the pandemic. Prior to the pandemic, in 2019, we had historically maintained an average Occupancy Rate above 80% and RevPAR above $150, but these metrics declined to an Occupancy Rate as low as approximately 61% in 2020 and RevPAR as low as approximately $103 in 2020. Prior to the pandemic, in 2019, aggregate refunds and allowances were equal to approximately 14% of top line revenue. Throughout the year ended December 31, 2020 and the nine months ended September 30, 2021, aggregate refunds and allowances were 39% and 34%, respectively. We estimate that we took on debt obligations attributable to the pandemic of approximately $4 million, including $1,515,183 of SBA loans and approximately $2.5 million of other debt attributable to Covid-related refunds directly related to the pandemic. In addition, travel restrictions and shutdowns related to the Coivd-19 pandemic had a material negative effect on occupancy and ADR rates creating lower than expected revenue for the company.

Although our gross number of reservations increased as a result of our larger units porfolio, we experienced a reduction in the ratio of reservations per available unit (Example A, below) and a higher than normal occurrence of refunds and travel credit issuances to guests who cancel for reasons related to COVID-19 (Example B, below). In response to the pandemic, we liberalized our cancellation policies, and many of our guests affected by COVID-19 have been eligible to cancel their reservations for a full cash refund or in some cases credit. We intend to continue this policy for the foreseeable future as we believe it is the right approach in current circumstance and believe it reflects our brand’s guests-first message.
Example A
Reservation Volume on Average # of Units
	2019	2020	As of 9/2021
Average Unit Count	110	300	469
# of Active Reservations Received	3003	4020	9886
Reservations/Unit Ratio	27	13	21
Example B
Refund Increases
	2019	2020	As of 9/2021
Total Gross Revenue	$6,350,628	$13,540,488	$21,485,067
Refund attributed to normal course of Business	$917,084	$2,200,000	$4,401,229
Covid Related Refunds	—	$3,066,629	$2,948,562
% Refund due to normal course of Business	14.44%	16.25%	20.49%
% Covid Related Refunds	—	22.65%	13.72%
.
NYC Compliance and Regulations governing Short-Term Rentals
We launched our New York City operations in late 2019 as the COVID-19 global pandemic, and related travel restrictions and shutdowns, started negatively impacting the global economy. Similar to most companies in the travel-related industries, we were adversely impacted and suffered significant net losses during 2020. In 2020, in addition to travel related restrictions and shutdowns, as a protective measure for renters facing hardship during the COVID-19 pandemic, New York City implemented unprecedented eviction moratoriums. As a result, we have experienced, and continue to experience, violations of short-term rental regulations caused by subtenants who illegally occupy some of our units beyond their rental term (i.e., “squatters”), and, in some cases, illegally “sublease” our units to others. In these circumstances, we take legal measures to reclaim our units, including filing lawsuits seeking orders of removal, and notifying the applicable authorities. Given existing state and local government policy, as well as pandemic-affected resource limitations within the courts, to date we have received limited relief. Illegal tenants continue to occupy several units in our New York City portfolio which, in turn, has led to such properties’ landlords incurring fines with the New York’s Department of Buildings (DOB) and the New York’s Office of Special Enforcement (OSE), which regulates short-term rentals. We have been unable to utilize these units in our operations and have not generated any revenues from these units while “squatters” continue to occupy our units (and this is reflected in our financial statements included in this prospectus for the relevant periods). It is possible that we could be held liable for the actions and activities of these illegal tenants. We continue to pursue legal options to have these “squatters” evicted.
During the height of the pandemic, as a matter of company policy, we provided accommodations to frontline workers who were battling the pandemic, such as doctors, nurses, medical technicians, and other emergency personnel who needed to stay in close proximity to major hospitals to provide health care to those who were suffering from COVID-19. These units were often provided on a “loss basis.” In many cases we provided stays for less than 30 days, which was in violation of New York State and New York City’s sub-30 day rental rules and for which the city implemented no exception for emergency worker housing. Accordingly, the landlords of these buildings were typically fined and we were obligated to indemnify them for such fines.
Cities, such as New York City, have been diligent in the implementation and enforcement of short-stay rental regulations to ensure the safety of its communities and housing availability and affordability. Although our lease terms with landlords typically provide that ownership of, and responsibility for, the properties remains with the landlords, we generally are obligated to indemnify landlords for any violations that may be caused by our activities or those of our guests. This would include any commercial activity deemed in violation of existing or future zoning laws, buildings codes, housing maintenance codes, multiple dwelling laws, and administrative codes, as well as any specific laws, regulations or prohibitions relating to length of rental or number of concurrent guests in a unit. In the past, we have been required to indemnify against or pay directly civil penalties with respect to units that allegedly violated such rules and regulations and have also, from time to time, ended our leasing of certain units in order to come into compliance with applicable law. From time to time we have allowed guests to rent with an understanding that they intended to vacate the property in less than 30 days, and our leases allowed them to terminate on the exit date with no further financial penalties to such guests. From time to time, we have also been subject to fines with respect to guest stays in excess of 30 days, and were required to challenge such fines. It is possible that we will be subject to more material actions by state and city agencies from time to time. Although, to date, we have not been a party to any such material actions, companies such as Airbnb have been involved in lawsuits with New York City with respect to sub 30-day rental units offered through their platform and their data and record keeping relating to the hosts of the properties made available through their platform.
In response to the ever evolving landscape relating to short-term rentals, we regularly monitor applicable state and local laws and regulations and strive to operate our business in compliance with such laws and regulations. When required, we have demonstrated flexibility to modify our operations in particular jurisdictions as required, including divesting our company of certain units and acquiring replacement and additional units in hotels and buildings that comply with existing regulations. Although, we may potentially face legal actions, penalties, and information requests from time to time in jurisdictions in which we operate, such as New York City, we are proactively growing our business in compliance with law. As part of our operating strategy, we have conducted a thorough inspection of our New York City inventory to ensure all listings are for 30-day minimums, in compliance with New York City’s current laws. In connection with this strategy, we have, or are in the process of, surrendering back to landlords certain units, which we have determined cannot be operated in compliance with existing law in a profitable manner, and have replaced these units in our portfolio with hotel units and units in buildings licensed for short-stay rentals. We strive to ensure our online listings on third-party sales channels are in compliance with New York State’s and New York City’s laws. Our operations and legal compliance are supervised by our Chief Compliance Officer and other personnel, who work with local counsels as well directly with regulators and agencies in our cities. As a result of our strategy, going forward, we will not host any stay for less than 30 days in any of our residential-zoned units in New York City.
Local Tax Compliance and Monitoring
As part of our compliance review, we determined that certain state and local tax payments for short-term stays below prescribed tax regulation cutoffs had not been properly collected and applied, either directly by us or the platforms through which customers reservation and payments are made. We are working with state and local tax authorities to pay all applicable taxes, penalties, and interest. We have reserved amounts to cover such payments on our financial statements for the year ended December 31, 2020 and the nine month period ended September 30, 2021. We estimate that total payment obligations for these amounts will aggregate between $450,000 and $700,000. To properly scale our business in a compliant manner, we have implemented a leading tax compliance, filing, and reporting platform into our operations. As a result of these efforts, all tax collection is automated across the entire scope of our operations and portfolios.
Revenue and Expense by City
We endeavor to maintain a percentage of total revenue and expense in each city in which operate that matches our projected revenue potential of each city. The table below outlines our distribution of revenue and expense across our operating cities during the past three years:

	Annual % of Revenue By City
	2021	2020	2019
Boston	15%	6%	—
DC	5%	15%	13%
Denver	4%	1%	7%
Fort Lauderdale	2%	—	—
Los Angeles	13%	6%	—
Miami	10%	16%	10%
Miami Beach	21%	20%	23%
New York	25%	30%	18%
Seattle	5%	5%	16%
Nashville	—	—	13%
Total	100%	100%	100%
	Annual % of Expenses By City
	2021	2020	2019
Boston	10%	8%	—
DC	6%	15%	14%
Denver	3%	3%	10%
Fort Lauderdale	2%	—	—
LA	17%	10%	—
Miami	7%	15%	14%
Miami Beach	29%	12%	25%
New York	21%	34%	15%
Seattle	4%	3%	14%
Nashville	—	—	8%
Total	100%	100%	100%
Results of Operations
	Year Ended December 31,			Nine Months Ended September 30, (unaudited)
	2020	2019	% change	2021	2020	% change
Net Rental Revenue	$8,273,859	$5,433,544	52%	$14,135,276	$6,058,062	133%
Cost of Revenue	$11,232,643	$4,710,955	138%	$13,773,826	$7,657,405	80%
Gross profit (loss)	$(2,958,784)	$722,589	(509)%	$361,450	$(1,599,343)	123%
Total operating costs	$1,107,240	$826,792	34%	$1,611,088	$699,841	130%
(Loss) from operations	$(4,066,024)	$(104,203)	(3,802)%	$(1,249,638)	$(2,299,184)	(46)%
Total other (expense)	$(549,701)	$(373,396)	47%	$(1,226,328)	$(451,860)	171%
Net (Loss)	$(4,615,725)	$(477,599)	866%	$(2,475,966)	$(2,751,044)	(10)%
Nine Months Ended September 30, 2021 as compared to Nine Months Ended September 30, 2020
Rental Revenue
The increase in net rental revenue of 133% for the nine months ended September 30, 2021 to $14,135,276 as compared to $6,058,062 for the nine months ended September 30, 2020 was a result of the increase in units available to rent from 297 at September 30, 2020 to 490 at September 30, 2021.

Cost of Revenue
For the nine months ended September 30, 2021, the principal component responsible for the increase in our cost of revenue was rental expenses for our units available to rent, which increased by $3,130,000, or 76%, from $4,061,402 in the nine months ended September 30, 2020, as a result of the increase in size of our rental unit’s portfolio period over period. Our increased rental expenses were offset, in part, by favorable rent concessions received from our landlords in 2021 as a result of COVID. As a result of the increase in size of our rental units portfolio period over period, we had other expense, including contracted services fees, which increased by approximately $1,060,000, or 183%, during the nine months ended September 30, 2021, as compared to $522,822 in the nine months ended September 30, 2020, furniture rental fees, which increased by approximately $340,000, or 80%, during the nine months ended September 30, 2021, as compared to $587,705 in the nine months ended September 30, 2020, and cleaning fees, which increased by approximately $880,000, or 129%, as compared to $685,827 in the nine months ended September 30, 2020. Additionally, we had material increases in processing fees period over period of approximately, $550,000, or 167%. Our processing fees increased due to higher processing volumes and increased rates charged by our processor due to a change in vendor. Cable and WIFI fees increased by approximately $227,000, or 200%, period over period, offset by a decrease in commissions of approximately $330,000, or 37%. Commissions decreased as a result of favorable promotions and concessions received in 2021 due to COVID, which we do not expect to recur in future years.
Gross Profit (Loss)
The increase in our gross profit margins of $1,960,793 to $361,450 or approximately 123% for the nine months ended September 30, 2021 as compared to ($1,599,343) for the nine months ended September 30, 2020 is primarily attributable to a reduction in Covid-19 government related travel restrictions and shutdowns that reduced our occupancy rates during the nine months ended September 30, 2020. We also benefited from non-recurring landlord concessions received as a result of the monumental disruptions caused by COVID in 2020 and 2021.
Total Operating Costs
Total operating costs incurred for the nine months ended September 30, 2021 increased by approximately 130% to $1,611,088 as compared to $699,841 for the nine months ended September 30, 2020. Operating costs include contracted services, selling and administrative expenses, professional fees, and software fees. During the nine months ended September 30, 2021 and 2020, our largest operating cost was contracted services of $735,576 and $328,670, respectively, which represented approximately 45% of our operating costs for both periods. The increase in total operating costs from 2020 to 2021 is primarily attributable to the operation of 302 additional units as of September 30, 2021. Selling and administrative expenses increased for the nine months ended September 30, 2021 to $407,445 as compared to $187,833 for the nine months ended September 30, 2020 due to additional overhead costs. Professional legal and accounting fees increased for the nine months ended September 30, 2021 to $256,732 as compared to $61,512 for the nine months ended September 30, 2020 as a result of increased lease review and business operations. Software fees increased for the nine months ended September 30, 2021 to $211,335 as compared to $121,826 for the nine months ended September 30, 2020 as a result of increased unit counts resulting in additional revenue management and sales distribution software needs.
Total Other Revenue (Expense)
Total other revenue (expense), for the nine months ended September 30, 2021 was $(1,226,328) as compared to ($451,860) for the nine months ended September 30, 2020. These expenses are due to interest and financing costs related to borrowings for working capital.
Year Ended December 31, 2020 as compared to Year Ended December 31, 2019
Rental Revenue
The increase in net rental revenue of 52% for the year ended December 31, 2020 to $8,273,859 as compared to $5,433,544 for the year ended December 31, 2019 was a result of the increase in units available to rent from 137 at December 31, 2019 to 330 at December 31, 2020.

Cost of Revenue
For the year ended December 31, 2020, the principal component responsible for the increase in our cost of revenue was rental expenses for our units available to rent, which increased by $4,056,628, or 181%, from $2,235,676 in the year ended December 31, 2019, as a result of the increase in size of our rental unit’s portfolio period over period. Our increased rental expenses were offset, in part, by favorable rent concessions received from our landlords in 2020 as a result of COVID. As a result of the increase in size of our rental units portfolio period over period, we had other expense, including contracted services fees, which increased by approximately $739,139, or 291%, during the year ended December 31, 2020, as compared to $253,262 for the year ended December 31, 2019, furniture rental fees, which increased by approximately $458,838, or 164%, during the year ended December 31, 2020, as compared to $279,588 for the year ended December 31, 2019, commissions and booking expenses, which increased by approximately $655,452, or 101% during the year ended December 31, 2020, as compared to $647,288 for the year ended December 31, 2019, and cleaning fees, which increased by approximately $262,488, or 38%, as compared to $693,563 for the year ended December 31, 2019. Additionally, we had material increases in processing fees period over period of approximately, $208,930, or 341%. Our processing fees increased due to higher processing volumes. Cable, WIFI and utilities fees also increased by approximately $157,170, or 119%, period over period.
Gross Profit (Loss)
The decrease in our gross profit margins of $3,681,373 to ($2,958,784) or approximately 509% for the year ended December 31, 2020 as compared to $722,589 for the year ended December 31, 2019 is primarily attributable to Covid-19 government related travel restrictions and shutdowns that reduced our occupancy rates.
Total Operating Costs
Total operating costs incurred for the year ended December 31, 2020 increased by approximately 34% to $1,107,240 as compared to $826,792 for the year ended December 31, 2019. Operating costs include contracted services, selling and administrative expenses, professional fees, and software fees. During the years ended December 31, 2020 and 2019, our largest operating cost was contracted services of $521,993 and 522,993, respectively, which represented approximately 47% and 63% of our operating costs, respectively. The increase in total operating costs from 2019 to 2020 is primarily attributable to the operation of 193 additional units as of December 31, 2020. Selling and administrative expenses increased for the year ended December 31, 2020 to $351,774 as compared to $156,392 for the year ended December 31, 2019 due to additional overhead costs. Professional legal and accounting fees increased for the year ended December 31, 2020 to $61,512 as compared to $12,500 for the year ended December 31, 2019 as a result of increased lease review and business operations. Software fees increased for the year ended December 31, 2020 to $171,961 as compared to $134,907 for the year ended December 31, 2019 as a result of increased unit counts resulting in additional revenue management and sales distribution software needs.
Total Other Revenue (Expense)
Total other revenue (expense), for the year ended December 31, 2020 was $(549,701) as compared to ($373,396) for the year ended December 31, 2019. These expenses are due to interest and financing costs related to borrowings for working capital.
Liquidity and Capital Resources
The following table provides information about our liquidity and capital resources as of September 30, 2021 and December 31, 2020:
	As of September 30, 2021	As of December 31, 2020
Cash	$34,444	$512
Other Current Assets	$1,872,671	$492,501
Total Current Assets	$1,907,115	$493,013

	As of September 30, 2021	As of December 31, 2020
Total Current Liabilities	$10,544,850	$5,916,630
Working Capital (Deficit)	$(8,637,735)	$(5,423,617)
As of September 30, 2021, our cash balance was $34,444 as compared to $512 at December 31, 2020, and total current assets were $1,907,115 as compared to $493,013 at December 31, 2020.
As of September 30, 2021, our company had total current liabilities of $10,544,850 as compared to $5,916,630 at December 31, 2020. Total current liabilities at September 30, 2021 consisted of accounts payable and accrued expenses of $4,623,121 as compared to $3,772,919 at December 31, 2020, rents received in advance of $2,989,962 as compared to $858,538 at December 31, 2020, merchant cash advances of $1,051,070 as compared to $320,079 at December 31, 2020, and loans payable of $1,880,697 as compared to $965,094 at December 31, 2020.
As of September 30, 2021, our company had a working capital deficit of $8,637,735 as compared to $5,423,617 at December 31, 2020. The decrease in working capital of $3,214,118 was primarily attributed to an increase in rents received in advance of $2,131,424 due to an increase in bookings as a result of the reduction in travel restrictions.
We have obtained funding through the Small Business Administration (SBA) Paycheck Protection Program (PPP) and Economic Injury Disaster Loans (EIDL) totaling $815,183 and $800,000, respectively. These funds have been used in our ongoing operations. We intend to repay these loans in accordance with the terms of the respective loan agreements or seek forgiveness, as permitted.
We believe that our current capital resources, together with net proceeds of this offering, will be sufficient to fund our operations and growth initiatives for at least 12 months following consummation of this offering. We believe that our current capital resources are sufficient to fund our operations through the consummation of this offering. Following the offering, if we do not generate cash flows sufficient to fund operations as planned, we may need to raise additional capital through the sale of equity or debt securities or through asset-related sales transactions. We cannot be certain that any such transactions will be available to us on commercially reasonable terms or at all as and when required.
As noted below, from time to time, affiliates of our company have made other loans to our company to fund working capital requirements as required and such parties have advised that they will continue to provide funding as necessary through the consummation of this offering.
Historically, we have operated as a private, closely held company, with our operating capital requirements funded by a combination of related party loans, cash flows from operations, and third-party high-interest merchant cash advances. For the period ended September 30, 2021, our management analyzed the costs contributing to an EBIDTA loss of ($1,249,638) and net loss of ($2,475,966). Components of these losses included what we believe are non-ordinary course expenses arising from cancelations due to the COVID-19 pandemic. For the nine months ended September 30, 2021, and year ended December 31, 2020, we had aggregate refunds and allowances of $7,349,791, or 34% of revenue, and $5,266,629, or 39% of revenue, respectively. The pandemic impacted both periods. Prior to the pandemic, for the year ended December 31, 2019, we had aggregate refunds and allowances of $917,084, or 14% of revenue. Based on our pre-pandemic rates of refunds and allowances, we believe we had non-ordinary refunds and allowances of approximately $2,948,562 and $3,066,629, during the nine months ended September 30, 2021, and the year ended December 31, 2020, receptively. The following table summarizes how we categorize Covid and non-Covid related refunds.
	As of 9/30/01	2020
% Refunds due to Normal Course of Business	20.5%	16.3%
% Covid Related Refunds	13.7%	22.7%
Total	34.2%	38.9%
We believe that the pandemic and the required shutdown and growth in traveler caution resulting in materially reduced numbers of travelers, especially in cities, which is where we operate our accommodation units. During periods following the pandemic in which Covid infection and hospitalization rates decreased we experienced measurable improvement in our occupancy rates and reductions in our cancellation rates. Accordingly, we believe our rates of refunds and allowances will normalize over time to at or slightly above 2019 levels as the pandemic recedes and provided that new material shutdowns and travel restrictions are not implemented.
We also incurred expenses during the nine months ended September 30, 2021, including late fees we were required to pay on rents, balances due, bank fee and related interest, aggregating approximately $2,500,000. We also began to incur expenses relating to this offering during the nine months period ended September 30, 2021. We believe that as our business matures, and we increase our capital resources, including as a result of this offering, we will be able to smooth our operational cash flows and payment cycles and be able to materially reduce or eliminate this expense.
Credit Facilities
We do not have any institutional credit facilities in place. Since formation we have funded our operations and growth through capital contributions by founding equity holders and loans from affiliates of our company. In October 2021, we sold a $2 million principal amount promissory note (“October 2021 Note”) to THA Family II Limited Liability Company, an entity affiliated with Brian Ferdinand, our Chairman of the Board and Chief Executive Officer. In November 2021, we sold a $500,000 principal amount promissory note (“November 2021 Note”) to EBOL Holdings LLC, an entity controlled by a holder of more than 5% of our common stock. See “Certain Relationships and Related Party Transactions.”
As of the date of this prospectus, our company had aggregate indebtedness of approximately $9,259,058. Our indebtedness includes related party debt for aggregate cash loans of $3,222,230, including under our October 2021 Note and November 2021 Note. Our debt also includes short-term merchant cash advances totaling $1,859,911 bearing interest at a blended rate of 50% with an outside due date of March 1, 2022, long-term Small Business Administration (“SBA”) debt totaling $800,000, bearing interest at an annual rate of 3.75% and maturing 2050, additional SBA debt totaling $815,183, bearing interest at an annual rate of 1% and maturing in May 2022, third-party debt totaling $230,500 bearing interest at a blended annual rate of 1% with an outside maturity date of December 31, 2024, and negotiated credit card processor indebtedness for payments over time of refunded payments resulting from forced covid-19 pandemic cancelations totaling $2,235,734.
Cash Flows from Operating Activities
During the year ended December 31, 2020, we had net loss of $4,615,725 that was offset by a net increase in operating assets and liabilities of $3,379,431 for a total decrease of $1,236,294 in net cash used in operating activities. During the year ended December 31, 2019, we incurred a net loss of $477,599 that was offset by a net increase in operating assets and liabilities of $840,431 for a total of $362,832 in net cash provided by operating activities.
During the nine months ended September 30, 2021, we had net loss of $2,475,966 that was offset by a net increase in operating assets and liabilities of $1,557,774 for a total of $918,192 in net cash used in operating activities. During the nine months ended September 30, 2020, we incurred a net loss of $2,751,044 that was offset by a net increase in operating assets and liabilities of $1,833,207 for a total of $917,837 in net cash used in operating activities.
Cash Flow from Financing Activities
During the year ended December 31, 2020, net cash from financing activities of $1,221,766 included net proceeds from loans and other debt of $2,294,777, reduced by distributions, net of contributions, totaling $1,073,011. During the year ended December 31, 2019, net cash used in financing activities of $347,792 included net proceeds from loans of $567,300, reduced by distributions, net of contributions, totaling $915,092.
During the nine months ended September 30, 2021, net cash from financing activities of $952,124 included net proceeds from loans and other debt of $1,987,843, reduced by distributions, net of contributions, totaling $1,035,719. During the nine months ended September 30, 2020, net cash from financing activities of $903,228 included net proceeds from loans and other debt of $1,561,282, reduced by distributions, net of contributions, totaling $658,054.
Effect of Exchange Rates
Our operations are not impacted by the effect of fluctuating exchange rates. We anticipate that we will be affected by exchange rates when we launch our international operations in 2022.
Off-Balance Sheet Arrangements
We do not currently have any off-balance sheet arrangements.
Indemnification Agreements
In the ordinary course of business, we include limited indemnification provisions under certain agreements with parties with which we have commercial relations of varying scope and terms.
Under these contracts, we may indemnify, hold harmless and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party in connection with breach of the agreements, or intellectual property infringement claims made by a third party, including claims by a third party with respect to our domain names, trademarks, logos and other branding elements to the extent that such marks are applicable to its performance under the subject agreement. It is not possible to determine the maximum potential loss under these indemnification provisions due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular provision.
To date, no significant costs have been incurred, either individually or collectively, in connection with any indemnification provisions.
In addition, we have entered into indemnification agreements with our directors, executive officers and certain other employees that require us among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, executive officers, or employees.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and commitments as of September 30, 2021 (in thousands):
	Payments Due by Period
	Total	1 Year	2 – 3 Years	4 – 5 Years	More than 5 Years
Loans payable	$5,433	$2,932	$1,460	$69	$972
Operating Lease Obligations(1)	60,445	11,130	12,006	11,019	26,290
Total	$65,878	$14,062	$13,466	$11,088	$27,262

(1)
Operating lease obligations primarily represent the initial contracted term for leases of our revenue generating apartment and hotel units, not including any future optional renewal periods.

In October 2021, we issued the October 2021 Note to THA Family II, an affiliate of our chief executive officer, in the principal amount of $2 million. As part of the note purchase we also issued the October 2021 Warrants to purchase up to 1,000,000 shares of our common stock. The October 2021 Note was amended in January 2022. The October 2021 Note has a maturity date of April 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the October 2021 Note are senior obligations of our company and are secured by a lien on all of our assets. As amended, the October 2021 Note may be prepaid by us at any time and 50% of the principal thereon must be prepaid by us upon consummation of this offering.
In November 2021, we issued the November 2021 Note to EBOL Holdings LLC, an entity controlled by a holder of more than 5% of our common stock, in the principal amount of $500,000. As part of the note purchase we also issued the November 2021 Warrants to purchase up to $500,000 of our common stock (“November 2021 Warrants”) for $500,000 cash at the price per-Unit in this offering. The November 2021 Note was amended in January 2022. The November 2021 Note has a maturity date of May 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the November 2021 Note are senior obligations of our company. As amended, the November 2021 Note may be prepaid by us at any time.
In November 2021, the Company entered into a letter of credit for $1,000,000 to provide a security deposit for a fifteen-year lease for 118 rooms in a hotel located in New York City.
Quantitative and Qualitative Disclosures About Market Risk
As a smaller reporting company, we are not required to provide disclosure regarding quantitative and qualitative market risk.
Interest Rate Risk
We are exposed to interest rate risk related primarily to our outstanding debt. Changes in interest rates affect the interest earned on our total cash as well as interest paid on our debt.
Critical Accounting Policies and Estimates
This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
Revenue Recognition
Our revenue is derived primarily from the rental of Units to our guests. We recognize revenue when obligations under the terms of a contract are satisfied and control over the promised goods and services is transferred to the guest. For the majority of sales, this occurs when the guest occupies the unit for the agreed upon length of time and receives any services that may be included with their stay. Revenue is measured as the amount of consideration we expect to receive in exchange for the promised goods and services. We recognize any refunds and allowances as a reduction of rental income in the consolidated statements of operations.
We account for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 which was adopted at the beginning of fiscal year 2018 using the modified retrospective method. We did not recognize any cumulative-effect adjustment to retained earnings upon adoption as the effect was immaterial.
Payment received for the future use of a rental unit is recognized as a liability and reported as rents received in advance on the balance sheets. Rents received in advance are recognized as revenue after the rental unit is occupied by the customer for the agreed upon length of time. The rents received in advance balance as of December 31, 2020 and 2019, was $858,538 and $618,030 respectively, and is expected to be recognized as revenue within a one-year period.
Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents
We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. On December 31, 2020 and 2019, we did not have any cash equivalents.
Fair Value of Financial Instruments
The carrying amount of cash, prepaid expenses and other assets, accounts payable and accrued expenses, and rents received in advance approximate their fair values as of December 31, 2020 and 2019 because of their short term natures.
Advertising
Advertising and marketing costs are expensed as incurred. During the years ended December 31, 2020 and 2019, advertising and marketing costs incurred by US totaled $102,845 and $2,741, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statements of operations.
Commissions
We pay commissions to third-party sales channels to handle the marketing, reservations, collections, and other rental processes for most of our units. For the year ended December 31, 2020 and 2019, commissions totaled approximately $1,210,000 and $650,000, respectively, and are included in cost of sales on the consolidated statement of operations.
Deferred Rent
We have entered into several operating lease agreements, some of which contain provisions for future rent increases. In accordance with GAAP, we record monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent, which is reflected as a separate line item in other liabilities on the accompanying consolidated balance sheets.
Income Taxes
In accordance with GAAP, we follow the guidance in FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in our financial statements and prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition and measurement of a tax position taken or expected to be taken in a tax return.
We did not have unrecognized tax benefits as of December 31, 2020 and 2019 and do not expect this to change significantly over the next 12 months. We will recognize interest and penalties accrued on any unrecognized tax benefits as a component of provision for income taxes.
Our Company, which has been classified as a partnership for federal income tax purposes, is not subject to federal, state, and certain local income taxes and, accordingly, we make no provision for income taxes in our financial statements. Our taxable income or loss is reportable by our members.
Sales Tax
The majority of sales tax is collected from customers by our third-party sales channels and remitted to governmental authorities by these third-party sales channels. For any sales tax that is our responsibility to remit, we record the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority.
Paycheck Protection Program Loan (“PPP”)
As disclosed in Note 3, we have chosen to account for the loan under FASB ASC 470, Debt. Repayment amounts due within one year are recorded as current liabilities, and the remaining amounts due in more than one year, if any, as long-term liabilities. In accordance with ASC 835, Interest, no imputed interest is recorded as the below market interest rate applied to this loan is governmentally prescribed. If we are successful in receiving forgiveness for those portions of the loan used for qualifying expenses, those amounts will be recorded as a gain upon extinguishment as noted in ASC 405, Liabilities.
Public Company Lease Accounting Section
We have not adopted FASB ASC 842 (ASC 842) but will be required to when following public company guidelines. The adoption of this guidance will require us to recognize a lease asset for our right to use the underlying leased asset and a lease liability for the corresponding lease obligation for leases with a term greater than one year. Our management is evaluating the impact of the adoption of ASC 842 on the Company’s consolidated balance sheet and statement of operations.
Leases
Our cost of revenue primarily consist of rental expenses from buildings or portions of buildings that serve as accommodations for our guests. Cost of revenue also includes booking commission, cleaning costs and payment processing charges.
We do not recognize depreciation expense in cost of revenue as the accommodations provided to its guests are considered to be operating leases. We also lease other properties such as warehouses to store furniture and corporate offices.
Under ASC 840, leases are classified at their inception as either operating or capital leases based on the economic substance of the agreement.
As of December 31, 2020 and 2019, there were no capital leases.
The lease term is also determined at lease inception and generally begins on the date we take possession of the full or partial portions of leased premises.
Our rent payment schedules vary by lease term per executed lease agreements and can be monthly, quarterly or bi-annually.
A large majority of our leases contain provisions for rent abatement periods, rent escalation, and tenant improvement allowances.
Upon termination of a lease, related lease balances on the consolidated balance sheet are written-off.
A liability for costs to terminate a lease before the end of its term is recognized in accordance with the lease terms and recorded in operations and support on the consolidated statement of operations and comprehensive loss.
Certain leases require the payment of real estate taxes, insurance, and certain common area maintenance costs in addition to minimum rent payments.
These amounts are expensed as incurred and are included within operations and support on our consolidated statement of operations for the properties for its guests and within general and administrative on our consolidated statement of operations for its warehouses and corporate offices in the accompanying consolidated statements of operations and comprehensive loss.
As a result of COVID-19, we sought rent concessions from our real estate owners, which led to a series of lease amendments during 2020.
We have concluded that the total cash flows resulting from the modified leases were substantially the same or less than the cash flows in the original lease contracts, and pursuant to the relief provided by the FASB, has elected to not evaluate whether the concessions provided by the real estate owners due to COVID-19 are lease modifications under ASC 840.
We have accounted for the COVID-related concessions using variable lease expense approach.

Income Taxes
We are subject to income taxes in the United States and foreign jurisdictions in which we operate.
We account for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carry-forwards.
A valuation allowance is recorded for deferred tax assets if it is more likely than not that the deferred tax assets will not be realized.
We are subject to the continuous examination of its income tax returns by tax authorities that may assert assessments against us. We regularly assess the likelihood of adverse outcomes resulting from these examinations and assessments to determine the adequacy of our provision for income taxes.
Stock-Based Compensation
Stock-based compensation expense attributable to equity awards granted to employees will be measured at the grant date based on the fair value of the award. To data, has been no stock - based compensation.
The expense will be recognized on a straight-line basis over the requisite service period for awards that vest, which is generally the period from the grant date to the end of the vesting period.
We will estimate the fair value of stock option awards granted using the Black-Scholes-Merton option pricing model.
This model requires various significant judgmental assumptions in order to derive a fair value determination for each type of award, including the fair value of our common stock, the expected term, expected volatility, expected dividend yield, and risk-free interest rate.
These assumptions used in the Black-Scholes-Merton option-pricing model are estimated as follows:
•
Expected term. We estimates the expected term based on the simplified method, which defines the expected term as the average of the contractual term and the vesting period.

•
Risk-free interest rate. The risk-free interest rate is based on the yield curve of a zero coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award.

•
Expected volatility. We estimate the volatility of its common stock on the date of grant based on the average historical stock price volatility of comparable publicly-traded companies due to the lack of sufficient historical data for our common stock price.

•
Expected dividend yield. Expected dividend yield is zero, as we have not paid and do not anticipate paying dividends on its common stock.

All grants of stock options will have an exercise price equal to or greater than the fair value of our common stock on the date of grant. We will account for forfeitures as they occur.
Internal Control over Financial Reporting
Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis.

Prior to this offering we have operated as a private, closely-held company that was funded by our principals with no third-party investment. As a private company we did not undertake annual audits of our financial statements in the ordinary course, and have not been subject to the rules and regulations that will apply to us following consummation of this offering, including those relating to internal controls and periodic reporting. In connection with our recent audits of our financial statements, we have identified material weaknesses in our internal control over financial reporting with respect to our periodic and annual financial close processes. As historically constituted, our human resources, processes and systems did not enable us to produce accurate financial statements on a timely basis. While we deem this type of material weakness typical in a closely-held, private company, in preparation of becoming a public company, we are implementing a remediation plan which includes the hiring of additional, qualified financial and accounting personnel, and engagement of specialized external resources, including the outsourcing of a portion of our accounting department functions to a qualified accounting firm. We also will form an audit committee of independent directors in connection with this offering. Our remediation plan also includes adopting other entity-level controls, properly segregating duties among appropriate personnel, education and training of applicable management and financial personnel, and improvements in the process and system used to monitor and track the effectiveness of underlying business process controls.
Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases, and subsequent related updates to lease accounting (collectively “Topic 842”), which requires lessees to recognize right-of-use assets, representing their right to use the underlying asset for the lease term, and lease liabilities on the balance sheet for all leases with terms greater than 12 months. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases by lessors. Additionally, the guidance requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases.
Topic 842 is effective for our company beginning January 1, 2022. The standard requires the use of a modified retrospective transition approach, which includes a number of optional practical expedients that entities may elect to apply. Management is still evaluating the impact of the adoption of Topic 842 on our Consolidated balance sheet and Consolidated statement of operations.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements
Emerging Growth Company Status
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards.
Following the offering, will remain an emerging growth company until the earliest of
(i)  the last day of the fiscal year in which the market value of common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter,
(ii)  the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation),
(iii)  the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or
(iv)  December 31, 2026.

BUSINESS
General
We are engaged in the short-term rental of individual and multi-family units to guests across major metropolitan cities in the United States. Our goal is to leverage technology to cost-effectively identify, acquire, furnish, manage and market these units to business and vacation travelers, while providing our guests Heroic ServiceTM under our consumer brand, SoBeNY. We are building a growing portfolio of leased properties that we seek to provide to guests for short-term stays at rental and occupancy rates that exceed our total cost and expenses for such properties. Our acquisition initiatives also include leasing portfolios of unreserved rooms at hotels or leasing closed hotels and reopening them under our brands, including SoBeNY. We also are exploring attractive lease acquisition opportunities in circumstances where owners are converting formerly commercial buildings into residential and rental units. Our principal operating goal is to provide travelers with access to quality alternative accommodations that meet their broad travel accommodations criteria, while providing benefits to the property owners from which we lease our portfolio units. As of the date of this prospectus, we operated 490 accommodation units in nine cities in the United States, with an additional 945 units anticipated to come on line by June 30, 2022. Our goal is to be operating at between 2,500 and 3,000 units in 12 cities by the end of 2022.
We seek to offer short-stay travelers a better way to vacation or conduct business on the road by offering its portfolio of high-quality accommodations units in desirable locations. According to “Travel Accommodation Market Outlook — 2026” published by Allied Market Research (“AMR”), the global travel accommodation market size was $632.8 billion in 2018, and is projected to reach $893 billion by 2026.
The Travel Accommodations Market
Travel accommodations are the lodgings rented by travelers for the purpose of overnight and longer stays. Travelers can choose from among the various types of travel accommodations available, including hotels, hostels, resorts, vacation rentals, and others. According to “Travel Accommodation Market Outlook — 2026” published by Allied Market Research (“AMR”), the global travel accommodation market size was $632.8 billion in 2018, and is projected to reach $893 billion by 2026.
AMR estimates that:
•
450 million people worldwide use vacation rentals, paying average nightly rates of $186 for a single traveler and $978 for a family;

•
53% of all travel is booked online;

•
71% of travelers with children chose vacation rentals as opposed to hotels in order to be able to cook meals;

•
83% of travelers prefer vacations near water;

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74% of travelers prefer to be located near coastline;

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59% of travelers review rating websites and online forums before booking; and

•
31% of travelers use family and friend recommendations for planning vacations.

Projected travel plans in 2022 indicate a robust travel accommodations market. According to AMR:
•
71% of people intend to book a vacation rental within 18 months; and

•
64 % of Americans and 66 % of Europeans indicated mandatory Covid-19 vaccinations for flights would have no impact on travel plans.

Accommodation can be booked through various sources, which include online travel agencies, hotel websites, booking agents, and direct booking portals. The global travel accommodation travel market is segmented into type, application, price point, and mode of booking.

By type, the traditional hotels segment in travel accommodation market garnered the largest share in 2018, due to innovation and advancements in the hospitality sector along with increase in tourism. However, the vacation rentals segment is anticipated to grow at the highest rate during the forecast period, owing to increase in preference for budget-friendly accommodations by millennial travelers.
Based on price point, the mid-range accommodations are highly preferred by leisure travelers, since these accommodations offer a combination of customer services and low rates. Consumers today have an increased preference for spending on experiences as compared to products, which has led to rise in demand for mid-range accommodations. Leisure travel is projected to be the fastest growing travel segment in the coming years.

Our Opportunity
We believe that most travelers select their travel accommodations based on the following criteria:
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location

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safety

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cleanliness

•
quality of service

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convenience

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aesthetic

•
value

Depending upon the individual traveler and the purpose for travel (i.e., vacation or business), travelers may prioritize some criteria higher than others. It is our experience, however, that few travelers will dismiss any of the foregoing criteria entirely when selecting accommodations and assessing their overall experience.
We believe that currently there are limited accommodation offerings that satisfy all of the above criteria. In many cities, including in the 2021 Covid environment, demand has outpaced the supply of hotel rooms, and, for many travelers seeking to stay for more than a day or two, a hotel room does not satisfy all of their needs (such as value and convenience).
Individual property owners are satisfying some of this consumer demand by marketing their properties as alternative accommodations, short-term rentals, or vacation rentals through online platforms such as Airbnb and VRBO. Yet, we believe that relatively few of these accommodations satisfy the full spectrum of travelers’ criteria outlined above.
Individual property owners generally cannot meet travelers’ desire for quality service, ensure that their properties receive professional-level cleaning, or guarantee their accommodations are operated in compliance with health and safety laws and rules. A recent study conducted by TripAdvisor found that 92% of travelers said cleanliness is the most important factor in selecting accommodations, with 79% of this group also noting that they find it important that the properties publicly display documentation relating to compliance with government safety standards.
We also believe that travelers staying at private properties rented from individual and smaller operators through many online platforms are subject to higher risks of property damage and personal safety issues.

According to a 2021 article by Bloomberg Businessweek, entitled “Airbnb Is Spending Millions of Dollars to Make Nightmares Go Away,” Airbnb spends an average of approximately $50 million annually on payouts to hosts and guests, including on legal settlements related to property damage. The same article quotes former Airbnb safety agents who state that Airbnb handles thousands of allegations of sexual assault annually.
Our company offers short-stay rentals that meet all the key criteria for leisure and business travelers, while also providing property owners’ predictable occupancy rates and care and protection of their properties.
Our Solution for Travelers
CorpHousing provides vacation and business travelers with accommodations as an alternative to hotels, motels and Airbnb-type properties that satisfy all of the criteria that are most important to travelers.
Location
In building our accommodations portfolios, we identify and acquire units located in the heart of often over-booked, well-traveled, cities in quality neighborhoods near business centers, universities, convention centers, hospitals, and annual events.
Safety
We conduct extensive identity verification and background checks on each of our HeroesTM (i.e., our screened and trained team members). Our Heroes reside in or near each building. Our Heroes:
•
monitor building security and safety

•
ensure there is a person maintaining control of each building

•
hand keys directly to guests in person when they check in

•
providing immediate reporting and response to any security or safety issue that may arise.

Cleanliness
We ensure that each unit is thoroughly cleaned after every stay and provide additional cleaning materials for guests to use during their stays. We also provide COVID-related safety items such as masks, gloves, hand sanitize, and handy-wipes.
Quality of Service
We constantly strive to provide guests with exceptional service via our Heroic Service program. Under our program, we employ and train employees and concierges who live near or on-site, and consistently offer “Heroic Service” — which is our branded service that endeavors to provide quests with 24/7 service and hospitality that exceeds their expectations.
Convenience
We ensure guests are afforded all the comfort and convenience of staying at home, including large spaces, amenities (e.g., pool, gym, business center), and easy access to the local community and local experiences. Additionally, we provide fully stocked kitchens and the ability to buy and store groceries, so guests do not feel as though they are “held captive” by having to dine at expensive in-hotel restaurants.
Aesthetics
CorpHousing provides well-maintained and aesthetically pleasing furnishings, decorations, linens and towels in each unit.
Value
By maintaining a very lean corporate structure with minimum overhead, we provide guests with exceptional value for the price compared to many hotels, motels and private units available through other online platforms.

Our Solution for Property Owners
Individual and smaller property owners looking to rent units to travelers through typical online platforms face challenges. They must lease units at occupancy rates sufficient to generate a profitable return on their real estate investment while, at the same time, maintaining their property’s value through security, maintenance, and cleanliness.
Individual property owners generally cannot meet all of the travelers’ criteria outlined above. Individual property owners typically rent out their homes to travelers and then are not available or equipped to provide quality, 24/7 customer service. They do not have management and legal systems in place to stay apprised of changing government safety standards and protocols. They do not have the operating scale required to implement professional cleaning services on a cost effective basis.
Within the short-term stay industry, it is not uncommon for individuals to lease properties from owners and then turn around and sublet such units to others for short-term stays, whether authorized or not. This distances the property owner from the true customer and exposes the property owners to challenges associated with unsupervised “bad guests” who have not been screened and do not have concern or motivation for maintaining the unit in the best possible condition.
Our operating strategies also address the issues faced by many property owners, helping ensure profitability of property owner units, and protecting the integrity and value of their properties. Our strategies include:
Occupancy and ROI
We believe that we provide a quick and convenient way for property owners to increase occupancy, lock in occupancy rates, and secure predictable returns on their investment by entering into one, three, five, ten, fifteen and twenty-year leases with such owners for portfolios of multiple units at a time. In most of our leases we are provided an early termination provision after 24 months if a particular property is not meeting our standards or projected return on investment. At the same time we endeavor to maintain the value of property owners’ investments by ensuring each unit we lease is consistently cleaned and inspected, needed repairs are quickly reported and made, and maintenance is supervised and properly addressed.
Maintenance of Property Value
We maintain the value of property owners’ investments by ensuring each unit we lease is consistently cleaned and inspected, needed repairs are quickly reported and made, and maintenance is supervised and properly addressed.
Safety and Security
We are able to minimize property owners’ safety and security risks by conducting thorough background and security checks on guests, including through the use of artificial intelligence (AI), to ensure “bad guests” are minimized.
Reduction of Management Challenges
CorpHousing trains and employs property managers, each of whom live near or at our properties. We refer to these managers in our Company culture “as Heroes” and provide them with the knowledge and resources to effectively oversee properties and minimize management challenges.
Growth Strategy
This offering and the proceeds therefrom will help fuel our growth strategy. Key elements of our growth strategy include:
•
Acquiring additional units that meet the entirety of traveler criteria in highly desirable locations in cities across the United States through data-driven acquisition analysis, including entire hotels and portfolios of multiple units currently owned or operated by property management companies;

•
Acquiring units and launching commercial operations in, target international cities;

•
Exploiting the currently depressed hotel market by leveraging our national cost structure and ground teams to secure unbooked hotel rooms and closed hotels on long-term master leases and marketing them under the SoBeNY brand;

•
Shifting our marketing and sales focus from third-party channels to our own proprietary platforms;

•
Enhancing awareness of the CorpHousing and SoBeNY brands;

•
Investing in personnel to be the front-line interface with guests (rather than supplanting the personal touch with technology as many of our competitors do) and investing in technology to replace physical corporate infrastructure (such as large corporate headquarters) and minimize corporate overhead;

•
Extending the guest-friendly cancellation policies adopted during the Covid pandemic into normal operations, which we believe send an important message to guests and will increase brand loyalty and increase popularity of our offerings;

•
Improving our technology platforms, including development of proprietary company-owned technologies, to further improve our ability to help guests find our quality accommodations at high-value price points, enhance data and guest safety, and provide highly-rated guest and landlord experiences; and

•
Leveraging competitive advantages that we believe we have over many of our peer competitors.

Competitive Advantages
We believe we are well-positioned to accelerate our growth by exploiting key advantages that we believe we have over many competitors, including:
Positive cash flow emphasis since inception
Unlike many start-ups, we have focused on generating positive cash flow since inception. From the launch of our commercial operations in 2017 until the 2020 nationwide travel halts and shutdowns due to the Covid pandemic, we generated positive cash flow annually. This cash flow positive approach enabled us to operate through the pandemic and return to current cash flow positive and we believe will allow us to adapt to both opportunities and challenges as they arise in the future.
Lean operating and asset costs
We believe that most significant competitors in the travel rental industry waste capital on large and unnecessary physical corporate headquarters and attempt to minimize expenses at the tactical level by replacing the “personal touch” with technology, We believe in the opposite approach.
We operate with relatively small amounts of corporate overhead compared to many competitors in the industry. CorpHousing has no physical corporate headquarters. All strategic and operational leadership, planning, coordination, and management is done on a remote and virtual basis.
We maintain very few assets as our properties are leased rather than owned, and utilize what we believe is a highly effective and efficient virtual remote property management system. By not carrying burdensome corporate overhead expenses, we are able to reduce our costs of goods sold and increase profit margins. This affords us the flexibility to invest in acquiring more leased units and other real estate that will generate revenue as opposed to being a cost center. This approach also enables us to out-price competitors with a comparable or better product while attracting and investing in the best talent.
Recently, we used open-source, publicly available information to conduct an analysis of some of the companies within our industry. The principal objective of the analysis was to determine the efficiency of our competitors in turning the investments made in them into actively available rental units. Based on such information, as cited below, we believe that we have been able to acquire and manage our units more efficiently than these competitors based on a funds raised/units managed ratio. The following table sets forth the amounts invested in our company and each of the other companies in our analysis, the respective operating units operated by each company, and the average dollar cost per unit (i.e., aggregate amounts raised divided by total units):

The CorpHousing (CHG) data above is derived from this prospectus as of year-end. Other companies data above is derived from the sources cited below as of January 28, 2022:
1.
https://www.crunchbase.com/organization/guild-lodging

2.
https://www.crunchbase.com/organization/frontdesk

3.
https://www.crunchbase.com/organization/kasa-living

4.
https://www.crunchbase.com/organization/sonderstays

5.
https://theguild.co/2022/01/11/the-guild-acquires-crea-management/

6.
https://www.phocuswire.com/FrontDesk-Hot-25-Travel-Startups-2022

7.
https://www.forbes.com/sites/noahkirsch/2020/10/13/kasa-living-a-short-term-rental-startup-raises-30-million-to-create-a-more-formal-airbnb/?sh=25eae76c1dfc

8.
https://www.sonder.com/about

Our approach of doing more with less sets the example for, and promotes a corporate mindset which values, thoughtful and conservative use of funds in a manner intended to maximize stockholder value.
Decentralized Servant Leadership
Most companies employ a traditional, centralized control, overly restrictive, management style. We believe this hinders continuous improvement and impedes truly exceptional guest service.
We train, and encourage, each team member, from CEO to our most junior employee, to think and act as a “Servant Leader.” The employee must be ready, willing, and able to address issues, problem solve, and facilitate success for others whenever and wherever necessary. To instill and enhance “Servant Leadership” throughout our company, our management personnel:
•
set the example by providing support for each team member;

•
delegate authority to the most junior competent person;

•
empower team members to act;

•
decentralize decision making to expedite action;

•
foster transparent multi-direction communication;

•
encourage initiative by team members; and

•
focus on problem solving, not blame assignment

By delegating tactical leadership and decision-making authority to the most junior competent team members for day-to-day operations and guest interactions, as opposed to maintaining centralized control at, and direction from, a remote corporate headquarters which is detached from the situation on the ground, we not only expedite problem solving and enhance the guest experience, but also work more effectively and efficiently throughout a distributed organizational structure.
While our junior personnel are given a tremendous amount of authority, it does not relieve our senior leaders of the responsibility for results. CHG’s senior leaders and executive officers maintain situational awareness and stand ready to step in to address issues as required. However, it has been our continued experience that, with the proper training of each carefully selected team member, the necessity for senior leadership to step in is rare and becomes less frequent as junior personnel gain more and experience.
Technological flexibility
CorpHousing leverages the latest technology across the spectrum of the guest experience, including our proprietary:
•
big data analytics for property selection; and

•
advanced data science for revenue management and dynamic pricing.

We also utilize proprietary and third-party software applications for:
•
global sales distribution across dozens of direct to consumer and B2B sales pipelines;

•
background and security screening/verification;

•
internal and external communication security and retention; and

•
customer-centric technology to facilitate convenience and access to information.

Diverse leadership experience
Our founders and management team provide us with deep real estate and financial knowledge, broad leadership, hospitality and operational experience, and technology and data analysis expertise. This team includes, Brian Ferdinand, our Chairman of the Board and Chief Executive Officer, who has more than 15 years’ experience in real estate management and transactions, David Gurfein, our President and Chief Operating Officer, who has 25 years of service and leadership experience as a United States Marine, Jimmie Chatmon, our Executive Vice President and a director, who has more than six years’ experience in short-term rental industry and advanced revenue management, Shanoop Kothari, our chief financial officer, who has 25 years’ experience in finance, accounting, banking and capital markets, and Leonard Toboroff, a director, who has more than 60 years’ experience in private equity and consumer goods and service industries.
Unit Portfolios and Profitability
Our Units
Most of our units include:
•
living rooms and dining areas which are spacious and comfortably furnished;

•
WIFI services;

•
kitchens that are fully stocked with pots, pans, utensils, dining ware, blender, coffee maker, electric kettle;

•
bathrooms with plush towels, soap, shampoo, and lotions;

•
bedrooms with high-quality linens, blankets, and replacements in the closet; and

•
washer and dryer inside the unit or inside the building.

Additionally, most of our units are located in buildings that offer a variety of amenities, including a pool, rooftop relaxation, outdoor grill, gym, lounge, business center and game room.
As of the date of this prospectus, we have 490 units available that are generating revenue in 57 buildings located in the cities set forth below.
The buildings for which we hold leases typically consist of 3 and 4 star hotel properties, residential apartment units, and apartment buildings zoned for commercial use. These properties consist of:
•
Boston: 10 buildings

•
Denver: 3 buildings

•
Fort Lauderdale: 2 buildings

•
Los Angeles: 15 buildings

•
Miami: 3 buildings

•
Miami Beach: 3 Buildings

•
NYC: 8 Buildings

•
Seattle: 3 buildings

•
Washington D.C:10 Buildings

Our principal leases typically consist of 5, 6, 10, and 15-year leases across the portfolio, with monthly rent charges ranging from $1,329 to $8,200 per unit. Most of our longer-term leases require us to maintain and insure the properties, and pay all applicable real estate taxes. We also typically are required to indemnify the landlord of each building for acts and omission by our company, our employees and our tenants.
In addition to the foregoing our principal leases for our currently operational units include the following material terms:
Property	# of Units	Property Type	Lease Type	Lease Terms	Star Quality Rating	Maintenance Obligations

1200 Ocean Dr Miami Beach, FL 33139	24	Commercially-zoned apartment building that is licensed for Short Term Rentals	Triple Net(1)	10-year lease with 3% rent escalation annually	3-Star Property	CorpHousing Is responsible for maintenance for non-commercial portion of building
1700 Alton Rd Miami Beach, FL 33139	68	Licensed hotel	Triple Net(1)	6-year lease with 3% rent escalations annually	3-Star Property	CorpHousing Is responsible for maintenance for non-commercial portion of building
1228 Collins Ave, Miami Beach, FL 33139	48	Licensed hotel	Triple Net(1)	5-year lease with 3% rent escalations annually	3.5-Star Property	CorpHousing Is responsible for maintenance for non-commercial portion of building
136 W 55th St, New York, NY 10105	118	Licensed hotel	Triple Net(1)	15-yer lease with 3% rent escalation annually	4-Star Property	CorpHousing Is responsible for maintenance for non-commercial

Property	# of Units	Property Type	Lease Type	Lease Terms	Star Quality Rating	Maintenance Obligations
portion of building

(1)
A triple net lease, also known as an NNN Lease, is a lease in which the tenant agrees to pay its pro-rata share of all expenses associated with property maintenance, taxes, and insurance, in addition to a predetermined base rental rate.

In September 2021 we entered into a master short term housing agreement with AvalonBay Communities, Inc. under which we have access to Avalon Bay’s national vacant inventory. This agreement provides us with the right, exercisable at our discretion, to enter into long-term leases for corporate housing accommodation units at Avalon Bay’s properties throughout the United States from time to at market prices subject to certain concessions.
In October 2021, we entered into a 15-year lease for The Blakely New York Hotel on West 55th Street in New York City, providing us with an additional 118 rooms in our New York City portfolio of accommodation units. Our obligations under this lease are secured by a letter of credit, which was funded from a portion of the proceeds of our October 2021 bridge financing described below under “— Note Financing.”
In October 2021 we entered into a letter of intent for a 12-year lease for The Be Home Hotel at 765 8th Ave in New York City, which will provide us with an additional 40 accommodation units. We expect to execute this lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a security deposit or letter of credit in connection with the execution of this lease, which will be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of execution.
In November 2021, we entered into a letter of intent for a 15-year lease for The Copley Square Hotel on 47 Huntington Ave in Boston, which will provide us with an additional 163 rooms in our Boston portfolio of accommodation units. We expect to execute the lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a letter of credit in connection with the execution of this lease, which will be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of execution.
In November 2021 we entered into a letter of intent for a 15-year lease for The SoHo Garden Hotel on Canal Street in New York City, which will provide us with an additional 70 rooms in our New York City portfolio of accommodation units. We expect to execute the lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a letter of credit in connection with the execution of this lease, which will be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of execution.
In November 2021 we entered into a letter of intent for a 15-year lease for The Gregory Hotel on West 35th street in New York City, which will provide us with an additional 133 rooms in our New York City portfolio of accommodation units. We expect to execute the lease and bring these units into our portfolio during the first quarter of 2022. We will be required to post a letter of credit in connection with the execution of this lease, which will be funded from our internal cash or a portion of the proceeds of this offering depending on our timing of execution.
In November 2021 we also entered leases for an aggregate of 70 apartment units across Denver, Seattle, Los Angeles and Miami to add to our overall portfolio of apartment units.
In January 2022, we entered into two separate ten-year lease agreements with respect to an aggregate of 257 additional accommodation units. 90 of these units will become commercially available to our customers beginning May 1, 2022, and the remaining 167 units will become commercially beginning June 30, 2022. As a result of these new leases and the additional 688 units already under lease and scheduled to come online on or prior to March 31, 2022, we anticipate having 1,178 active units at March 31, 2022, 1,268 active units at May 1, 2022, and 1,435 active units at June 30, 2022. As part of our growth strategy, we will continue to seek additional leases for units to increase our portfolio.

All of the foregoing letters of intent are nonbinding. We will be required to negotiate and execute definitive documentation for the described leases. The acquisition of long-term lease rights to entire hotels, such as those described above is an important part of our accommodation units acquisition strategy to avail ourselves of opportunities created by the current hotel and travel market. We believe the lease terms for each of these properties conservatively work within our model of securing properties on terms that provide robust margins based on our anticipated occupancy rate and room rental rates.
Price
Because we operate with minimal corporate overhead and highly-efficient management systems, CorpHousing is able to provide a similar quality product for less than it costs our competitors or we are able provide a better quality product for the same price it would cost competitors to provide a lesser quality product. We believe we can provide guests with comparable accommodations at a price to consumer that is often 30% to 40% less than that offered by our competitors.
We closely monitor the economics of our units to ensure the price, referred to as Average Daily Rate (ADR), is highly competitive so as to drive high occupancy rates which together exceed our revenue to expenses break-even point. Below is a general example of monthly expenses relating to one of our units and break-even occupancy rates as associated with potential ADRs.
Sales and Marketing
We market our accommodations based on the promise of “Heroic ServiceTM for guests staying at our exceptionally located, appointed and maintained units. We offer upscale, fully appointed, accommodations, available on the guest’s timeline, in exclusive neighborhoods in the United States. Currently, we market our accommodation units through our own online platform and numerous third party channels. The company plans to launch international operations in 2022 and is currently evaluating certain non-US cities for launch of our first commercial international operations.
Online Platforms
We presently use dozens of third-party booking channels, which have historically generated more than 90% of our sales. Part of our strategy will be to migrate away from these channels to our own booking platforms in order to reduce commission we pay to third parties and drive better margins. Our main third-party booking channels include, Marriot, Booking, Expedia, VRBO, Airbnb, and Direct Bookings.
We continually strive to create repeat business from returning guests and encourage returning guests to book through our company booking portals. We also intend to drive a greater percentage of our bookings towards our own booking portals publicizing our SoBeNY brand through event promotions and sponsorships and by partnering with other businesses and non-profit organizations which have strong brand recognition.
Marriott — Homes & Villas
Recently, after intensive evaluation and assessment of online ratings, reviews, and feedback, Marriott — Homes & Villas selected a few of the best performing vacation rental providers with which to partner. In April 2021, we entered into an agreement with Marriott — Homes & Villas pursuant to which we are permitted to list our units on their exclusive Bonvoy Rewards site. This site allows Marriott’s Bonvoy Reward members to book accommodations using reward points. CorpHousing recently placed 81 of our units on the Bonvoy Rewards site and are monitoring and evaluating the efficacy of this relationship.
B2B Sales
We utilize numerous B2B sales partners that connect to our application programming interface (API) in order to see our availability and prices in real time and book these units or, alternatively, which contact us directly to book units. Our HeroesTM in each of our cities handle the direct B2B sales requests for their respective city. Our B2B relationships include:
•
Travel Nurse Housing, a free website for travel nurses to find short-term furnished housing (three-month average stay);

•
Temporary Housing Directory, which provides temporary accommodations to people and businesses displaced due to catastrophic events and natural disasters, relocating from one city to another for a new job, or are on a temporary assignment for work;

•
Primus Temporary Housing, which provides emergency housing, temporary residential housing and handling of living expenses coverage to families who have faced disaster;

•
Zeus Living, which provides access to flexible housing units;

•
Sirva Worldwide Relocation & Moving, a global leader in moving and relocation services;

•
Express Corporate Housing, which is one of the fasted growing global corporate housing and serviced apartment companies;

•
Request, which provides a cloud-based sourcing platform to search and book temporary accommodations and hotels;

•
The Square, a tech enabled global accommodations company that provides corporate and luxury serviced apartments in major cities across the world; and

•
NYHabitat, which lists vacation rentals and monthly stays in New York.

Future Marketing and Sales Operations
We will increase our marketing efforts to enhance brand awareness of CorpHousing and SoBeNY and to promote our accommodations and services through digital advertising, a loyalty program, email newsletters, search engine optimization, and social media outreach.
Service
We believe our Heroic Service is:
•
key to providing guests with an exceptional experience;

•
the foundation of ensuring our leased properties are maintained to the highest standards;

•
critical to our overall success;

•
important to the building of our brand; and

•
a significant differentiator between us and competitors.

Our primary service component is SoBeNY, which is the hospitality brand for CorpHousing Group. It operates in a distributed, service-oriented, guest-centric, manner which is structured around elevating and supporting each guest-facing Hero. Each Hero is responsible for serving as a host-concierge, providing exceptional experiences for guests; a resident manager, maintaining the value of the properties for its owners; and a business development representative, continuously focusing on ways to maximize profits for CHG.
Each team member is trained, and expected to adhere to, our “Heroic Service Guidelines” which are comprised of:
• Hassel-free experience	-	Easy, orderly, pleasant interactions
• Expectations exceeded	-	Delighted people and exception experiences
• Rave reviews posted	-	Public recognition of our Heroic service
• Our brands remembered	-	Favorable recognition of our brands
• Information shared	-	Social media and word-of-mouth marketing
• Committed to return	-	Relationships established or repeat visits
While the Heroic Service Objectives are primarily applicable to our guests, each team member strives to adapt and achieve as many as possible, as appropriate, with each person with whom they come in contact, including property owners, business partners, and fellow team members, to build trust and enhance relationships.

Each team member is trained and expected to adhere to these guidelines. Each team member must be service-oriented, guest-centric, engaging, polite, friendly, exceptionally patient, and must be willing to go above and beyond with their words and actions to generate exceptional and memorable experiences for guests, business partners, and other team members.
Each CorpHousing team member strives to accomplish our company’s desired “end state” for each guest, business partner, and other team members with the following key goals:
•
A stay at our accommodations should be easy and without burden placed on the guest.

•
The stay should be better than what guests have experienced before at competitors offerings.

•
The stay should compel the guest to give our company the highest reviews and ratings on online websites and by word of mouth.

•
Our accommodations should be a part of what our guests positively remember about their travel.

•
We strive to have our guests recommend our accommodations to friends and family.

•
Everything we do has the objective of making each guest a repeat guest in the future.

Our management recognizes that a negative issue may arise beyond our control or that a guest experience may occasionally simply fall short. When that negative experience happens, we are not pleased but also see that as an opportunity to address and correct the issues in a way which differentiates our company from competitors. We do this by promptly correcting the shortfall in an efficient and business-like manner which exceeds expectations. We believe that when a shortfall is promptly handled in this way, we generate greater brand loyalty and trust than if there were no negative issue to address in the first place. Relationships, whether with guests, business partners, or team members, are rarely lost due to a negative issue; they are invariably lost due to a failure to recognize and address the issue professionally and with care.
Most importantly, our team members must demonstrate empathy. Special concern must be demonstrated when engaging guests and business partners. Team members are trained to search for ways to “delight” guests and business partners, to gain their trust, and enhance brand loyalty.
Technology
We have developed, purchased and tailored various technology for our operations. Our use of technology and continuing implementation of additional technologies is an important part of ensuring efficient operations, the provision of high quality guest experiences and reduction of operation costs. A key component of our growth strategy will be to leverage the latest technology across the spectrum of our guests’ experience — from the quality of the accommodations to the pricing thereof to the guests’ safety and enjoyment of the properties.
Property Selection
We use our proprietary big data analytics to identify neighborhoods and specific properties for acquisition. We use this data to identify in-demand locations that are underserved by supply and to identify the specific property characteristics desired by typical travelers to that location. We also use our data analytics for determining lease economics and other terms of our leases.
Revenue Management and Pricing
We use our proprietary data science and algorithms to manage revenue and create dynamic pricing for our accommodation units. Using our technology we strive to maximize occupancy rates through attractive pricing and target marketing to potential guests.
Marketing and Sales
We use our corporate website as a marketing tool to reinforce our reputation when partnering with and acquiring units from leading development firms, commercial real estate advisors, real estate investors, property managers and property owners.

We use our SoBeNY consumer-focused website as a marketing and direct sales tool for our accommodations. It provides information about the units and affords guests an opportunity to book stays directly from the web site.
CorpHousing uses a third-party, end-to-end property management platform. By streamlining the workflow and simplifying daily operational needs of the business, this platform allows us to:
•
Manage incoming requests in one booking pipeline

•
Sync with dynamic pricing to maximize revenue

•
Avoid double bookings with a central calendar

•
Manage payments including pre-auth and security deposit

•
Direct bookings site

•
Communicate with guests through email and SMS

•
Upsell services

•
Coordinate guest check-ins and check-outs.

For pricing management, we currently use third-party dynamic pricing tools which enable us to manage prices and availability easily with data-driven insights and automation capabilities. These tools use dynamic pricing models and apply the discount/multipliers based on market supply and demand, seasonal and day-of-week trends, special events and holiday predictions, and the number of days left to book. We also have developed our own proprietary software with an algorithm that assists us in assessing supply and demand and recommending pricing at a unit-by-unit level. The algorithm evaluates the performance of each unit type and, depending on such performance, the algorithm suggests marketing changes for each unit type.
Security
We use various third-party technologies that provide us with an AI-based, customizable, screening tool to assist in mitigating risk, enabling safe and secure stays for guests, and protecting owners’ property from damage by verifying guest identities and that meet our criteria for use of our units. These technologies include vertically integrated hardware and software solutions for door access to our units, which allows us to remotely manage doors, and the people that have access to our units, including maintenance staff and deliveries. We also use a third-party system that enables CorpHousing to manage and control other property areas including garages and amenities.
Operations
We use proprietary and third-party technologies for our operations. These technologies enable us to operate efficiently and creates a data-rich environment for our management team and on-site personnel.
We utilize third-party technology to provide guests with complete digital reference to information covering arrival times, unit information (such as Wi-Fi passwords and thermostat instructions), and local area restaurant and food shopping guides and activities.
CorpHousing uses third-party noise monitoring systems to quickly identify noise issues, property damage, and false complaints. The systems provide us with intelligent insight into all of our properties.
We use a third-party platform that enables us to maintain quality, safety, and cleanliness across our properties by facilitating coordination, communication, and verification of detailed work, and delivering measurables regarding cleaning management.
CorpHousing also utilized numerous third party technologies for communications with guests and team members.
Expense Management Technology
We utilize third-party applications to obtain detailed visibility into our expenses and spending and to allow management and team members to analyze same.

Future Technology
We will use a portion of the proceeds of this offering to:
•
develop the SoBeNY Mobile App, our own direct-to-consumer marketing app;

•
build a robust customer relationship management (CRM) data base to support a loyalty program and drive repeat business;

•
install a learning management system (LMS) to enhance training of team members; and

•
further integrate all of the technology used in our operations on an Internet of Things (IoT) basis to more efficiently manage our properties, team member and guest experiences and to minimize expenses, including through energy management and water consumption.

Our Response to Covid-19
Covid-19 Generally
The pandemic of COVID-19 impacted nearly every industry and almost everyone around the world. The hospitality industry was among those hit the hardest. With hardly anyone traveling or staying in hotels at the height of the pandemic, the economic impact was huge. Many people simply were not taking vacations, traveling for work, and all events and business conferences were either cancelled or postponed. While some companies attempted to continue day-to-day operations through restrictions and layoffs, others simply did not survive. Examples of the impact of Covid-19 include the following:
•
According to reports by CNBC, Airbnb, the largest online marketplace for short-term lodging, survived the pandemic by laying of 1,900 people (25% of their workforce).

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According to Business Insider, Sonder, the largest alternative accommodation lodging host on Airbnb, has survived the pandemic by laying off 400 people (33% of their workforce).

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According to its website and public statements, Lyric, an alternative accommodation host, has survived the pandemic by changing its business from hosting alternative accommodations to becoming a software development company that will produce IT pricing and analytic platforms.

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Stay Alfred, a well-known alternative accommodation host founded in 2010, and operating as many as 2,500 units at its peak, did not survive the pandemic.

Effects on CorpHousing
Despite COVID-19 ravaging the hospitality industry, CorpHousing has weathered the storm, continued business operations and retained all of our employees. We have been able to do this because our operating model does not overextend our company financially, and requires minimal corporate overhead. Importantly, our remote operating and management systems, which have been an integral part of our business strategy, proved to be well-suited for a transition to operating virtually in the Covid environment.
As an important part of our strategy is building portfolios of units located near city centers and major hospitals, we also were able to quickly adapt to changing realities as the Covid pandemic emerged. CorpHousing provided accommodations for first responders, medical professionals, and health care workers who were either working long hours and would choose not to commute or who chose to quarantine outside their own homes in order not to risk exposing their families to COVID-19.
Post-Covid Pandemic Trends
According to propertymanagement.com, the 2019 (pre-Covid) vacation rental industry exceeded projections by $29 billion. As lockdowns went into effect during 2020, travel cancellations rose 534%. However, by late May 2020, online searches for vacation information were 100% higher than in 2019. According to Statista, a German company specializing in market and consumer data, the foregoing indicates that travelers are eager for a return to vacation travel. Statista also noted trends indicating that travelers now have greater interest in traveling domestically, and further projecting that 79% of all vacation rental revenues will be generated through online sales by 2025, with more than 62.8 million vacation rental users

(with the largest segment being in the United States). AirDNA projects that short-term rental revenues in the United States will increase by 42% during the next four years.
Competition
The vacation rental industry is highly competitive with many companies offering hotel and motel rooms, and alternative accommodations such as house and apartments. It is estimated by hostfully.com that there are approximately 25,000 vacation rental companies in the United States and more than 140,000 worldwide. The average number of properties managed by these companies is 75, with the majority managing less than 40 properties. Only 5% of these companies manage more than 500 properties.
Many of our competitors have a longer operating history, and well-funded and have portfolios of units that are significantly larger than ours. According to Grand View Research, a market research and consulting company, many leading hotel chains are diversifying their service offerings towards the growing vacation rental market. An example is Marriott International’s Homes & Villas platform, which offers more than 2,000 premium and luxury homes located in over 100 destinations throughout the United States, Europe, Caribbean, and Latin America. Travel accommodations are offered through numerous well-established online travel platforms, such as Airbnb, Expedia, Hotelplan, MakeMyTrip, Oravel Stays, TripAdvisor and Wyndham Destinations.
In additional to well-known, large hotel chains, there are a. growing number of short-stay accommodation specialist companies similar to ours, such as AvantStay, Sextant Stays, Kasa and Sonder. Some of these have had several rounds of financing and have built larger portfolios of units than ours.
Intellectual Property
We have filed for eight trademarks, including “CorpHousing Group,” CorpHousing” and SoBeNY.” We intend to use these and other trademarks in building our brand, proprietary corporate philosophies in creating our operations and guests experiences, and certain proprietary technology, applications and data bases and know how in our operations. As a result, our success depends in part on our ability to operate without infringing upon the proprietary rights of others, and to prevent others from infringing upon our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. trademark and copyright applications, nondisclosure and assignment of invention agreements with employees, and enforcing our rights as applicable. We also rely on trade secrets, know-how, and continuing technological innovation and may rely on licensing opportunities to develop and maintain our proprietary position. We believe there is a nonoperating company using the name “CorpHousing” which was formed after the date of our formation and which has not conducted any material commercial business. We are in the process of making a cease and desist demand on the entity to the extent same is still in legal existence.
Regulation
We must ensure regulatory compliance in our operations across numerous jurisdictions.
Property and Accommodations Regulation
Our business is subject to U.S. federal, state and local and foreign laws and regulations that vary widely by city, country and property type. In many cities, local regulations affect our company’s ability to offer accommodations for specified durations or in certain neighborhoods. Hospitality and transient accommodations operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, fire and life safety, environmental and other property condition matters, staffing and employee training, cleaning protocols and other COVID-19 requirements, and property “star” ratings where required. Additionally, our real estate owners are also responsible for their own compliance with laws, including with respect to their employees, property maintenance and operations, environmental laws and other matters.
When signing leases in a new market, we engage local legal counsel to help identify relevant regulatory requirements. This research includes analysis on licensing and zoning, building code, accessibility and operations requirements, fire and life safety regulations, tax compliance, and local employment laws. Every leased property has unique characteristics, requiring further due diligence and regulatory analysis before each new lease signing.
We monitor regulatory changes in each existing market on an ongoing basis. To facilitate our growth and compliance work in each city, we attempt to establish relationships with local regulatory agencies, elected officials, business and community groups to build trust and improve understanding of our business model.
Privacy and Data Protection Regulation
In processing travel transactions and information about guests and their stays, we receive and stores a large volume of personally identifiable data. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. States and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and UK Data Protection Act. We have implemented a variety of technical and organizational security measures and other procedures and protocols to protect data, including data pertaining to guests and employees, and we are engaged in an ongoing process of evaluating and considering additional steps to comply with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and UK Data Protection Act.
Employment
We are also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration, workplace safety and health, and hotel-specific ordinances.
Other Regulation
Our business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As we expand into additional markets, we will be subject to additional laws and regulations.
The regulatory environment in each market is often complex and evolving, and can be subject to significant change. Some relevant laws and regulations are inconsistent and ambiguous, and could be interpreted by regulators and courts in ways that could adversely affect our business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to businesses such as ours, which often makes their application to our business uncertain.
Uncertainty
Short-term rental regulations differ greatly by state and city, and they can be difficult to ascertain, accurately interpret and apply. There is no one-size fits all approach in the United States. Additionally, the rules and regulations are in a constants state of change due to the massive and on-going shift in how governments, at all levels, assess and address short-term rental platforms. Presently, the wide variety of complex, evolving, and sometimes inconsistent and ambiguous Federal, state, and local laws, regulations, and/or rules that affect the short-term rental business may adversely impact our operations and our ability, or willingness, to lease units from property owners in certain jurisdictions. Violation of the various laws, regulations, and rules that apply to us or may, in time, evolve to apply to us, could result in significant liability to us, including fines and other penalties, which could have a material adverse effect on our business, results of operations, and financial condition.
Human Capital
Our future success is dependent in part on our continued ability to attract, hire and retain qualified personnel. Therefore, investing, developing and maintaining human capital is critical to our success. The

Company strives to provide its employees with a safe and healthy workplace. As of the date of this prospectus, we had 107 full-time employees and independent contractors. None of our employees or contractors are covered by collective bargaining agreements.
We are an equal opportunity employer and it is our company’s policy to recruit, hire, train and promote personnel in all job classifications, without regard to race, religion, color, national origin, sex or age. We are committed to inclusivity and diversity across our entire operation and to fostering a culture where everyone feels empowered to do their best work. Cultivating a diverse and inclusive workplace helps us embrace different perspectives, talents and experiences. We believe achieving a culture of integrity and transparency starts with leadership and encourages every employee to work in support of our company’s goals. Continuous employee engagement helps us understand our employees’ perspectives and identify areas for additional focus.
As a result of our lease for the Blakely NY Hotel, a portion of our employees are currently represented by labor unions and/or covered by collective bargaining agreements. We may in the future acquire additional portfolios of units in other hotels or other building serviced by organized or unionized labor. In addition, union, worker council or other organized labor activity may occur at other locations we already lease. We currently have obligations relating to the Blakely NY Hotel, through Blakely LLC, under a Collective Bargaining Agreement with UNITE HERE Local 26 (which we assumed under an Assignment Agreement, dated as of December 10, 2021). Obligations of the Blakely NY Hotel include, without limitation, enhanced severance benefits that, in certain circumstances, may have to be paid upon termination of employment of hotel employees who are members of the union known as UNITE HERE. We cannot predict the outcome of any labor-related proposal or other organized labor activity. Increased unionization of our workforce or other collective labor action, new labor legislation or changes in regulations could be costly, reduce our staffing flexibility or otherwise disrupt our operations, and reduce our profitability. While we have not experienced any labor disputes or work stoppages to date, from time to time, hospitality operations may be disrupted because of strikes, lockouts, public demonstrations or other negative actions and publicity involving employees and third-party contractors. We may also incur increased legal costs and indirect labor costs because of disputes involving our workforce.
Facilities
We maintain nominal corporate headquarters in Miami Florida, where we lease office space. We believe that our corporate space is adequate for our immediate needs and that we will be able to obtain additional or substitute space, as needed, on commercially reasonable terms.
Legal Proceedings
From to time, we have been subject to infraction notices or fines for building code violations at certain of our properties, none of which have been material individually or in the aggregate. We are not currently a party to any material litigation or regulatory action. We expect that given the growing complexity of our business, the lease and contract centric nature of our operations and the evolving regulatory environment in which we operate, we will experience litigation from time to time in the ordinary course. In connection with navigating changes in our industry and business during the COVID-19 pandemic, we experienced high levels of cancellations and materially decreased occupancy rates at our properties. As part of our operating strategy during this period, we negotiated or awarded refunds, experienced material chargebacks and were required to engage in settlements with credit card processors and banks. In addition, we surrendered units under certain leases. In response to the pandemic, we were required to operate in a manner not typical with the ordinary course of our operations consistent with our past history or strategy. It is possible that our actions and responses during the pandemic could increase the likelihood of litigation, although we do not anticipate any such litigation to be material.
In 2020, in addition to travel related restrictions and shutdowns, as a protective measure for renters facing hardship during the COVID-19 pandemic, New York City implemented unprecedented eviction moratoriums. As a result, we have experienced, and continue to experience, violations of short-term rental regulations caused by subtenants who illegally occupy some of our units beyond their rental term (i.e., “squatters”), and, in some cases, illegally “sublease” our units to others. In these circumstances, we take legal measures to reclaim our units, including filing lawsuits seeking orders of removal, and notifying the applicable authorities. Given existing state and local government policy, as well as pandemic-affected resource limitations within the courts, to date we have received limited relief. Illegal tenants continue to occupy several units in our New York City portfolio which, in turn, has led to such properties’ landlords incurring fines with the New York’s Department of Buildings (DOB) and the New York’s Office of Special Enforcement (OSE), which regulates short-term rentals. We have been unable to utilize these units in our operations and have not generated any revenues from these units while “squatters” continue to occupy our units (and this is reflected in our financial statements included in this prospectus for the relevant periods). It is possible that we could be held liable for the actions and activities of these illegal tenants. We continue to pursue legal options to have these “squatters” evicted.
During the height of the pandemic, as a matter of company policy, we provided accommodations to frontline workers who were battling the pandemic, such as doctors, nurses, medical technicians, and other emergency personnel who needed to stay in close proximity to major hospitals to provide health care to those who were suffering from COVID-19. These units were often provided on a “loss basis.” In many cases we provided stays for less than 30 days, which was in violation of New York State and New York City’s sub-30 day rental rules and for which the city implemented no exception for emergency worker housing. Accordingly, the landlords of these buildings were typically fined and we were obligated to indemnify them for such fines.
Cities, such as New York City, have been diligent in the implementation and enforcement of short-stay rental regulations to ensure the safety of its communities and housing availability and affordability. Although our lease terms with landlords typically provide that ownership of, and responsibility for, the properties remains with the landlords, we generally are obligated to indemnify landlords for any violations that may be caused by our activities or those of our guests. This would include any commercial activity deemed in violation of existing or future zoning laws, buildings codes, housing maintenance codes, multiple dwelling laws, and administrative codes, as well as any specific laws, regulations or prohibitions relating to length of rental or number of concurrent guests in a unit. In the past, we have been required to indemnify against or pay directly civil penalties with respect to units that allegedly violated such rules and regulations and have also, from time to time, ended our leasing of certain units in order to come into compliance with applicable law. From time to time we have allowed guests to rent with an understanding that they intended to vacate the property in less than 30 days, and our leases allowed them to terminate on the exit date with no further financial penalties to such guests. From time to time, we have also been subject to fines with respect to guest stays in excess of 30 days, and were required to challenge such fines. It is possible that we will be subject to more material actions by state and city agencies from time to time. Although, to date, we have not been a party to any such material actions, companies such as Airbnb have been involved in lawsuits with New York City with respect to sub 30-day rental units offered through their platform and their data and record keeping relating to the hosts of the properties made available through their platform.
In response to the ever evolving landscape relating to short-term rentals, we regularly monitor applicable state and local laws and regulations and strive to operate our business in compliance with such laws and regulations. When required, we have demonstrated flexibility to modify our operations in particular jurisdictions as required, including divesting our company of certain units and acquiring replacement and additional units in hotels and buildings that comply with existing regulations. Although, we may potentially face legal actions, penalties, and information requests from time to time in jurisdictions in which we operate, such as New York City, we are proactively growing our business in compliance with law. As part of our operating strategy, we have conducted a thorough inspection of our New York City inventory to ensure all listings are for 30-day minimums, in compliance with New York City’s current laws. In connection with this strategy, we have, or are in the process of, surrendering back to landlords certain units, which we have determined cannot be operated in compliance with existing law in a profitable manner, and have replaced these units in our portfolio with hotel units and units in buildings licensed for short-stay rentals. We have also made sure all of our online listings on third party sales channels are in compliance with New York State’s and New York City’s laws. To ensure that our business and marketing strategies comply with the regulations that may apply to our business, which vary by city, our operations and legal compliance are supervised by our Chief Compliance Officer and other personnel, who work with local counsels as well directly with regulators and agencies in our cities. As a result of our strategy, going forward we will not host any stay for less than 30 days in any of our residential-zoned units in New York City. We do not believe adding hotel portfolios and similar buildings within our portfolios in various cities, such as New York City, will have a material impact on our operating strategy or results going forward.

MANAGEMENT
The following table sets forth information regarding our executive officers and members of our board of directors, including their ages as of the date of this prospectus.
Name	Age	Position
Brian Ferdinand	44	Chief Executive Officer and Chairman of the Board
David Gurfein	56	President and Chief Operating Officer
Shanoop Kothari	49	Chief Financial Officer (Principal Financial Officer)
Karl Rothman	55	Chief Accounting Officer (Principal Accounting Officer)
Kevin J. Mikolashek	51	Chief Compliance Officer
Jimmie Chatmon	28	Executive Vice President and Director
Leonard Tobororff	89	Director
Aimee J. Nelson	44	Director Nominee
Jeffrey Webb	72	Director Nominee
Brian Ferdinand was the Co-Founder and Manager of both Corphousing LLC and SoBeNY Partners LLC prior to their conversions into C corporations in January 2022, and has been the Chief Executive Officer and Chairman of the Board of our company since that date. Prior to founding our company in 2017, Mr. Ferdinand was Chief Operating Officer and a partner at VacationRentals LLC, a provider of loyalty-branded, hotel-alternative accommodations, and prior to that, from 2011 through 2014, Mr. Ferdinand served as a member of the Board of Directors and Head of Corporate Strategy at Liquid Holdings, Inc. (“Liquid”), a designer and operator of fintech-based brokerage order execution platforms and services. Liquid filed for bankruptcy Chapter11 protection in January 2016. From 2002 through 2011, Mr. Ferdinand served as Managing Director and partner at ECHOTrade LLC, a proprietary trading firm, where he oversaw that company’s expansion from 30 to nearly 1000 licensed traders working in offices throughout the United States and internationally in JBO partnership with Merrill Lynch and Bank of America. Mr. Ferdinand entered into an offer of settlement with the SEC in April 2020 in connection with Liquid’s alleged violations of Section 17(a)(2) of the Securities Act and Section 13(a) of the Exchange Act and his alleged violation of Sections 13(d)(2) and 16(a) of the Exchange Act, requiring the payment of civil penalties and an agreement to cease and desist from any such future violations.
David H. Gurfein has been as our President and Chief Operations Officer since June 2021, our President of Operations from May 2019 to June 2021, and an Advisor to our CEO from November 2017 to May 2019. Since April 2018, Mr. Gurfein has also served as Chief Executive Officer of United American Patriots, a non-profit 501(c)(3) organization that focuses on service members individuals rights. From June 2012 to June 2017, Mr. Gurfein was President of True Health & Wholeness, a Health and Fitness Company. He was a Managing Partner and Senior Vice President for Business Development at Holden International, a business development and consultancy company, from July 2010 to June 2012. Mr. Gurfein served in the U.S. Marine Corps from September 1982 to November 2007, enlisting as a private and retiring as a Lieutenant Colonel. Mr. Gurfein holds an M.B.A. from Harvard Business School and a B.S. from Syracuse University.
Shanoop Kothari has been our Chief Financial Officer since January 2022. From January 2019 until September 2021, Mr., Kothari was the Chief Financial Officer of NuZee Inc (Nasdaq: NUZE), an environmentally friendly coffee co-packing services company. From July 2020 until May 2021, Mr. Kothari also served, in dual capacity, as NuZee’s Chief Operating Officer. In addition, Mr. Kothari served as a director of NuZee from October 2019 to March 2021. Prior to joining NuZee, Mr. Kothari was a Managing Director at B. Riley FBR, Inc. (“FBR”) from June 2014 until September 2018, where he oversaw the provision of a wide range of financial services to FBR’s oil and gas clients. From September 2012 to June 2014, Mr. Kothari was the Chief Financial Officer of a private oil and gas refinery joint venture with HollyFrontier. Mr. Kothari was an investment banker at Credit Suisse working in the energy industry investment segment from June 2005 until September 2012. From May 1998 until April 2003, Mr. Kothari served in variety of capacities for BindView Development, a publicly traded software company, including as Chief Financial Officer (from January 2001 to May 2001). Mr. Kothari was senior auditor at Price Waterhouse, an international accounting and consulting firm, from June 1995 to May 1998. Mr. Kothari has more than 25 years of accounting, finance and capital markets experience. Mr. Kothari holds a BA in Accounting from Southern Methodist University and an MBA from Rice University. Mr. Kothari is also a licensed CPA and CIA and possesses Series 7 / 24 / 63 licenses.
Karl Rothman was our Chief Financial Officer from May 2021 to January 2022. He has been our Chief Accounting Officer since January 2022. From December 2012 to November 2020, he was the President and Owner of Rothman and Company, an outsourced accounting services company where he oversaw clients in the health care, real estate and legal industries. Prior to this, Mr. Rothman served as an independent consultant for numerous small and growing businesses, providing Sarbanes-Oxley reviews and tax, project management, and outsourced accounting services. He is a Certified Public Accountant and a graduate of the University of Virginia.
Kevin Mikolashek has been our Chief Compliance Officer since September 2021. Prior to joining our company, from April 2018 until September 2021, he served as Managing Director for Misbah-Maher Consultancy, a consulting firm focused on Federal Government contracts in Afghanistan, and for Maher Legal Services, a law firm. From November 2015 to March 2018, Mr. Mikolashek was Senior Counsel at the Enforcement Division of the Federal Reserve Board of Governors, investigating large financial institutions. From November 2005 to November 2015, he served in the U.S. Department of Justice as an Assistant United States Attorney in the Eastern District of Virginia, where he led complex procurement fraud investigations into some of the nation’s largest defense contractors, and represented the United States in civil litigation. From January 1997 to November 2005, Mr. Mikolashek served as an Army Judge Advocate Officer, prosecuting felonies, providing legal advice to combat commanders, and representing the Army in civil litigation. Since May 2016, Mr. Mikolashek has been on the board of directors of Western Fairfax Christian Ministries, a non-profit organization that provides relief to the hungry and homeless, and has served as Treasurer for that organization since May 2017. Mr. Mikolashek served in the United States Army from 1997 to 2005. Mr. Mikolashek holds an M.B.A from the University of Virginia Darden Graduate School of Business, a J.D. from the Dickinson School of Law of Pennsylvania State University, and a B.A. from the Shippensburg University of Pennsylvania.
Jimmie Chatmon has served as our Executive Vice President since November 2017 and as a director of our company since November 2021. In this role he has helped our company grow in the short-term rental marketplace, drawing upon his prior experience and analytical expertise in designing our daily pricing and distribution strategies, while overseeing our revenue management team. Before joining our company, from July 2016 to November 2017, Mr. Chatmon worked in sales and revenue management at Vacation Rentals LLC, a provider of loyalty-branded, hotel-alternative accommodations. Mr. Chatmon earned his B.S. in Business Administration from the University of Miami in 2015.
Leonard Toboroff has been a director of our company since June 2021. Mr. Toboroff is a private investor. He was the Executive Vice President and Vice Chairman of the Board of Allis-Chalmers Energy Inc., a provider of products and services to the oil and gas industry, from 1988 to 2007. He was a director (and finance committee member) and Vice Chairman of Riddell Sports Corp., a sporting goods manufacturer, from 1988 to 2003. From 1998 until its sale in 2006, Mr. Toboroff was a director (and finance committee member) and Vice Chairman of Varsity Brands, Inc. a provider of goods and services to the school spirit industry. From 1988 to 1995 he was a director (and finance committee member) of Saratoga Springs Water Co. From 1989 to 1998, he was Managing Director of the Corinthian Capital Group, LLC, a private equity fund. From 2005 to 2008, Mr. Toboroff was a director (and finance committee member) of ENGEX Corp., a closed-end mutual fund. From 2001 to 2004, he was a director of NOVT Corp. a developer of advanced medical treatments for coronary and vascular disease. From 2006 to 2009, he was a director of Asset Alliance Corp., an alternative investment company. From 1987 to 1988, Mr. Toboroff was Head of M&A at Rooney Pace Co. Investment Bank. From 1980 to 1990, Mr. Toboroff was the Chairman or Vice Chairman of American Bakeries Co., a Fortune 500 company, Chairman and Vice Chairman. Mr. Toboroff also has been a founding shareholder in various companies that completed their public offering including in fields of game technology, crowdfunding, and medical marijuana. Mr. Toboroff was a practicing attorney from 1960 to 1990, engaging in appellate practice in various federal courts and the U.S. Supreme Court and is a member of the US Supreme Court Historical Society. Mr. Toboroff is a graduate of Syracuse University and the University of Michigan Law School.

Aimee J. Nelson will become a director of our company upon consummation of this offering. From June 2020 to present, Ms. Nelson has provided various clients with financial and strategic consulting services through her firm, AJAY Ventures. From January 2020 to June 2020, she was the Chief Financial Officer of Cuisine Global, a plant-based food and lifestyle company, where she implemented new accounting and vendor management systems, oversee assets sales, and created annual budgets and strategic plans. From April 2014 to May 2018, she was a Managing Director at Fifth Third Bank, a national bank, where she oversaw a portfolio of corporate lending clients, ranging from starts ups to mature high-revenue businesses. From January 2012 to April 2014 she was a consultant to Wild Oats, LLC, a development stage company funded by Yucaipa Companies, overseeing the formation of a joint venture with Daymon Worldwide to launch more than 160 fresh foods and nonfood products through global retail chains. From June 2010 to December 2011 she was a finance consultant to Key Development, LLC, a family office, consulting that company on the areas of business acquisitions and opportunities. From 1999 to May 2010 she worked in various capacities at national banks, including JPMorgan Chase, Compass Bank, Wachovia Bank and Park Cities Bank, where she helped building portfolios of banking clients and assisted in business growth initiatives, including in the areas of real estate and commercial real estate lending. She received her BBA from Texas Christian University and her MBA from Southern Methodist University.
Jeffrey Webb will become a director of our company upon consummation of this offering. Mr. Webb became Chairman and Chief Executive Officer of Varsity Brands when that company was formed in 2012 from the merger of Varsity Spirit Corporation, a company founded by Mr. Webb, and Herff Jones, a leading producer of high school and college graduation apparel and class rings. He stepped down as CEO of Varsity Brands in 2016. He continued to serve as Chief Executive Officer of Varsity Brands through its acquisition by Bain Capital Private Equity for $2.8 billion in 2018, and ultimately retired as its Chairman in 2020. In 1974, Mr. Webb founded Varsity Spirit Corporation, a company that develops nationwide training camp systems, distributes uniforms and equipment, and produces national televised championship competitions, tours and performance for and featuring collegiate and high school spirit and cheerleading organizations. Events produced by Varsity Spirit Corporation include high-profile events such as the Macy’s Thanksgiving Day Parade in New York, the Citrus Bowl, and various European events. Prior to founding Varsity Spirit Corporation, from 1972 to 1974, he served in various capacities with Cheerleader Supply Company, a distributor of spirit and cheerleading uniforms and equipment, including as its Vice President and General Manager. Mr. Webb is the founder of the Universal Cheerleading Association (UCA). He is also the founder and current President of the International Cheer Union, the world governing body of the sport of cheerleading. Mr. Webb received his B.S. degree in political science from the University of Oklahoma.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Composition of our Board of Directors
Upon completion of this offering, our board of directors will consist of five directors. Each director’s term will continue until the annual meeting of the stockholders next held after his or her election and the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation, or removal.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Mr. Ferdinand, our Chief Executive Officer is also the Chairman of our board of directors. Our board of directors determined that having our Chief Executive Officer also serve as the Chairman of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Ferdinand founded and has led our company since its inception. Our board of directors believes that Mr. Ferdinand’s strategic vision for our business, his in-depth knowledge of our operations and the short-stay vacation and real estate industries, and his experience serving on our board of directors and as Chief Executive Officer since our inception make him well qualified to serve as both Chairman of our board of directors and Chief Executive Officer.
Director Independence
We will be a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Upon completion of this offering, Mr. Ferdinand will beneficially own approximately 69.7% of the voting power of our outstanding capital stock (or 69.2% if the underwriters exercise their option to purchase additional shares of our common stock in full). As a result, we qualify for exemptions from certain corporate governance requirements under the NYSE rules. We have elected at this time to not opt into these exemptions, although we could do so in the future. Even though we will be a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.
Prior to the consummation of this offering, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us, either directly or as an officer, partner, or stockholder of a company that has a relationship with us. Our board of directors has affirmatively determined that each of Ms. Nelson, Mr. Toboroff and Mr. Webb is an “independent director,” as defined under the rules of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Committees of Our Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through actions of the board of directors and standing committees. We will have a standing audit committee, nominating and corporate governance committee, compensation committee, and finance, risk and investment committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Each of the audit committee, nominating and corporate governance committee, compensation committee, and finance, risk and investment committee will operate under a written charter that will be approved by our board of directors in connection with this offering. A copy of each of the audit committee, nominating and corporate governance committee, compensation committee, and finance, risk & investment committee charters will be available on our principal corporate website at corphousinggroup.com/investors substantially concurrently with the consummation of this offering. The information on, or that can be accessed through, any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Audit Committee
Our audit committee will be responsible for, among other things:
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appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm their independence from management;

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reviewing with our independent registered public accounting firm the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

Upon the consummation of this offering, our audit committee will consist of Ms. Nelson, Mr. Toboroff and Mr. Webb, with Ms. Nelson serving as chair. Each such member meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. In addition, our board of directors has determined that each member of our audit committee meets the financial literacy requirements of the NYSE listing standards and that Ms. Nelson will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee will be responsible for, among other things:
•
identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•
periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors, including recommending to our board of directors the nominees for election to our board of directors at annual meetings of our stockholders;

•
overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•
developing and recommending to our board of directors a set of corporate governance guidelines.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Ms. Nelson, Mr. Toboroff and Mr. Webb, with Mr. Webb serving as chair. Our board of directors has affirmatively determined that each member of this committee meets the definition of “independent director” under the NYSE rules.
Compensation Committee
Our compensation committee will be responsible for, among other things:
•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the board of directors, in connection with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

•
reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•
reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements;

•
making recommendations to our board of directors regarding the compensation of our directors; and

•
appointing and overseeing any compensation consultants.

Upon the consummation of this offering, our compensation committee will consist of Ms. Nelson, Mr. Toboroff and Mr. Webb, with Mr. Toboroff serving as chair. Each member of this committee meets the definition of “independent director” for purposes of serving on the compensation committee under the NYSE rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.
Finance, Risk and Investment Committee
Our finance, risk & investment committee will be responsible for, among other things:
•
reviewing and providing guidance to management and our board of directors with respect to our capital and liquidity risk management processes and strategies, financial risk management strategies, capital structure and capital expenditures strategy;

•
overseeing our investment policies and strategies; and

•
reviewing and evaluating our policies with respect to enterprise risk assessment and enterprise risk management, including our financial and cybersecurity risks.

Upon the consummation of this offering, our finance, risk & investment committee will consist of Ms. Nelson, Mr. Toboroff and Mr. Webb.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management and for overseeing management of regulatory risks. Our finance, risk and investment committee is responsible for managing risks associated with our capital structure, credit, liquidity and operations, as well as financial and cybersecurity risks, and oversees our enterprise risk management framework. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors does not believe that its role in the oversight of our risks affects the board of directors’ leadership structure.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Diversity
Our nominating and corporate governance committee will be responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. Although our board of directors does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, our nominating and corporate governance committee will consider factors including, without limitation, issues of character, personal and professional integrity, ethics and values, experience in corporate management, finance and other experience relevant to our industry, relevant social policy concerns, judgment, potential conflicts of interest, other commitments, practical and mature business judgment, including the ability to make independent analytical inquiries, and such factors as age, sex, race, place of residence and specialized experience and any other relevant qualifications, attributes or skills.
Code of Business Conduct and Ethics
Prior to the completion of this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website, corphousinggroup.com, any amendments to, or waivers from, any provision of the code. The information on, or that can be accessed through, any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2020 and 2021 Summary Compensation Table” below. In 2021, our chief executive officer and our two other highest-paid executive officers, or our named executive officers, and their positions were as follows:
•
Brian Ferdinand, our Chairman and Chief Executive Officer;

•
David Gurfein, our President and Chief Operating Officer; and

•
Karl Rothman, our former Chief Financial Officer and current Chief Accounting Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.
2020 and 2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020 and 2021:
Name and Principal Position	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	Total ($)
Brian Ferdinand(1) 2020	$358,593	$—	$—	$—	$—	$358,593
2021	$719,006	$—	$—	$—	$—	$719,006
David Gurfein(2) 2020	$53,250	$—	$—	$—	$—	$53,250
2021	$7,560	$—	$—	$—	$—	$7,560
Karl Rothman(3)
2020	28,500					28,500
2021	98,000					98,000

(1)
Mr. Ferdinand’s services were provided to our company in 2020 and 2021 through a consulting agreement between our company and SuperLuxMia LLC, a consulting firm owned by Mr. Ferdinand. In connection with the consummation of this offering, such consulting agreement shall be terminated and Mr. Ferdinand will enter into an employment agreement with our company as described below under “Executive Compensation Arrangements.”

(2)
Mr. Gurfein’s services were provided to our company in 2020 and 2021 through a consulting agreement between our company and himself. In connection with the consummation of this offering, such consulting agreement shall be terminated, and Mr. Gurfein will enter into an employment agreement with our company as described below under “Executive Compensation Arrangements.”

(3)
Mr. Rothman’s services were provided to our company in 2020 and 2021 through a consulting agreement between our company and Rothman & Company, a company owned and controlled by him. In connection with the consummation of this offering, such consulting agreement shall be terminated, and Mr. Rothman will enter into an employment agreement with our company as described below under “Executive Compensation Arrangements.” In connection with the consummation of this offering, Mr. Rothman will enter into an employment agreement with our company.

Outstanding Equity Awards at Fiscal Year-End
We had no options outstanding as of December 31, 2020. In January 2022, we adopted our 2022 Plan and have issued options to purchase an aggregate of 9,718,000 shares of our common stock thereunder, including the options described immediately below under “— Executive Compensation Arrangements.”

Executive Compensation Arrangements
Each of Brian Ferdinand, our Chairman and Chief Executive Officer, David Gurfein, our President and Chief Operating Officer, Shanoop Kothari, our Chief Financial Officer, Kevin Mikolashek, our Chief Compliance Officer, Karl Rothman, our Chief Accounting Officer, and Jimmie Chatmon, our Executive Vice President will enter into three-year employment agreements at the closing of this offering, providing for annual salaries of $300,000, $250,000, $225,000, $75,000, $180,000 and $225,000, respectively. Each agreement has customary noncompete and nonsolicitation provisions and provides for termination by our company for cause and by the employee for good reason. Any consulting agreement under which the services of the foregoing officers is currently provided to our company shall be terminated concurrently with the consummation of this offering.
As part of his employment Mr. Gurfein has been issued options to purchase 3,000,000 shares of our common stock under the 2022 Plan. The options will be exercisable at a per-share price equal to the per-Unit price in this offering. These shares shall vest only upon our attainment of annual revenues during the option term as follows: 33-1/3% vest if our company’s revenues exceed $150 million (and up to $275 million) in any fiscal year during the option term, an additional 33-1/3% vest if our company’s revenues exceed $275 million (and up to $400 million) in any fiscal year during the option term; and the final 33-1/3% vest if our company’s revenues exceed $400 million in any fiscal year during the option term. As part of his existing consulting agreement with our company, Mr. Gurfein is entitled to a bonus of $250,000, payable upon successful completion of this offering.
As part of his employment Mr. Kothari has been issued options to purchase 2,000,000 shares of our common stock under the 2022 Plan. The options will be exercisable at a per-share price equal to the per-Unit price in this offering. 1,500,000 of these shares shall vest in three equal annual installments, commencing on the first anniversary of the date of consummation of this offering. 500,000 of these shares shall vest six months from the date of the consummation of this offering.
As part of his employment Mr. Rothman has been issued options to purchase 500,000 shares of our common stock under the 2022 Plan. The options will be exercisable at a per-share price equal to the per-Unit price in this offering. These shares shall vest in three equal annual installments, commencing on the first anniversary of the date of consummation of this offering.
As part of his employment Mr. Mikolashek has been issued options to purchase 375,000 shares of our common stock under the 2022 Plan. The options will be exercisable at a per-share price equal to the per-Unit price in this offering. These shares shall vest in three equal annual installments, commencing on the first anniversary of the date of consummation of this offering. As part of his existing consulting agreement with our company, Mr. Mikolashek is entitled to a bonus of $50,000, payable upon successful completion of this offering.
Director Compensation
Following the offering, will pay our independent directors $180,000 per year comprised of $72,000 in cash and the issuance of shares of our common stock in two semi-annual tranches each having a market value based on the price of our common stock on the last trading day prior to issuance of $54,000 per tranche. The annual cash payment to our independent directors shall first be made on the date of consummation of this offering and on each anniversary thereafter. The annual issuances of common stock to our independent directors shall be made in two installments, beginning on the date of the consummation of this offering and the 180th day after such date, and then on the anniversaries of each such date thereafter. We have paid no compensation to any person for service as a director to date.
2022 Performance Equity Plan
Summary of the 2022 Plan
The following is summary of the principal features of the 2022 Plan. The summary is qualified in its entirety by reference to the full text of the 2022 Plan which is filed as an exhibit to the registration statement of which his prospectus forms a part.

Purpose
The purpose of the 2022 Plan is to enable the Company to offer its employees, officers, directors, and consultants whose past, present and/or potential future contributions to the Company have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.
Administration
The 2022 Plan is administered by the Board or by a committee of the Board. In this summary, references to the “committee” are to the committee administering the plan or, if no such committee is designated, the Board. The committee will be comprised solely of “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Presently, the 2022 Plan is administered by the compensation committee. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time-to-time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise, or forfeiture provisions related to the awards.
Stock Subject to the 2022 Plan
There are 10,000,000 shares of our common stock reserved for issuance under the 2022 Plan. Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2022 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the Company will not be available for future award grants under the plan.
Under the 2022 Plan, in the event of a change in the number of shares of Company common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.
Eligibility
The Company may grant awards under the 2022 Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to the Company and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries.
Types of Awards
Options
The 2022 Plan provides both for “incentive” stock options as defined in Section 422 of Internal Revenue Code of 1986, as amended (the “Code”), and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of Company stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of the Company’s plans), measured at the date of the grant, may not exceed $100,000.
An incentive stock option may only be granted within 10 years from the effective date of the 2022 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Company stock.
Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Company securities or in a combination of the two.
Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian, or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder or by domestic relations order to a family member of the holder or may transfer a non-qualified stock option to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.
Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by the Company or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Board or committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by the Company without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.
Stock Appreciation Rights
Under the 2022 Plan, the Company may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the Company may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock
Under the 2022 Plan, the Company may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.
The 2022 Plan requires that all shares of restricted stock awarded to the holder remain in the Company’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. The Company will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to vote the shares.
Other Stock-Based Awards
Under the 2022 Plan, the Company may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of the Company’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2022 Plan or any of the Company’s other plans.
Accelerated Vesting and Exercisability
If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then immediately prior to the closing of such acquisition, the vesting periods of any and all stock options and other awards granted and outstanding under the 2022 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.
The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Board, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2022 Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the Company upon the tender by the Company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the 2022 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.
Other Limitations
The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award with a higher exercise price.
Withholding Taxes
When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of our common stock. The obligations of the Company under the 2022 Plan are contingent on such arrangements being made.
Term and Amendments
Unless terminated by the Board, the 2022 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the initial effective date of the plan. The Board may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.
Federal Income Tax Consequences
The following discussion of the federal income tax consequences of participation in the 2022 Plan is only a summary of the general rules applicable to the grant and vesting or exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.
Incentive Stock Options
Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. The Company will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.
If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and the Company will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable. Further, the income tax deduction may be limited by the deductibility of compensation paid to certain officers under Code section 162(m).

Non-Qualified Stock Options
With respect to non-qualified stock options:
•
upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•
upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the limits of Code section 162(m) and the requirement that the compensation be reasonable; and

•
the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.
If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at that time, subject to the limits of Code section 162(m). The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.
Stock Appreciation Rights
Upon the grant of a stock appreciation right, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company may receive a deduction at the time of exercise equal to the cash and fair market value of our common stock payable upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.
Restricted Stock
A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.
A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.
Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant but will not be deductible by the Company.
Other Stock-Based Awards
The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.
Certain Awards Deferring or Accelerating the Receipt of Compensation
Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan may become immediately taxable. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Stock appreciation rights and deferred stock awards that may be granted under the 2022 Plan may constitute deferred compensation subject to the Section 409A requirements. It is the Company’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock as of the date of this prospectus:
•
each person known by us to beneficially own more than 5% of our common stock;

•
each of our named executive officers and directors (and director nominees); and

•
all of our executive officers and directors as a group.

The applicable percentage ownership before the offering is based on 89,000,000 shares of our common stock outstanding as of the date of this prospectus.
The applicable percentage ownership after this offering is based on 91,307,692 shares of our common stock outstanding immediately following the completion of this offering, assuming that the underwriters will not exercise their option to purchase additional shares of common stock, assuming no exercise of the Underwriter’s Warrant, our other Warrants, options or other securities convertible into shares of our common stock, and assuming the issuance of 2,307,692 shares of common stock at the closing of this offering.
We believe, based on the information furnished to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.
Name	Shares of Common Stock Owned(1)	Percentage Ownership Prior to Offering	Percentage Ownership Following Offering
Brian Ferdinand, Chairman and Chief Executive Officer(2)	65,750,000	73.06%	71.2
Jimmie Chatmon, Executive Vice President and Director(3)	9,629,771	10.82%	10.55
David Gurfein, President and Chief Operating Officer(4)	4,316,794	4.85%	4.72
Shanoop Kothari, Chief Financial Officer(5)	—	—	—
Karl Rothman, Chief Accounting Officer(6)	—	—	—
Kevon J. Mikolashek, Chief Compliance Officer(7)	—	—	—
Leonard Toboroff, Director	1,250,000	1.4%	1.37
Aimee J. Nelson, Director Nominee	—	—	—
Jeffrey Webb, Director Nominee	—	—	—
EBOL Holdings LLC(8)	6,712,651	7.5%	7.35%
All executive officers and directors (and nominees) as a group(9)	80,946,565	90.95%	87.69

(1)
Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which such stockholder has voting or dispositive power, including any shares that such stockholder has the right to acquire within 60 days of the date hereof.

(2)
Represents (a) 64,750,000 shares of our common stock owned by THA Holdings LLC (“THA Holdings”), an entity controlled by Brian Ferdinand, our Chairman and Chief Executive Officer and (b) 1,000,000 shares of our common stock issuable upon exercise of the Warrants owned by THA Family II Limited Liability Company,, an entity owned and controlled by Mr. Ferdinand’s spouse. The principal address of THA Holdings is 224 Muttontown Eastwoods Rd, Muttontown New York. The business address of Mr. Ferdinand is c/o CorpHousing Group Inc., 2125 Biscayne Blvd. Suite 253, Miami, Florida 33137.

(3)
Represents 9,629,771 shares of our common stock owned by JLC III LLC (“JLC”), an entity owned and controlled by Jimmie Chatmon, our Executive Vice President and a director. The principal address of JLC is 180 NE 29th Street, #828, Miami, Florida 33137. The business address of Mr. Chatmon is c/o CorpHousing Group Inc., 2125 Biscayne Blvd. Suite 253, Miami, Florida 33137.

(4)
Represents 4,316,794 shares of our common stock owned by Sierra Bravo Holdings LLC (“SBH”), an entity owned and controlled by the spouse of David Gurfein, our President and Chief Operating Officer. Does not include 3,000,000 shares of our common stock issuable upon exercise of options granted to Mr. Gurfein, which options shall vest in three equal annual installments upon our company’s attainment of certain revenue targets as described in “Executive Compensation — Executive Compensation Arrangements.” The principal address of SBH is 5810 Kingstowne Center, Suite 120-317, Alexandria, Virginia 22315. The business address of Mr. Gurfein is c/o CorpHousing Group Inc., 2125 Biscayne Blvd. Suite 253, Miami, Florida 33137.

(5)
Does not include 2,000,000 shares of common stock issuable upon exercise of options granted to Mr. Kothari, which 1,500,000 options shall vest in three equal annual installments commencing on the first anniversary of the date of consummation of this offering with the balance of 500,000 shares shall vest six months from the consummation of this offering. The business address of Mr. Kothari is c/o CorpHousing Group Inc., 2125 Biscayne Blvd. Suite 253, Miami, Florida 33137.

(6)
Does not include 500,000 shares of common stock issuable upon exercise of options granted to Mr. Rothman, which options shall vest in three equal annual installments commencing on the first anniversary of the date of consummation of this offering. The business address of Mr. Rothman is c/o CorpHousing Group Inc., 2125 Biscayne Blvd. Suite 253, Miami, Florida 33137.

(7)
Does not include 375,000 shares of common stock issuable upon exercise of options granted to Mr. Mikolashek, which options shall vest in three equal annual installments commencing on the first anniversary of the date of consummation of this offering. The business address of Mr. Mikolashek is c/o CorpHousing Group Inc., 2125 Biscayne Blvd. Suite 253, Miami, Florida 33137.

(8)
EBOL Holdings LLC is an entity owned and controlled by Edward Rogers, our company’s Head of Property Acquisitions. Includes 71,429 shares of common stock issuable upon the November 2021 Warrants issuable to EBOL as described below under “Certain Relationship and Related Party Transactions — EBOL Holdings,” based on the per-Unit price in this offering.

(9)
Represents all shares indicated as included in footnotes (2) through (7) above. Excludes all shares indicated as not included in footnotes (2) through (7) above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SuperLuxMia LLC
Through the date of this prospectus, the services of Brian Ferdinand, our Chairman and Chief Executive Officer, has been rendered through a consulting agreement (“SLM Consulting Agreement”), dated January 1, 2018, between our company and SuperLuxMia LLC (“SLM”), an entity controlled and managed by Mr. Ferdinand. The SLM Consulting Agreement has a term through March 31, 2022. Under the terms of the SLM Consulting Agreement, we receive certain resources and the business time of Mr. Ferdinand. Upon consummation of this offering, the SLM Consulting Agreement will be terminated, and Mr. Ferdinand shall enter into the employment agreement with our company described above under “Executive Compensation — Executive Compensation Arrangements.” We have paid fees to SLM under the SLM Consulting Agreement in the amounts of $335,435 in 2019, $358,593 in 2020 and $719,006 in 2021 through the date of this prospectus.
SLM has loaned money to our company from time to time under the terms of promissory notes, each bearing interest at the annual rate of 1% with interest payable at maturity. In 2019, we borrowed $73,980 from SLM pursuant to a note dated March 1, 2019 and having a maturity date of March 1, 2020, which note was repaid on or prior to its maturity date. In 2020, we borrowed $73,180 from SLM pursuant to a note dated March 15th 2020, and having a maturity date of March 15th, 2021, which note was repaid on or prior to its maturity date. In 2021, we have borrowed $232,170 from SLM pursuant to a note dated June 15th, 2021 (“2021 SLM Note”), and having a maturity date of June 15th, 2022 As of the date of this prospectus, $0 remains outstanding under the 2021 SLM Note.
Ferdinand Holdings II
Ferdinand Holdings II LLC is an entity controlled and managed by Brian Ferdinand. In July 2019, Ferdinand Holdings II loaned our company $4,975 under the terms of a promissory note having a maturity date of November 1, 2021 and bearing interest at the annual rate of 1%, with interest payable at maturity. This note has been repaid.
Lane Ferdinand
Lane Ferdinand is the father of Brian Ferdinand. Lane Ferdinand, through the Law Offices of Lane Ferdinand, has served as general counsel to our company since inception but has not been paid any legal fees. Lane Ferdinand, individually, has loaned certain amounts to our company from time to time under the terms of a convertible revolving promissory note, dated March 30, 2019 (“Convertible Note”). The Convertible Note has a maturity date of March 30th, 2024 and bears interest at the annual rate of 1%, with interest payable at maturity. Through the date of this prospectus, an aggregate of $642,304 is outstanding under the Convertible Note. In connection with this offering, any amounts outstanding under the Convertible Note will be converted into shares of our common stock at a per-share conversion price equal to the per-Unit price or our common stock in this offering.
EBOL Holdings LLC
Edward Rogers is the controlling member of EBOL Holdings LLC, an entity which owns approximately 7.4% of our outstanding common stock as of the date of this prospectus. Mr. Rogers also serves as the Head of Property Acquisitions of our company. On January 19, 2019, Mr. Rogers loaned our company the principal amount of $275,000 under the terms of a credit agreement. This loan bore interest at the annual rate of 1%, with interest payable at maturity, and had a maturity date of January 5th, 2020 This loan was repaid as of September 30, 2021 and the credit agreement is no longer of any force or effect.
In November 2021, EBOL Holdings LLC purchased a $500,000 principal amount senior unsecured note of our company (“November 2021 Note”) and warrants to purchase up to $500,000 of our common stock at the per share offering price in this offering (“November 2021 Warrants”) for $500,000 cash. The November 2021 Note was amended in January 2022, The November 2021 Note has a maturity date of May 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the November 2021 Note are senior obligations of our company. As amended, the

November 2021 Note may be prepaid by us at any time. The November 2021 Warrants are exercisable at any time commencing on the date of consummation of this offering through the fifth anniversary of such date, at an exercise price equal to the final per-Unit offering price in this offering. The November 2021 Warrants allow for cashless exercise as further described in this prospectus. The holder of the November 2021 Warrants has been granted customary demand and piggyback registration rights.
879 Dune RD LLC
879 Dune RD LLC is an entity controlled by Brian Ferdinand. Under the terms of a promissory note, dated July 17, 2020, 879 Dune RD LLC has loaned our company an aggregate of $87,000. The note bears interest at the annual rate of 1% per annum, with interest payable at maturity, and has a maturity date of December 31st, 2021. As of the date of this prospectus, this note has been repaid in its entirety.
Romanello Family Trust
The Romanello Family Trust (the “Trust”), is a family trust of which Andrea Ferdinand, the spouse of Brian Ferdinand, is the trustee. On April 6, 2021, the Trust loaned our company the principal amount of $300,000, under the terms of a promissory note (“Trust Note”), which bears interest at the annual rate of 1%, with interest payable at maturity, and has a maturity date of November 1, 2021. As of the date of this prospectus, the Trust Note has been repaid in its entirety.
THA Family II
In October 2021, THA Family II Limited Liability Company (“THA Family II”), an entity controlled by Andrea Ferdinand, the spouse of Brian Ferdinand, our Chairman and Chief Executive Officer, purchased a $2 million principal amount senior secured note of our company (“October 2021 Note”) and warrants to purchase up to 1,000,000 shares of our common stock (“October 2021 Warrants”) for $2 million cash. The October 2021 Note was amended in January 2022. The October 2021 Note has a maturity date of April 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the October 2021 Note are senior obligations of our company and are secured by a lien on all of our assets. As amended, the October 2021 Note may be prepaid by us at any time and 50% of principal thereof must be prepaid by us upon consummation of this offering. The October 2021 Warrants are exercisable at any time commencing on the date of consummation of this offering through the fifth anniversary of such date, at an exercise price equal to the final per-Unit offering price in this offering. The October 2021 Warrants allow for cashless exercise as further described in this prospectus. The holder of the October 2021 Warrants has been granted customary demand and piggyback registration rights.

DESCRIPTION OF CAPITAL STOCK
Introduction
In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.
General
We are authorized to issue 200,000,000 shares of common stock, par value $.00001 and 20,000,000 shares of preferred stock, par value $.00001.
As of the date of this prospectus, 89,000,000 shares of our common stock are outstanding and no shares of our preferred stock are outstanding. We also have outstanding our October 2021 Warrants to purchase an aggregate of 2,000,000 shares of our common stock and our November 2021 Warrants that entitle the holder thereof to purchase up to $500,000 of our shares of common stock at an exercise price equal to the per-Unit offering price in this offering.
Common Stock
Voting Rights
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, unless otherwise required by law or our charter. See “Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws,” below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power voting for the election of directors can elect all of the directors.
Dividend Rights
All shares of our common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Subject to the preferential or other rights of any holders of preferred stock then outstanding, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our certificate of incorporation) of the holders of a majority of the outstanding shares of our common stock.
Merger or Consolidation
In the case of any distribution or payment in respect of the shares of our common stock upon our consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of tour common stock.
Warrants Included in the Units
The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant. Each Unit sold in this offering will include one Warrant. Each whole Warrant entities the holder to purchase one share of our common stock as described herein.
Exercisability
The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share, in our sole discretion.
Exercise Limitation
A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.
Exercise Price.   The assumed exercise price per whole share of common stock purchasable upon exercise of the Warrants is $6.83 per share, which is 105% of public offering price of the Units, based on an assumed public offering price of $6.83 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Callability
The Warrants are callable by us in certain circumstances. Subject to certain exceptions, if, after thirteen months from the date hereof, (i) the volume weighted average price of our common stock for 10 consecutive trading days (the “Measurement Period”), which Measurement Period commences after 13 months from the date hereof, exceeds 300% of the exercise price (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions after the initial exercise date), (ii) the average daily trading volume of our common stock for such Measurement Period exceeds $1,000,000 per trading day, and (iii) the warrant holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by us, and subject to the beneficial ownership limitation described above, then we may, within one trading day of the end of such Measurement

Period, upon notice to the holders of the Warrants (a “Call Notice”), call for cancellation of all or any portion of the Warrants for which a notice of exercise has not yet been delivered, for consideration equal to $0.001 per warrant share. Any portion of a Warrant subject to such Call Notice for which a notice of exercise shall not have been received by us on the Call Date will be cancelled at 6:30 p.m. (New York City time) on the thirtieth day after the date the Call Notice is received by the holder (such date and time, the “Call Date”). Our right to call the Warrants will be exercised with respect to all of the then issued and outstanding Warrants.
Transferability
Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
We have applied to list the Warrants on the NYSE American under the symbol “CHG WS.” No assurance can be given that our application will be approved or that a trading market will develop.
Warrant Agent
The Warrants will be issued in registered form under a warrant agency agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.
Fundamental Transactions
In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Warrants.
Stock Dividends and Splits
If we pay a stock dividend or otherwise makes a distribution or distributions on shares of our outstanding common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by upon exercise of the Warrants), or subdivide, combine or reclassify our common stock, the shares issuable upon exercise of the then outstanding Warrants shall be proportionately adjusted.
Subsequent Rights Offerings
If we grant, issue or sells rights to purchase stock, warrants, securities or other property pro rata to the record holders of shares of our outstanding common stock (the “Purchase Rights”), then the holder of the then outstanding Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete exercise of such holder’s then outstanding Warrants.
Pro Rata Distributions
If we declare or make any dividend or other distribution of our assets to holders of shares of our outstanding common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), each holder of our then outstanding Warrants shall be entitled to participate in such Distribution to the same extent that such holder would have participated therein if such holder had held the number of shares of common stock acquirable upon complete exercise of such holder’s then outstanding Warrants.
Rights as a Stockholder
Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our shares of common stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Warrant.
Governing Law
The Warrants and the Warrant Agent Agreement are governed by New York law.
Underwriter’s Warrants
We have agreed to sell to the representative of the underwriters of this offering, or its permitted designees, for nominal consideration, warrants to purchase 92,308 shares of our common stock (or up to 106,154, depending on the extent to which the underwriters’ option to purchase additional shares of common stock and/or Warrants is exercised) as additional consideration to the underwriters in this offering (assuming no purchases by our existing stockholders in this offering). The underwriters’ warrants will have an exercise price equal to 110% of the public offering price in this offering and shall be exercisable for a period of five years following the commencement of sales in this offering and will contain customary “cashless” exercise and registration rights provisions. The warrants shall not be exercisable for a period of six months from the date of effectiveness of the registration statement of which this prospectus forms a part. For more about these warrants see the section titled “Underwriting — Underwriter’s Warrants.
Private Warrants
In connection with our October 2021 bridge financing we issued our October 2021 Warrants to purchase up to 1,000,000 shares of our common stock. Each outstanding October 2021 Warrant entitles the registered holder to purchase one share of our common stock at a price equal to the per-Unit offering price in this offering, subject to adjustment as discussed below. Each October 2021 Warrant is exercisable at any time from the date of consummation of this offering through the fifth anniversary of such date. In connection with our November 2021 bridge financing we issued our November 2021 Warrants to purchase up to $500,000 of our common stock. Each outstanding November 2021 Warrant entitles the registered holder to purchase one share of our common stock at a price equal to the per-Unit offering price in this offering, subject to adjustment as discussed below. Each November 2021 Warrant is exercisable at any time from the date of consummation of this offering through the fifth anniversary of such date. The October 2021 Warrants and November 2021 Warrants are referred to herein collectively as the “Warrants.”
Holders of the Warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the ten trading days ending on the trading day prior to the date of exercise.
The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, Warrants will not be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.
The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Trading Market
There is no public market for the November 2021 Warrants or the October 2021 Warrants and none is expected to develop.
Preferred Stock
No shares of preferred stock will be issued or outstanding immediately after the offering contemplated by this prospectus. Our Amended Charter will authorize our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. Our board of directors will have the discretion to determine, without stockholder approval and with respect to any series of preferred stock, the powers (including voting powers), preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, including, without limitation:
•
the designation of the series;

•
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•
whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•
the dates at which dividends, if any, will be payable;

•
the redemption or repurchase rights and price or prices, if any, for shares of the series;

•
the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•
the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices, or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
restrictions on the issuance of shares of the same series or of any other class or series; and

•
the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. We have no current plan for the issuance of any shares of preferred stock.
Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws
Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, or by our chairman and chief executive officer or by our secretary at the request in writing of stockholders owning a majority of the voting power of our issued and outstanding capital stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal and Appointment of Directors
Our entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the voting power of outstanding voting power of the shares then entitled to vote at an election of directors. In such case, new directors may be elected by the stockholders then holding a majority of our voting power. Immediately following this offering, our chairman and chief executive officer shall control the substantial majority of our voting power and therefore will be able to unilaterally exercise the foregoing rights.
Exclusive Forum Selection
Article Eleventh of our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our charter documents, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. While this provision is intended to include all actions, excluding any arising under the Securities Act of 1933, the Exchange Act of 1934 and any other claim for which the federal courts have exclusive jurisdiction, there is uncertainty as to whether a court would enforce this provision.
Limitation on Directors’ Liability and Indemnification
Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.
Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Anti-Takeover Provisions
Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.
Delaware Anti-Takeover Statute.
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Amendments to Our Certificate of Incorporation.
Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:
•
increase or decrease the aggregate number of authorized shares of such class;

•
increase or decrease the par value of the shares of such class; or

•
alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s and registrar’s address is: 1 State Street, 30th Floor, New York, New York 10004-1561.

DESCRIPTION OF CERTAIN INDEBTEDNESS
General
As of the date of this prospectus, our company had aggregate indebtedness of approximately $9,259,058. Our indebtedness includes related party debt for aggregate cash loans of $3,222,230, including under out October 2021 Note and November 2021 Note. This debt is evidenced by notes having interests rates between 1% and 6%, with varying maturity dates, and in certain cases is secured by a first priority lien in all of our assets. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.” Our debt also includes short-term merchant cash advances totaling $1,859,911 bearing interest at a blended rate of 50% with an outside due date of March 1, 2022, long-term Small Business Administration (“SBA”) debt totaling $800,000, bearing interest at an annual rate of 3.75% and maturing 2050, additional SBA debt totaling $815,183, bearing interest at an annual rate of 1% and maturing in May 2022 third-party debt totaling $230,500 bearing interest at a blended annual rate of 1% with an outside maturity date of December 31, 2024, and negotiated credit card processor indebtedness for payments over time of refunded payments resulting from forced covid-19 pandemic cancelations totaling $2,235,734.
Loans Payable — SBA — PPP
In April 2020, our wholly owned subsidiary, SoBeNY, obtained funding through the SBA Paycheck Protection Program (“PPP”) of $516,225. In May 2020, our company obtained additional funding through the SBA PPP of $298,958. These loans may be fully forgiven if the funds are used solely for payroll costs, interest on mortgages, rent, and utilities, with at least 60% being used for payroll. Forgiveness will be reduced as prescribed by law if our full-time headcount declines, or if salaries and wages decrease. Loan payments are deferred for ten months after the completion of the covered period as defined. No collateral or personal guarantees were required for these loans. Theses loan have an interest rate of 1% and a maturity of two years. As of September 30, 2021, the outstanding principal balance on these loans is $815,183. Unpaid accrued interest of $11,522 is included in our accounts payable and accrued.
Loans Payable — SBA — EIDL Loan
During 2020, we received three SBA Economic Injury Disaster Loans (“EIDL”) in response to the COVID-19 pandemic. These are 30-year loans and carry an annual interest rate of 3.75%. The EIDL loans may be prepaid by us at any time prior to maturity with no prepayment penalties. The proceeds from these loans were (and were required to be used) solely as working capital to alleviate economic injury caused by the COVID-19 pandemic. As of September 30, 2021, the outstanding principal balance on these loans is $800,000. Unpaid accrued interest of $40,957 is included in accounts payable and accrued expenses.
Merchant Cash Advances
Merchant cash advances represent multiple short-term borrowings made by us that require fixed payments each business day until the amount borrowed plus an agreed upon additional amount is repaid in full. These financing costs are reported as interest and financing costs in our consolidated statement of operations. As of September 30, 2021, the outstanding balance on these merchant cash advances was $1,051,070 and is expected to be repaid within twelve months.
Loans Payable — Related Parties
As of the date of this prospectus our loans from related parties consist of the following:
•
$642,304 borrowed from Lane Ferdinand, the father of our Chairman and Chief Executive Officer, which is evidenced by a note bearing interest at 1% per annum and matures in March 2024. The entirely of the principal and interest under this note shall be converted into shares of our common stock upon consumption of this offering at the per Unit price in the offering.

•
$2,000,000 under the terms of our October 2021 Note described elsewhere in this prospectus. $1 million of the principal of the October 2021 Note shall be upon consumption of this offering.

•
$500,000 under the terms of our November 2021 Note described elsewhere in this prospectus.

•
We have other loans with entities controlled by our Chairman and Chief Executive Officer and his wife that totaled $142,895 on September 30, 2021. These loans have been repaid as of the date of this prospectus.

Other Loans Payable
As of September 30, 2021, we have other loans payable totaling $1,807,017 that have maturity dates ranging from September 2021 until March 2024.
Line of Credit
In February 2019, we entered into a line of credit agreement with TD Bank under the terms of a 10 year note in the amount of $95,000. The line bears interest at prime plus 3.25%, plus an additional amount that varies based on credit history and other factors. The interest rate charged as of September 30, 2021 was 6.74%. The line matures in February 2029. Outstanding borrowings under this line of credit were $94,975 as of September 30, 2021.
In connection with our lease agreements, we will be required from time to time to enter into letters of credit in favor of the landlords thereunder. Our leases and proposed leases with The Blakely New York Hotel, The Be Home Hotel, The Copley Square Hotel, The SoHo Garden Hotel, and The Gregory Hotel, all will require us to post a letter of credit in connection with the execution of the subject lease.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Although we intend to apply to have our common stock listed on the NYSE American, we cannot assure you that there will be an active public market for our common stock.
Upon the closing of this offering, based on the number of shares of our capital stock outstanding as of the date of this prospectus, we will have a total of 91,307,692 shares of our common stock outstanding. This assumes no exercise of the underwriter’s over-allotment option and no exercise of the Warrants and our other outstanding options or our warrants.
All of our currently outstanding common stock (89,000,000 shares) will be “restricted securities,” as that term is defined in Rule 144. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.
As a result of contractual restrictions described below and the provisions of Rules 144 and 701 promulgated under the Securities Act, the shares of common stock sold in this offering will be available for sale in the public market as follows:
•
all the shares of common stock sold in this offering will be eligible for immediate sale upon the closing of this offering; and

•
common shares will be eligible for sale in the public market upon expiration of lock-up agreements 180 days after the date of this prospectus, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701.

Registration Rights
None of the holders of our outstanding common stock have registration rights. The holders of our October 2021 Warrants and November 2021 Warrants have customary demand and piggyback registration rights.
Lock-Up Agreements
We, our officers and directors, and holders of 1% or more of our common stock and securities convertible into or exchangeable for 1% or more our common stock have agreed that, without the prior written consent of Maxim Group LLC, as a representative of the underwriters, we and they will not, subject to certain exceptions, during the period ending on the earlier of 180 days after the date of this prospectus and the opening of trading on the second trading day immediately following our public release of earnings for the second quarter following the most recent period for which financial statements are included in this prospectus, or the restricted period:
•
offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, or publicly disclose an intention to do any of the foregoing, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act); or

•
enter into any swap or other arrangement that transfers to another, all or a portion of the economic consequences of ownership of our common stock or any securities convertible into or exercisable, or exchangeable for shares of our common stock, whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. Holders of substantially all of our capital stock and options are subject to market stand-off provisions in agreements with us that impose similar restrictions.

The lock-up agreements described above are subject to a certain exceptions. See “Underwriting” for information about these exceptions and a further description of these agreements. Upon the expiration of the restricted period, substantially all of the securities subject to such transfer restrictions will become eligible for sale, subject to the limitations discussed above.
Maxim Group LLC, as a representative of the underwriters, has advised us that they have no present intent or arrangement to release any shares subject to a lock-up, subject to exceptions specifically set forth in the lock-up agreements, and will consider the release of any lock-up on a case-by-case basis. Upon a request to release any shares subject to a lock-up, the representative would consider the particular circumstances surrounding the request, including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request, the possible impact on the market or our common stock and whether the holder of our shares requesting the release is an officer, director, or other affiliate of ours.
Upon the expiration of the applicable lock-up periods, substantially all of the shares subject to such lock-up restrictions and market stand-off restrictions will become eligible for sale, subject to the limitations discussed above. For additional information, see “Underwriting.”
Rule 144
Affiliate Resales of Restricted Securities
In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our common stock for at least 180 days would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions,” or to market makers, a number of shares within any three-month period that does not exceed the greater of:
•
1% of the number of shares of our common stock then outstanding; and

•
the average weekly trading volume in our common stock on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and the NYSE concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.
Non-Affiliate Resales of Restricted Securities
Under Rule 144, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares of our common stock for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.
Non-affiliate resales are not subject to the manner of sale, volume limitation, or notice filing provisions of Rule 144.
2022 Plan
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the offer and sale of all shares of common stock subject to outstanding stock options issued and common stock issuable under our 2022 Plan. We granted, options to purchase an aggregate of 9,718,000 shares of common stock at the time of this offering. We expect to file the registration statement covering shares offered pursuant to our equity incentive plan shortly after the date of this prospectus, permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act and the sale by affiliates in the public market subject to compliance with the resale provisions of Rule 144. See “Executive Compensation — 2022 Performance Equity Plan” for a description of the 2022 Plan.

UNDERWRITING
Maxim Group LLC is acting as lead managing underwriter and sole book running manager of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of Units described in this prospectus.
Underwriter	Number of Units
Maxim Group LLC	[•]
Total	[•]
Units offered by our company included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of such Units (other than those covered by the over-allotment option described below) if they purchase any of the Units.
The underwriting agreement provides that the underwriter must buy all of the shares of common stock and Warrants being sold in this offering if it buys any of them. However, the underwriter is not required to take or pay for the shares of common stock and Warrants covered by the underwriter’s option to purchase additional shares of common stock and/or Warrants as described below.
Our Units are offered subject to a number of conditions, including:
•
receipt and acceptance of our Units by the underwriter; and

•
the underwriter’s right to reject orders in whole or in part.

We have been advised by Maxim that the underwriter intends to make a market in our common stock but that it is not obligated to do so and may discontinue making a market at any time without notice.
In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically.
Option to Purchase Additional Shares of Common Stock and/or Warrants
We have granted the representative an option to buy up to an aggregate of up to an additional 346,154 shares of common stock and/or up to an additional 346,154 Warrants to cover over-allotments, if any. The representative has 45 days from the date of this prospectus to exercise this option. If the representative exercises this option, it will purchase additional shares of common stock and/or Warrants approximately in proportion to the amounts specified in the table above.
Underwriting Discount
Units sold by the representative to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the representative to securities dealers may be sold at a discount of up to $[*] per Unit from the initial public offering price. The representative may offer the Units through one or more of their affiliates or selling agents. If all the Units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the representative will be obligated to purchase the Units at the prices and upon the terms stated therein.
The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock and/or Warrants.
	Per Unit		Total without Over-allotment Option		Total with Over-allotment Option
Public offering price	$	[•]	$	[•]	$	[•]
Underwriting discount (7.0%)	$	[•]	$	[•]	$	[•]
Proceeds, before expenses, to us	$	[•]	$	[•]	$	[•]
We have also agreed to reimburse the underwriter for its expenses in connection with this offering, including all reasonable fees and expenses of the underwriters’ legal counsel, up to $100,000.
We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $ [•].

Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Underwriter’s Warrants
We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase 92,308 shares (or up to 106,154 shares, depending on the extent to which the underwriters’ option to purchase additional shares is exercised) of our common stock, which is equal to an aggregate of 4% of the total number of shares of common stock sold in this offering. The Underwriter’s warrants will have an exercise price equal to $7.15 (110% of the offering price of the common stock sold in this offering). The Underwriter’s warrants are exercisable commencing six months after the effective date of the registration statement related to this offering, and will expire five years after such date. The Underwriter’s warrants are not redeemable by us. This prospectus also covers the sale of Warrants and the underlying securities which have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the Underwriter’s warrants nor any securities issued upon exercise of the Underwriter’s Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the Underwriter’s warrants are being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; and (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; The Representative’s warrants will contain provisions for one demand registration of the sale of the underlying shares of common stock at our expense, an additional demand registration at the Warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five years after the effective date of this prospectus at our expense.
Lock-Up Agreements
We and each of our officers, directors and holders of 1% of more of our outstanding common stock (and all holders of securities exercisable for or convertible into shares of 1% or more of our common stock) have agreed to enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of six months from the effective date of this prospectus, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent, (excluding the issuance of shares of common stock upon the exercise of currently outstanding equity awards under the Company’s employee benefit plans).
Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.
Notwithstanding the foregoing, we have agreed that if the reported closing price of a share of Common Stock exceeds 200% of the per-Unit Public Offering price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like, the “Price Threshold”) for five (5) consecutive commencing on the 90th day after the Public Offering, Mr. Ferdinand shall be entitled to sell or transfer up to 1,000,000 shares of Common Stock, subject to compliance of all volume limitations and requirements under Rule 144.
Right of First Refusal
We have granted Maxim a right of first refusal, for a period of twelve (12) months from the commencement of sales of this offering, to act as sole manager and bookrunner, or sole placement agent, for any and all future public and private equity, equity-linked and debt (excluding commercial bank debt) offerings, or as exclusive financial advisor for any strategic transaction, including a merger, acquisition, joint venture, minority investment or asset sale, during such twelve (12) months period of the Company, or any successor to or any subsidiary of the Company.
Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.
Trading Market
We have applied to have our common stock and Warrants traded on the NYSE American under the symbols “CHG” and “CHG WS,” respectively. There can be no assurance that we will be successful in listing our common stock or warrants on the NYSE American.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS
The legality of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.
EXPERTS
The consolidated financial statements of CorpHousing Group Inc. and SoBeNY Partners Inc. and their predecessor companies, Corphousing LLC and SoBeNY Partners LLC as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, are included herein in reliance upon the report of Grassi & Co., CPAs, P.C., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
Upon the closing of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.
Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

CORPHOUSING LLC AND AFFILIATE

Years Ended December 31, 2020 and 2019
Nine Months Ended
September 30, 2021 and 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Members of
Corphousing LLC and Affiliate
Miami, Florida
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Corphousing LLC and Affiliate (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that Corphousing LLC and Affiliate, will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s significant operating losses and working capital deficit raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions, and management’s plans regarding those matters, are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
GRASSI & CO., CPAs, P.C.
We have served as the Company’s auditor since 2021.
Jericho, New York
December 6, 2021, except for Note 15, as to which date is January 11, 2022

CORPHOUSING LLC AND AFFILIATE
Consolidated Balance Sheets
	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$512	$15,040
Processor retained funds	58,514	17,988
Security deposits	433,987	313,650
Total Assets	$493,013	$346,678
LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$3,772,919	$497,081
Rents received in advance	858,538	618,030
Merchant cash advances	320,079	290,188
Loans payable – current portion	355,182	90,030
Loans payable – SBA – PPP Loan – current portion	534,950	—
Loans payable – related parties – current portion	74,962	160,328
Total Current Liabilities	5,916,630	1,655,657
Long-term Liabilities
Loans payable	617,271	231,000
Loans payable – SBA – PPP Loan	280,233	—
Loans payable – SBA – EIDL Loan	800,000	—
Loans payable – related parties	367,875	284,229
Line of credit	94,975	94,975
Deferred rent	211,698	187,750
Total Long-term Liabilities	2,372,052	797,954
Total Liabilities	8,288,682	2,453,611
Commitments and Contingencies
Members’ Deficit	(7,795,669)	(2,106,933)
	$493,013	$346,678

CORPHOUSING LLC AND AFFILIATE
Consolidated Statements of Operations
	For the Years Ended December 31,
	2020	2019
Rental Revenue	$13,540,488	$6,350,628
Refunds and Allowances	5,266,629	917,084
Net Rental Revenue	8,273,859	5,433,544
Cost of Revenue	11,232,643	4,710,955
(Loss) Gross Profit	(2,958,784)	722,589
General and Administrative Expenses
Administrative and other	1,045,728	814,292
Professional fees	61,512	12,500
Total General and Administrative Expenses	1,107,240	826,792
Loss from Operations	(4,066,024)	(104,203)
Other Income (Expense)
Other income	28,068	630
Interest and financing costs	(577,769)	(374,026)
Total Other (Expense)	(549,701)	(373,396)
Net Loss	$(4,615,725)	$(477,599)

CORPHOUSING LLC AND AFFILIATE
Consolidated Statements of Changes in Members’ Deficit
For the Years Ended December 31, 2020 and 2019
Balance – January 1, 2019	$(714,242)
Net loss	(477,599)
Contributions	161,172
Distributions	(1,076,264)
Balance – December 31, 2019	(2,106,933)
Net loss	(4,615,725)
Contributions	500,884
Distributions	(1,573,895)
Balance – December 31, 2020	$(7,795,669)

CORPHOUSING LLC AND AFFILIATE
Consolidated Statements of Cash Flows
	For the Years Ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(4,615,725)	$(477,599)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
(Increase) in:
Processor retained funds	(40,526)	(17,988)
Security deposits	(120,337)	(46,650)
Increase in:
Accounts payable and accrued expenses	3,275,838	457,421
Rents received in advance	240,508	327,353
Deferred rent	23,948	120,295
Net cash (used in) provided by operating activities	(1,236,294)	362,832
Cash Flows from Financing Activities
Proceeds from (repayments of) loans payable – net	651,423	(49,442)
Proceeds from loans payable – SBA – PPP loan	815,183	—
Proceeds from loans payable – SBA – EIDL loan	800,000	—
(Repayments of) proceeds from loans payable – related parties – net	(1,720)	231,579
Proceeds from line of credit	—	94,975
Proceeds from merchant cash advances – net	29,891	290,188
Contributions from members	500,884	161,172
Distributions to members	(1,573,895)	(1,076,264)
Net cash provided by (used in) financing activities	1,221,766	(347,792)
Net (Decrease) Increase in Cash	(14,528)	15,040
Cash – beginning	15,040	—
Cash – end	$512	$15,040
Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$434,587	$279,157
Noncash financing activities:
Imputed interest on related party loans with below market interest rates reported as contributions from members	$25,140	$19,569

CORPHOUSING LLC AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
1 -
Description of Business and Principles of Consolidation

Corphousing LLC and Affiliate (the “Company”), satisfies the demand in the short-term, vacation, and business travel market by leveraging technology to conduct long-term lease and short-term rental real estate arbitrage and asset management. The Company identifies and acquires individual and multi-family apartments and hotels with multiple rooms (“Units”), directly from real estate developers and property owners, through short-term and long-term lease agreements, in high-density, urban core, major metropolitan cities located in close proximity to convention centers, universities, hospitals, cultural venues, and event space.
The Company manages a portfolio of multi-family and hotel units located in metropolitan cities in California, New York, Florida, Washington, Colorado, Massachusetts, and Washington D.C. As of December 31, 2020, and 2019, total units available were 330 and 137, respectively. Average units available for the year ended December 31, 2020 and 2019 were 288 and 110, respectively.
The consolidated financial statements include the accounts of Corphousing LLC (“Corphousing”) and its wholly owned subsidiary S-BE Rentals LLC (“S-BE”), and SoBeNY Partners LLC (SoBeNY”), which is affiliated through common control. All significant intercompany accounts and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
2 -
Summary of Significant Accounting Policies

a.
Basis of Presentation — The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

b.
Revenue Recognition — The Company’s revenue is derived primarily from the rental of Units to its guests. The Company recognizes revenue when obligations under the terms of a contract are satisfied and control over the promised goods and services is transferred to the guest. For the majority of revenue this occurs when the guest occupies the Unit for the agreed upon length of time and receives any services that may be included with their stay. Revenue is measured as the amount of consideration it expects to receive in exchange for the promised goods and services. The Company recognizes any refunds and allowances as a reduction of rental revenue in the consolidated statements of operations.
The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 which was adopted at the beginning of fiscal year 2018 using the modified retrospective method. The Company did not recognize any cumulative-effect adjustment to retained earnings upon adoption as the effect was immaterial.
Payment received for the future use of a rental unit is recognized as a liability and reported as rents received in advance on the consolidated balance sheets. Rents received in advance are recognized as revenue after the rental unit is occupied by the customer for the agreed upon length of time or returned to the customer if they cancel the reservation within the agreed upon period of time. The rents received in advance balance as of December 31, 2020, 2019 and 2018 was $858,538, $618,030 and $290,677 respectively, and is expected to be recognized as revenue within a one-year period.
c.
Use of Estimates — The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

d.
Fair Value of Financial Instruments  —  The carrying amount of cash, processor retained funds, security deposits, accounts payable and accrued expenses, rents received in advance, refunds payable, and merchant cash advances approximate their fair values as of December 31, 2020 and 2019 because of their short term natures.

e.
Advertising  —  Advertising and marketing costs are expensed as incurred. During the years ended December 31, 2020 and 2019, advertising and marketing costs incurred by the Company totaled $102,845 and $2,741, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.

f.
Commissions  — The Company pays commissions to third-party sales channels to handle the marketing, reservations, collections, and other rental processes for most of the units. For the year ended December 31, 2020 and 2019, commissions totaled approximately $1,303,000 and $647,000, respectively, and are included in cost of revenue in the accompanying consolidated statement of operations.

g.
Deferred Rent — The Company has entered into several operating lease agreements, some of which contain provisions for future rent increases. In accordance with US GAAP, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent, which is reflected as a separate line item on the accompanying consolidated balance sheets.

h.
Income Taxes — In accordance with US GAAP, the Company follows the guidance in FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company did not have unrecognized tax benefits as of December 31, 2020 and 2019. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of provision for income taxes.

The Company, which has been classified as a partnership for federal income tax purposes, is not subject to federal, state, and certain local income taxes and, accordingly, makes no provision for income taxes in its financial statements. The Company’s taxable income or loss is reportable by its members.
i.
Sales Tax — The majority of sales tax is collected from customers by our third-party sales channels and remitted to governmental authorities by these third-party sales channels. For any sales tax that is the Company’s responsibility to remit, the Company records the amounts collected as accrued expenses and relieves such liability upon remittance to the taxing authority. Rental income is presented net of any sales tax collected. As of December 31, 2020, and 2019, the Company accrued sales tax payable of approximately $443,000 and $135,000, respectively, and is included in accounts payable and accrued expenses in the consolidated balance sheets.

j.
Paycheck Protection Program Loan (“PPP”) — As disclosed in Note 3, the Company has chosen to account for the loan under FASB ASC 470, Debt. Repayment amounts due within one year are recorded as current liabilities, and the remaining amounts due in more than one year, if any, as other liabilities. In accordance with ASC 835, Interest, no imputed interest is recorded as the below market interest rate applied to this loan is governmentally prescribed. If the Company is successful in receiving forgiveness for those portions of the loan used for qualifying expenses, those amounts will be recorded as a gain upon extinguishment as noted in ASC 405, Liabilities.

k.
Recently Issued Accounting Pronouncements  — In February 2016, the FASB issued ASU 2016-02, Leases, and subsequent related updates to lease accounting (collectively “Topic 842”), which requires lessees to recognize right-of-use assets, representing their right to use the underlying asset for the lease term, and lease liabilities on the balance sheet for all leases with terms greater than 12 months. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases by lessors. Additionally, the guidance requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases.

Topic 842 is effective for the Company beginning January 1, 2022. The standard requires the use of a modified retrospective transition approach, which includes a number of optional practical expedients that entities may elect to apply. Management has not evaluated the impact of the adoption of Topic 842 on its consolidated balance sheets or consolidated statements of operations.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.
3 -
Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.
The Company has incurred a loss of $4,615,725 for the year ending December 31, 2020 and has negative working capital of $5,423,617, and a members’ deficit of $7,795,669, as of December 31, 2020. Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued. The Company intends to finance operations over the next twelve months through borrowings from existing creditors and through equity financings.
The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.
4 -
Loans Payable — SBA — PPP Loans

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted to provide emergency assistance for individuals, families, and organizations affected by the coronavirus pandemic. The PPP, created through the CARES Act, provides qualified organizations with loans of up to $10,000,000. Under the terms of the CARES Act and the PPP, the Company can apply for and be granted forgiveness for all or a portion of the loan issued to the extent the proceeds are used in accordance with the PPP.
In April and May 2020, SoBeNY and Corphousing obtained funding of $516,225 and $298,958, respectively, from a bank established by the Small Business Administration (“SBA”). The loans have an initial deferment period wherein no payments are due until the application of forgiveness is submitted, not to exceed ten months from the covered period. Interest will continue to accrue during this deferment period. After the deferment period ends, the loans are payable in equal monthly installments of $29,052 and 15,932, respectively, including principal and interest at a fixed rate of 1.00%, through April and May 2022, respectively. No collateral or personal guarantees were required to obtain the PPP loans. The Company does not intend to apply for forgiveness of these loans and expects to repay the loans in accordance with the terms of the agreements.
Accrued interest at December 31, 2020, was $5,162 and is included in accounts payable and accrued expenses in the consolidated balance sheets.
Future minimum principal repayments of the SBA — PPP loans payable are as follows:
For the Fiscal Years Ending
2021	$534,950
2022	280,233
$815,183

5 -
Loans Payable — SBA — EIDL Loans

During 2020, the Company received three SBA Economic Injury Disaster Loans (“EIDL”) in response to the COVID-19 pandemic. These are 30-year loans under the EIDL program, which is administered through the SBA. Under the guidelines of the EIDL, the maximum term is 30 years; however, terms are determined on a case-by-case basis based on each borrower’s ability to repay and carry an interest rate of 3.75%. The EIDL loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from this loan must be used solely as working capital to alleviate economic injury caused by the COVID-19 pandemic.
On April 21, 2020, SoBeNY received an EIDL loan in the amount of $500,000. The loan bears interest at 3.75% and requires monthly payments of principal and interest of $2,437 beginning April 21, 2022, and is personally guaranteed by a managing member. On June 18, 2020, Corphousing received an EIDL loan in the amount of $150,000. The loan bears interest at 3.75% and requires monthly payments of principal and interest of $731 beginning June 18, 2022. On July 25, 2020, S-Be received an EIDL loan in the amount of $150,000. The loan bears interest at 3.75% and requires monthly payments of principal and interest of $731 beginning July 25, 2022. Any remaining principal and accrued interest is payable thirty years from the date of the EIDL loan.
Accrued interest at December 31, 2020 was $18,858 and is included in accounts payable and accrued expenses in the consolidated balance sheets.
Future minimum principal repayments of the SBA — EIDL loans payable are as follows:
For the Fiscal Years Ending
2021	$—
2022	12,578
2023	15,186
2024	15,766
2025	16,367
740,103
$800,000

6 -
Merchant Cash Advances

The Company entered into multiple Merchant Cash Advance (“MCA”) factoring agreements to fund operations. The Company is required to repay the MCA in fixed daily payments until the balance is repaid. The MCA is personally guaranteed by a member. Fees associated with the MCA have been recognized in interest and financing costs in the accompanying consolidated statement of operations. As of December 31, 2020 and 2019, the outstanding balance on these merchant cash advances was $320,079 and $290,188, respectively, and is expected to be repaid within twelve months.
7 -
Loans Payable

Loans payable consist of the following as of:
	December 31,
	2020	2019
Original borrowings of $100,000, bears interest at 1%, requires no payments until maturity in March 2024	$20,500	$20,500
Original borrowings of $250,000, bears interest at 1%, requires no payments until maturity in January 2024	210,500	210,500
Original borrowings of $20,000, bears interest at 1%, and is payable on demand	20,000	20,000
Original borrowings of $121,000, requires weekly payments of $5,822 until total payments of $139,728 have been made. The loan is personally guaranteed by the managing member and originally matured in March of 2020. Maturity date was extended to 2021	17,182	70,030
Original payable of $553,175, requires monthly payments of $25,000 until total payments of $553,175 have been made	553,175	—
Original payable of $151,096, requires monthly payments of $1,500 until total payments of $151,096 have been made	151,096	—
	972,453	321,030
Less: Current maturities	355,182	90,030
	$617,271	$231,000
Future minimum principal repayments of the loans payable are as follows:
For the Fiscal Years Ending
2021	$355,182
2022	271,175
2023	18,000
2024	249,000
2025	18,000
Thereafter	61,096
$972,453

8 -
Loans Payable — Related Parties

Loans payable — related parties consists of the following:
	December 31,
	2020	2019
Original borrowings of $87,000, bears interest at 1%, requires no payments until maturity in December 2021. Lender is controlled by the managing member	$46,150	$36,950
Original borrowings of $4,975, no stated repayment terms – lender is owned and controlled by the managing member	4,975	4,975
Convertible Revolving credit line of $650,000, bears interest at 1%, requires no payments until maturity in March 2024. Contingently convertible upon certain triggering events, at the holder’s option, but no earlier than maturity, at a conversion ratio equal to 1% of enterprise value measured at conversion. Lender is related to the managing member	367,875	284,229

	December 31,
	2020	2019
Original borrowings of $275,000, bears interest at various rates based on the lenders borrowing rates, requires various payments in accordance with the loan agreement until maturity in January 2020 when all unpaid principal and interest is due – maturity date was extended into 2021 and balance was satisfied in 2021. Lender is a member of the Company	23,837	118,403
	442,837	444,557
Less: Current maturities	74,962	160,328
	$367,875	$284,229

The Company has imputed additional interest expense for the related party loans above that are noninterest bearing or bear interest of 1%. For these loans, the imputed interest rate was estimated at 7% which approximates our borrowing rate from third parties. Additional interest of approximately $25,000 and $20,000, respectively, was recorded for the years ending December 31, 2020 and 2019. These amounts are included in interest and financing costs on the consolidated statements of operations and contributions on the consolidated statements of changes in members’ deficit.
Future minimum principal repayments of the loans payable — related parties are as follows:
For the Fiscal Years Ending
2021	$74,962
2022	—
2023	—
2024	367,875
$442,837

9 -
Line of Credit

In February 2019, the Company entered into a line of credit agreement in the amount of $95,000. The line bears interest at prime, 3.25% and 4.75%, as of December 31, 2020 and 2019, respectively, plus 3.49%. The interest rate charged as of December 31, 2020 and 2019 was 6.74% and 8.24%, respectively. The line matures in February 2029. Outstanding borrowings were $94,975 as of December 31, 2020 and 2019.
10 -
Related Party Transactions

Consulting services related to the management of the Company, including overseeing the leasing of additional units and revenue management, were provided to the Company through a consulting agreement with SuperLuxMia LLC, a consulting firm owned by a managing member of the Company. For the years ended December 31, 2020 and 2019, these consulting fees of the Company totaled approximately $359,000 and $335,000, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations. The Company has also received advances from SuperLuxMia LLC from time to time to fund operations. As of December 31, 2020, and 2019, amounts owed to SuperLuxMia, LLC totaled $-0- and $19,650, respectively, and are included in accounts payable and accrued expenses on the accompanying consolidated balance sheets.
The Company’s President and Chief Operating Officer provided services to our company through a consulting agreement. For the years ended December 31, 2020 and 2019, these related fees totaled approximately $53,000 and $49,000, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
The Company’s Chief Financial Officer (CFO) provided services to our company through a consulting agreement with an entity owned by the CFO. For the years ended December 31, 2020 and 2019, related fees totaled approximately $28,500 and $-0-, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
The Company leases 77 units in two buildings from a company which one of its directors maintains control, influence and oversight thereover. These units leases expire between April 2024 and August 2026 and the Company has lease commitments monthly in aggregate of approximately $147,000. These leases were entered into in April 2019 and August 2021 on a negotiated, arm’s-length basis and prior to the directors engagement with the Company.
11 -
Rent Expense

The Company is obligated under various long-term leases, certain of which contain renewal options, for its Units, which expire on various dates through December 2027.
At December 31, 2020, minimum future rental payments pursuant to the above-mentioned noncancelable operating leases are approximately as follows:
For the Fiscal Years Ending
2021	$5,955,000
2022	2,216,000
2023	971,000
2024	781,000
2025	650,000
Thereafter	1,185,000
$11,758,000
For the year ended December 31, 2020, rent and related costs totaled approximately $6,316,000, including a deferred rent increase of approximately $24,000, and are reported as a component of cost of revenue in the accompanying consolidated statements of operations.
For the year ended December 31, 2019, rent and related costs totaled approximately $2,356,000, including a deferred rent increase of approximately $120,000, and are reported as a component of cost of revenue in the accompanying consolidated statements of operations.
12 -
Risks and Uncertainties

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company places its cash with high quality credit institutions. At times, balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. All accounts at an insured depository institution are insured by the FDIC up to the standard maximum deposit insurance of $250,000 per institution. At December 31, 2020 and 2019, aggregate cash balances did not exceed the insured limit.
13 -
Major Sales Channels

The Company uses third-party sales channels to handle the reservations, collections, and other rental processes for most of the units. During the years ended December 31, 2020 and 2019, sales from three sales channels represented approximately 88% and 91% of total rental revenue, respectively. The loss of business from one or a combination of the Company’s significant sales channels, or an unexpected deterioration in their financial condition, could adversely affect the Company’s operations.
14 -
Commitments and Contingencies

The World Health Organization characterized the Covid-19 virus as a global pandemic on March 11, 2020. The COVID-19 outbreak in the United States has caused business disruption through mandated and voluntary closings of multiple industries. While disruption is currently expected to be temporary, there is considerable uncertainty regarding the duration of the closings. The extent to which COVID-19 impacts future results, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the action to contain it or treat its impact, among others. At this time, the Company cannot estimate with meaningful precision the potential impact to its financial and operational results.
Our arrangements with property owners typically contain indemnification provisions for regulatory and other matters that might arise from our operation of those properties. To date, we have not incurred any material indemnity liability and don’t believe such indemnifications that might be incurred in the normal course of our operations would be material to our financial position or results of operations.
15 -
Subsequent Events

The Company’s management has evaluated subsequent events through December 6, 2021, the date the financial statements were available to be issued.
Subsequent to December 31, 2020, the Company entered into leases, letter of intents, or agreements to enter into leases with start dates through March 1, 2022, for an additional 1,029 units, resulting in a total of 1,359 units available. The new lease terms expire on various dates through December 31, 2036.
In June 2021, the members of SoBeNY exchanged all of their membership interests therein for additional membership interests in Corphousing, with SoBeNY becoming a wholly owned subsidiary of Corphousing. Both entities were under common control at the time of the transaction. Since there was no change in control over the net assets, there is no change in basis in the net assets.
In October 2021, THA Family II Limited Liability Company, an entity controlled by the spouse of our managing member, purchased a $2 million principal amount senior secured note of our company (the “Note”) and warrants to purchase up to 2,000,000 shares of our common stock (“Warrants”) for $2 million cash. The Note has a maturity date of April 15, 2023, bears interest at 6%, and requires monthly interest only payments. The obligations under the Notes are senior obligations of our company and are secured by a lien on all of our assets. The Note may be prepaid by us at any time and must be prepaid by us upon consummation of any offering of our equity or debt for gross proceeds of $10 million or more or on the sale of substantially all of our assets or upon a change of control of our company. In case of any voluntary or mandatory prepayment, we will be required to pay the holder 120% of the principal amount of the Note, plus any accrued and unpaid interest on the principal of the Note, through the date of repayment. The Warrants are exercisable at any time commencing on the date of consummation of the Company’s offering through the fifth anniversary of such date, at an exercise price equal to the final per-share offering price of a share of our Common stock in such offering.
In November 2021, the Company entered into a letter of credit for $1,000,000 to provide a security deposit for a fifteen-year lease for 118 rooms in a hotel located in New York City.
In November 2021, the Company entered into a loan agreement to borrow $500,000 at a rate of 6%. The loan matures in May of 2023 or upon closing of an initial public offering (“IPO”). The loan also provides the lender warrants to purchase $500,000 of common stock at the IPO price.
As part of its compliance review, the Company determined that certain state and local tax payments for short-term stays below prescribed tax regulation cutoffs had not been properly collected and applied, either directly by the Company or the platforms through which customers reservation and payments are made. The Company is working with state and local tax authorities to pay all applicable taxes, penalties, and interest. As discussed in Note 2, the Company has accrued for such amounts to cover the tax payments not previously made in its financial statements for the year ended December 31, 2020 and 2019 and the nine-month period ended September 30, 2021. The Company estimates the total payment obligations for these amounts, inclusive of penalties and interest if our application for waiver under the New York State and New York City Voluntary Disclosure and Compliance Program is declined, may aggregate between $450,000 and $700,000.
On January 4, 2022, Corphousing LLC and its wholly owned subsidiary, SoBeNY Partners LLC were converted into C corporations. The conversion had no effect on the Company’s business or operations and was undertaken to convert the forms of these legal entities for purposes of operating a public company.
The members of Corphousing LLC were issued 89,000,000 shares of common stock of Corphousing Group Inc. Corphousing Group Inc. is the continuation of Corphousing LLC; and accordingly, upon the conversion from LLC membership interest to common shares of the C Corporation, the previous member’s deficit of the LLC was absorbed into paid-in capital. SoBeNY Partners Inc. remains a wholly owned subsidiary of Corphousing Group Inc.

CORPHOUSING LLC AND SUBSIDIARIES
Consolidated Balance Sheets
(UNAUDITED)
	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$34,444	$512
Processor retained funds	121,844	58,514
Security deposits	1,750,827	433,987
Total Assets	$1,907,115	$493,013
LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$4,623,121	$3,772,919
Rents received in advance	2,989,962	858,538
Merchant cash advances	1,051,070	320,079
Loans payable – current portion	783,000	355,182
Loans payable – SBA – PPP Loan – current portion	815,183	534,950
Loans payable – SBA – EIDL Loan – current portion	8,869	—
Loans payable – related parties – current portion	273,645	74,962
Total Current Liabilities	10,544,850	5,916,630
Long-term Liabilities
Loans payable	1,024,017	617,271
Loans payable – SBA – PPP Loan	—	280,233
Loans payable – SBA – EIDL Loan	791,131	800,000
Loans payable – related parties	591,480	367,875
Line of credit	94,975	94,975
Deferred rent	168,016	211,698
Total Long-term Liabilities	2,669,619	2,372,052
Total Liabilities	13,214,469	8,288,682
Commitments and Contingencies
Members’ Deficit	(11,307,354)	(7,795,669)
	$1,907,115	$493,013

CORPHOUSING LLC AND SUBSIDIARIES
Consolidated Statements of Operations
(UNAUDITED)
	For the Nine Months Ended September 30,
	2021	2020
Rental Revenue	$21,485,067	$8,969,733
Refunds and Allowances	7,349,791	2,911,671
Net Rental Revenue	14,135,276	6,058,062
Cost of Revenue	13,773,826	7,657,405
Gross Profit (Loss)	361,450	(1,599,343)
General and Administrative Expenses
Administrative and other	1,354,356	638,329
Professional fees	256,732	61,512
Total General and Administrative Expenses	1,611,088	699,841
Loss from Operations	(1,249,638)	(2,299,184)
Other (Expense) Income
Other income	603	28,068
Interest and financing costs	(1,226,931)	(479,928)
Total Other (Expense)	(1,226,328)	(451,860)
Net Loss	$(2,475,966)	$(2,751,044)

CORPHOUSING LLC AND SUBSIDIARIES
Consolidated Statements of Changes in Members’ Deficit
(UNAUDITED)
Balance – January 1, 2021	$(7,795,669)
Net loss	(2,475,966)
Contributions	107,526
Distributions	(1,143,245)
Balance – September 30, 2021	$(11,307,354)

CORPHOUSING LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(UNAUDITED)
	For the Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(2,475,966)	$(2,751,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) in:
Processor retained funds	(63,330)	(26,014)
Security deposits	(1,316,840)	(74,542)
Increase in:
Accounts payable and accrued expenses	850,202	1,724,040
Rents received in advance	2,131,424	97,028
Deferred rent	(43,682)	112,695
Net cash used in operating activities	(918,192)	(917,837)
Cash Flows from Financing Activities
Proceeds from (repayments of) loans payable – net	834,564	(40,400)
Proceeds from loans payable – SBA – PPP loan	—	815,183
Proceeds from loans payable – SBA – EIDL loan	—	800,000
Proceeds from loans payable – related parties – net	422,288	17,403
Proceeds from (repayments of) merchant cash advances – net	730,991	(30,904)
Contributions from members	107,526	477,849
Distributions to members	(1,143,245)	(1,135,903)
Net cash provided by financing activities	952,124	903,228
Net Increase (Decrease) in Cash	33,932	(14,609)
Cash – beginning	512	15,040
Cash – end	$34,444	$431
Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$901,884	$378,546
Noncash financing activities:
Imputed interest on related party loans with below market interest rates reported as contributions from members	$38,606	$25,598

CORPHOUSING LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2021 and 2020
1 -
Description of Business and Principles of Consolidation

Corphousing LLC and Subsidiaries (the “Company”), satisfies the demand in the short-term, vacation, and business travel market by leveraging technology to conduct long-term lease and short-term rental real estate arbitrage and asset management. The Company identifies and acquires individual and multi-family apartments and hotels with multiple rooms (“Units”), directly from real estate developers and property owners, through short-term and long-term lease agreements, in high-density, urban core, major metropolitan cities located in close proximity to convention centers, universities, hospitals, cultural venues, and event space.
The Company manages a portfolio of multi-family and hotel units located in metropolitan cities in California, New York, Florida, Washington, Colorado, Massachusetts, and Washington D.C. As of September 30, 2021, and 2020, total units available were 469 and 297, respectively. Average units available for the nine months ended September 30, 2021 and 2020 were 444 and 255, respectively.
The consolidated financial statements include the accounts of CorpHousing LLC (“Corphousing”) and its wholly owned subsidiaries S-BE Rentals LLC (“S-BE”) and SoBeNY Partners LLC (SoBeNY”). In June 2021, the members of SoBeNY exchanged all of their membership interests for additional membership interests in Corphousing, with SoBeNY becoming a wholly owned subsidiary of Corphousing. Both entities were under common control at the time of the transaction. Since there was no change in control over the net assets, there is no change in basis in the net assets.
All significant intercompany accounts and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
2 -
Summary of Significant Accounting Policies

a.
Basis of Presentation — The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

b.
Revenue Recognition — The Company’s revenue is derived primarily from the rental of Units to its guests. The Company recognizes revenue when obligations under the terms of a contract are satisfied and control over the promised goods and services is transferred to the guest. For the majority of revenue, this occurs when the guest occupies the Unit for the agreed upon length of time and receives any services that may be included with their stay. Revenue is measured as the amount of consideration it expects to receive in exchange for the promised goods and services. The Company recognizes any refunds and allowances as a reduction of rental revenue in the consolidated statements of operations.

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 which was adopted at the beginning of fiscal year 2018 using the modified retrospective method. The Company did not recognize any cumulative-effect adjustment to retained earnings upon adoption as the effect was immaterial.
Payment received for the future use of a rental unit is recognized as a liability and reported as rents received in advance on the balance sheets. Rents received in advance are recognized as revenue after the rental unit is occupied by the customer for the agreed upon length of time. The rents received in advance balance as of September 30, 2021, and December 31, 2020, was $2,989,962 and $858,538 respectively, and is expected to be recognized as revenue within a one-year period.
c.
Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

d.
Fair Value of Financial Instruments — The carrying amount of cash, processor retained funds, security deposits, accounts payable and accrued expenses, rents received in advance, and merchant cash advances approximate their fair values as of September 30, 2021 and 2020 because of their short term natures.

e.
Advertising — Advertising and marketing costs are expensed as incurred. During the nine months ended September 30, 2021 and 2020, advertising and marketing costs incurred by the Company totaled $109,220 and $5,120, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.

f.
Commissions — The Company pays commissions to third-party sales channels to handle the marketing, reservations, collections, and other rental processes for most of the units. For the nine months ended September 30, 2021 and 2020, commissions totaled approximately $722,000 and $1,051,000, respectively, and are included in cost of revenue in the accompanying consolidated statement of operations.

g.
Deferred Rent — The Company has entered into several operating lease agreements, some of which contain provisions for future rent increases. In accordance with GAAP, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent, which is reflected as a separate line item in long-term liabilities in the accompanying consolidated balance sheets.

h.
Income Taxes — In accordance with GAAP, the Company follows the guidance in FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company did not have unrecognized tax benefits as of September 30, 2021 and December 31, 2020. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of provision for income taxes.

The Company, which has been classified as a partnership for federal income tax purposes, is not subject to federal, state, and certain local income taxes and, accordingly, makes no provision for income taxes in its financial statements. The Company’s taxable income or loss is reportable by its members.
i.
Sales Tax — The majority of sales tax is collected from customers by our third-party sales channels and remitted to governmental authorities by these third-party sales channels. For any sales tax that is the Company’s responsibility to remit, the Company records the amounts collected as accrued expenses and relieves such liability upon remittance to the taxing authority. Rental income is presented net of any sales tax collected. As of September 30, 2021, and December 31, 2020, the Company accrued sales tax payable of approximately $1,343,000 and $445,000, respectively, and is included in accounts payable and accrued expenses in the consolidated balance sheets.

j.
Paycheck Protection Program Loan (“PPP”) — As disclosed in Note 3, the Company has chosen to account for the loan under FASB ASC 470, Debt. Repayment amounts due within one year are recorded as current liabilities, and the remaining amounts due in more than one year, if any, as other liabilities. In accordance with ASC 835, Interest, no imputed interest is recorded as the below market interest rate applied to this loan is governmentally prescribed. If the Company is successful in receiving forgiveness for those portions of the loan used for qualifying expenses, those amounts will be recorded as a gain upon extinguishment as noted in ASC 405, Liabilities.

k.
Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU 2016-02, Leases, and subsequent related updates to lease accounting (collectively “Topic 842”), which requires lessees to recognize right-of-use assets, representing their right to use the underlying asset for the lease term, and lease liabilities on the balance sheet for all leases with terms greater than 12 months. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases by lessors. Additionally, the guidance requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases.

Topic 842 is effective for the Company beginning January 1, 2022. The standard requires the use of a modified retrospective transition approach, which includes a number of optional practical expedients that entities may elect to apply. Management has not evaluated the impact of the adoption of Topic 842 on its balance sheet or statement of operations.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.
3 -
Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.
The Company has incurred a loss of $2,475,966 for the nine months ending September 30, 2021 and has negative working capital of $8,637,735, and a members’ deficit of $11,307,354, as of September 30, 2021. Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued. Management intends to finance operations over the next twelve months through borrowings from existing creditors and through equity financings.
The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.
4 -
Loans Payable — SBA — PPP Loan

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted to provide emergency assistance for individuals, families, and organizations affected by the coronavirus pandemic. The PPP, created through the CARES Act, provides qualified organizations with loans of up to $10,000,000. Under the terms of the CARES Act and the PPP, the Company can apply for and be granted forgiveness for all or a portion of the loan issued to the extent the proceeds are used in accordance with the PPP.
In April and May 2020, SoBeNY and Corphousing obtained funding of $516,225 and $298,958, respectively, from a bank established by the Small Business Administration (“SBA”). The loans have an initial deferment period wherein no payments are due until the application of forgiveness is submitted, not to exceed ten months from the covered period. Interest will continue to accrue during this deferment period. After the deferment period ends, the loans are payable in equal monthly installments of $29,052 and 15,932, respectively, including principal and interest at a fixed rate of 1.00%, through April and May 2022. No collateral or personal guarantees were required to obtain the PPP loans. The Company does not intend to apply for forgiveness of these loans and expects to repay the loans in accordance with the terms of the agreements.
Accrued interest at September 30, 2021 and December 31, 2020, was $11,522 and $5,162, respectively, and is included in accounts payable and accrued expenses in the consolidated balance sheets.
Future minimum principal repayments of the SBA — PPP loans payable are as follows:
For the Twelve Months Ending September 30,
2022	$815,183

5 -
Loans Payable — SBA — EIDL Loan

During 2020, the Company received three SBA Economic Injury Disaster Loans (“EIDL”) in response to the COVID-19 pandemic. These are 30-year loans under the EIDL program, which is administered through the SBA. Under the guidelines of the EIDL, the maximum term is 30 years; however, terms are determined on a case-by-case basis based on each borrower’s ability to repay and carry an interest rate of 3.75%. The EIDL loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from this loan must be used solely as working capital to alleviate economic injury caused by the COVID-19 pandemic.
On April 21, 2020, SoBeNY received an EIDL loan in the amount of $500,000. The loan bears interest at 3.75% and requires monthly payments of principal and interest of $2,437 beginning April 21, 2022, and is personally guaranteed by a managing member. On June 18, 2020, Corphousing received an EIDL loan in the amount of $150,000. The loan bears interest at 3.75% and requires monthly payments of principal and interest of $731 beginning June 18, 2022. On July 25, 2020, S-Be received an EIDL loan in the amount of $150,000. The loan bears interest at 3.75% and requires monthly payments of principal and interest of $731 beginning July 25, 2022. Any remaining principal and accrued interest is payable thirty years from the date of the EIDL loan.
Accrued interest at September 30, 2021 and December 31, 2020, was $40,957 and $18,858, respectively, and is included in accounts payable and accrued expenses in the consolidated balance sheets.
Future minimum principal repayments of the SBA — EIDL loans payable are as follows:
For the Twelve Months Ending September 30,
2022	$8,869
2023	15,045
2024	15,619
2025	16,215
2026	16,833
Thereafter	727,419
$800,000

6 -
Merchant Cash Advances

The Company entered into multiple Merchant Cash Advance (“MCA”) factoring agreements to fund operations. The Company is required to repay the MCA in fixed daily payments until the balance is repaid. The MCA is personally guaranteed by a member. Fees associated with the MCA have been recognized in interest and financing costs in the accompanying consolidated statement of operations. As of September 30, 2021, and December 31, 2020, the outstanding balance on these merchant cash advances was $1,051,070 and $320,079, respectively, and is expected to be repaid within twelve months.
7 -
Loans Payable

Loans payable consist of the following as of:
	September 30, December 31
	2021	2020
Original borrowings of $100,000, bears interest at 1%, requires no payments until maturity in March 2024	$20,500	$20,500
Original borrowings of $250,000, bears interest at 1%, requires no payments until maturity in January 2024	210,500	210,500
Original borrowings of $20,000, bears interest at 1%, and is payable on demand	—	20,000
Original borrowings of $121,000, requires weekly payments of $5,822 until total payments of $139,728 have been made. The loan is personally guaranteed by a managing member original maturity date of March 2020 was extended into 2021	—	17,182
Original payable of $151,096 with additional net borrowings of $89,154, requires monthly payments of $1,500 until total payments of $240,250 have been made	240,250	151,096
Original payable of $553,175 with additional net borrowings of $125,412, requires monthly payments of $25,000 until total payments of $678,587 have been made	678,587	553,175
Original payable of $492,180, requires monthly payments of $25,000 until total payments of $492,180 have been made	492,180	—
Original borrowings of $195,000, requires monthly payments of $10,000 from July 2021 through June 2022, then monthly payments of $25,000 from July through September 2022	165,000	—
	1,807,017	972,453
Less: Current maturities	783,000	355,182
	1,024,017	$231,000
Future minimum principal repayments of the loans payable are as follows:
For the Twelve Months Ending September 30,
2022	$783,000
2023	510,180
2024	327,587
2025	18,000
2026	18,000
Thereafter	150,250
$1,807,017

8 -
Loans Payable — Related Parties

Loans payable — related parties consists of the following:
	September 30, December 31
	2021	2020
Original borrowings of $87,000, bears interest at 1%, requires no payments until maturity in December 2021. Lender is controlled by the managing member	$46,150	$46,150
Original borrowings of $4,975, no stated repayment terms – lender is owned and controlled by the managing member	4,975	4,975
Convertible revolving credit line $650,000, bears interest at 1%, requires no payments until maturity in March 2024. Contingently convertible upon certain triggering events, at the holder’s option, but no earlier than maturity, at a conversion ratio equal to 1% of enterprise value measured at conversion. Lender is related to the managing member	591,480	367,875
Original borrowings of $275,000, bears interest at various rates based on the lenders borrowing rates, requires various payments in accordance with the loan agreement until maturity in January 2020 when all unpaid principal and interest is due – maturity date was extended and balance was satisfied in 2021. Lender is a member of the Company	—	23,837
Original borrowings of $150,000, bears interest at various rates based on the lenders borrowing rates. No stated repayment terms. Lender is controlled by the managing member and owned by his spouse	84,600	—
Original borrowings of $300,000, bears interest at 1%, requires no payments until maturity in January 2022. Lender is a trust whose beneficiary is the wife of the managing member of the Company	137,920	—
	865,125	442,837
Less: Current maturities	273,645	74,962
	$591,480	$367,875
The Company has imputed additional interest expense for the related party loans above that are noninterest bearing or bear interest of 1%. For these loans, the imputed interest rate was estimated at 7% which approximates our borrowing rate from third parties. Additional interest of approximately $39,000 and $26,000, respectively, was recorded for the nine months ending September 30, 2021 and 2020. These amounts are included in interest and financing costs on the consolidated statements of operations and contributions on the consolidated statements of changes in members’ deficit.
Future minimum principal repayments of the loans payable — related parties are as follows:
For the Twelve Months Ending September 30,
2022	$273,645
2023	—
2024	591,480
$865,125

9 -
Line of Credit

In February 2019, the Company entered into a line of credit agreement in the amount of $95,000. The line bears interest at prime, 3.25% as of September 30, 2021 and 2020, plus 3.49%. The interest rate charged as of September 30, 2021 and 2020 was 6.74%. The line matures in February 2029. Outstanding borrowings were $94,975 as of September 30, 2021, and December 31, 2020.

10 -
Related Party Transactions

Consulting services related to the management of the Company, including overseeing the leasing of additional units and revenue management, were provided to the Company through a consulting agreement with SuperLuxMia LLC, a consulting firm owned by the managing member of the Company. For the nine months ended September 30, 2021 and 2020, these consulting fees of the Company totaled approximately $593,000 and $344,000, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
The Company’s President and Chief Operating Officer provided services to our company through a consulting agreement. For the nine months ended September 30, 2021 and 2020, these related fees totaled approximately $8,000 and $41,000, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
The Company’s Chief Financial Officer (CFO) provided services to our company through a consulting agreement with an entity owned by the CFO. For the nine months ended September 30, 2021 and 2020, related fees totaled approximately $61,000 and $29,000, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
The Company leases 77 units in two buildings from a company which one of its directors maintains control, influence and oversight thereover. These units leases expire between April 2024 and August 2026 and the Company has lease commitments monthly in aggregate of approximately $147,000. These leases were entered into in April 2019 and August 2021 on a negotiated, arm’s-length basis and prior to the directors engagement with the Company.
11 -
Rent Expense

The Company is obligated under various long-term leases, certain of which contain renewal options, for its Units, which expire on various dates through December 2036.
At September 30, 2021, minimum future rental payments pursuant to the above-mentioned noncancelable operating leases are approximately as follows:
For the Twelve Months Ending September 30,
2022	$10,752,000
2023	6,471,000
2024	5,755,000
2025	5,765,000
2026	5,375,000
Thereafter	27,002,000
61,119,000
For the nine months ended September 30, 2021, rent and related costs totaled approximately $7,232,000, prior to recording a deferred rent decrease of approximately $44,000, and are reported as a component of cost of revenue in the accompanying consolidated statements of operations.
For the nine months ended September 30, 2020, rent and related costs totaled approximately $3,949,000, prior to recording a deferred rent increase of approximately $113,000, and are reported as a component of cost of revenue in the accompanying consolidated statements of operations.
12 -
Risks and Uncertainties

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company places its cash with high quality credit institutions. At times, balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. All accounts at an insured depository institution are insured by the FDIC up to the standard maximum deposit insurance of $250,000 per institution. At September 30, 2021, aggregate cash balances did not exceed the insured limit.

13 -
Major Sales Channels

The Company uses third-party sales channels to handle the reservations, collections, and other rental processes for most of the units. During the nine months ended September 30, 2021 and 2020, sales from three sales channels represented approximately 93% and 88% of total rental revenue, respectively. The loss of business from one or a combination of the Company’s significant sales channels, or an unexpected deterioration in their financial condition, could adversely affect the Company’s operations.
14 -
Commitments and Contingencies

The World Health Organization characterized the Covid-19 virus as a global pandemic on March 11, 2020. The COVID-19 outbreak in the United States has caused business disruption through mandated and voluntary closings of multiple industries. While disruption is currently expected to be temporary, there is considerable uncertainty regarding the duration of the closings. The extent to which COVID-19 impacts future results, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the action to contain it or treat its impact, among others. At this time, the Company cannot estimate with meaningful precision the potential impact to its financial and operational results.
Our arrangements with property owners typically contain indemnification provisions for regulatory and other matters that might arise from our operation of those properties. To date, we have not incurred any material indemnity liability and don’t believe such indemnifications that might be incurred in the normal course of our operations would be material to our financial position or results of operations.
15 -
Subsequent Events

The Company’s management has evaluated subsequent events through December 6, 2021, the date the financial statements were available to be issued.
Subsequent to September 30, 2021, the Company entered into leases, letter of intents, or agreements to enter into leases with start dates through March 1, 2022, for an additional 802 units, resulting in a total of 1,359 units available. The new lease terms expire on various dates through December 31, 2036.
In October 2021, THA Family II Limited Liability Company, an entity controlled by the spouse of a managing member, purchased a $2 million principal amount senior secured note of our company (the “Note”) and warrants to purchase up to 2,000,000 shares of our common stock (“Warrants”) for $2 million cash. The Note has a maturity date of April 15, 2023, bears interest at 6%, and requires monthly interest only payments. The obligations under the Notes are senior obligations of our company and are secured by a lien on all of our assets. The Note may be prepaid by us at any time and must be prepaid by us upon consummation of any offering of our equity or debt for gross proceeds of $10 million or more or on the sale of substantially all of our assets or upon a change of control of our company. In case of any voluntary or mandatory prepayment, we will be required to pay the holder 120% of the principal amount of the Note, plus any accrued and unpaid interest on the principal of the Note, through the date of repayment. The Warrants are exercisable at any time commencing on the date of consummation of the Company’s offering through the fifth anniversary of such date, at an exercise price equal to the final per-share offering price of a share of our Common stock in such offering.
In November 2021, the Company entered into a letter of credit for $1,000,000 to provide a security deposit for a fifteen-year lease for 118 rooms in a hotel located in New York City.
In November 2021, the Company entered into a loan agreement to borrow $500,000 at a rate of 6%. The loan matures in May of 2023 or upon closing of an initial public offering (“IPO”). The loan also provides the lender warrants to purchase $500,000 of common stock at the IPO price.
As part of its compliance review, the Company determined that certain state and local tax payments for short-term stays below prescribed tax regulation cutoffs had not been properly collected and applied, either directly by us or the platforms through which customers reservation and payments are made. The Company is working with state and local tax authorities to pay all applicable taxes, penalties, and interest. As discussed in Note 2, the Company has accrued for such amounts to cover the tax payments not previously made in its financial statements for the year ended December 31, 2020 and 2019 and the nine-month period ended September 30, 2021. We estimate the total payment obligations for these amounts, inclusive of penalties and interest if our application for waiver under the New York State and New York City Voluntary Disclosure and Compliance Program is declined, may aggregate between $450,000 and $700,000.
On January 4, 2022, Corphousing LLC and its wholly owned subsidiary, SoBeNY Partners LLC were converted into C corporations. The conversion had no effect on the Company’s business or operations and was undertaken to convert the forms of these legal entities for purposes of operating a public company.
The members of Corphousing LLC were issued 89,000,000 shares of common stock of Corphousing Group Inc. Corphousing Group Inc. is the continuation of Corphousing LLC; and accordingly, upon the conversion from LLC membership interest to common shares of the C Corporation, the previous member’s deficit of the LLC was absorbed into paid-in capital. SoBeNY Partners Inc. remains a wholly owned subsidiary of Corphousing Group Inc.

2,307,692 Units each consisting of
One Share of Common Stock and
One Warrant
to purchase One Share of Common Stock

2,307,692 shares of the Common Stock issuable upon
Exercise of the Warrants included in the Units

PROSPECTUS

           , 2022
Book-Running Manager
Maxim Group LLC
Through and including           , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:
SEC registration fee	$5,925
FINRA filing fee	7,300
NYSE American listing fee	150,000
Transfer agent and registrar fees	8,000
Accounting fees and expenses	275,000
Legal fees and expenses	580,000
Printing and engraving expenses	50,000
Miscellaneous	100,000
Total	1,176,225
Item 14.   Indemnification of Directors and Officers.
The certificate of incorporation and by-laws of CorpHousing Group Inc. (“Company”) provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that the Company may indemnify to the fullest extent permitted by law all employees. The Company’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)   Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)   For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)   The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Paragraph B of Article Eight of the Company’s certificate of incorporation provides:
“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”
Item 15.   Recent Sales of Unregistered Securities
Set forth below is information regarding shares of capital stock issued by us in unregistered offerings during the last three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.
Note and Warrant Issuances
In October 2021, THA Family II Limited Liability Company (“THA Family II”), an entity controlled by the spouse of Brian Ferdinand, our Chairman and Chief Executive Officer, purchased a $2 million principal amount senior secured note of our company (“October 2021 Note”) and warrants to purchase up to 1,000,000 shares of our common stock (“October 2021 Warrants”) for $2 million cash. The October 2021 Note was amended in January 2022. The October 2021 Note has a maturity date of April 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the October 2021 Note are senior obligations of our company and are secured by a lien on all of our assets. As amended, the October 2021 Note may be prepaid by us at any time and 50% of the principal thereof must be prepaid by us upon consummation of this offering. The October 2021 Warrants are exercisable at any time commencing on the date of consummation of this offering through the fifth anniversary of such date, at an exercise price equal to the final per-share offering price of a share of our common stock in this offering. The October 2021 Warrants allow for cashless exercise as further described in this prospectus. The holder of the October 2021 Warrants has been granted customary demand and piggyback registration rights.
In November 2021, EBOL Holdings LLC, an entity controlled by a holder of more than 5% of our common stock, purchased a $500,000 principal amount senior unsecured note of our company (“November 2021 Note”) and warrants to purchase up to $500,000 of our common stock at the per share offering price in this offering (“November 2021 Warrants”) for $500,000 cash. The November 2021 Note was amended in January 2022. The November 2021 Note has a maturity date of May 15, 2023, and bears interest at the rate of 6% per annum, with such interest payable monthly in arrears in cash. The obligations under the November 2021 Note are senior obligations of our company. As amended, the November 2021 Note may be prepaid by us at any time. The November 2021 Warrants are exercisable at any time commencing on the date of consummation of this offering through the fifth anniversary of such date, at an exercise price equal to the final per-share offering price of a share of our common stock in this offering. The November 2021 Warrants allow for cashless exercise as further described in this prospectus. The holder of the November 2021 Warrants has been granted customary demand and piggyback registration rights.
Grants of Stock Options
On January 7, 2022, we granted options to purchase an aggregate of 9,718,000 shares of our common stock to our officers and other employees under the 2022 Performance Equity Plan. All options are subject to vesting, in all cases in three equal annual installments commencing on the first anniversary of the date of consummation of this offering, other than options to purchase 3,000,000 shares granted to our President and Chief Operating Officer, which vesting equal installments if and only if certain prescribed revenue levels are attained by our company during the option period. All options are exercisable at a per-share exercise price equal to the per-share price of our common stock in this offering.
The stock options and common stock issuable upon the exercise of such stock options, as described above were issued pursuant to written compensatory plans or arrangements with our officers, directors, and employees, including the 2022 Performance Equity Plan. Prior to registration of the Plan under the Securities Act of 1933, as amended, on Form S-8, such grants were made in reliance on the exemption set forth in Section 4(a)(2) under the Securities Act.
Item 16.   Exhibits
A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-7.
Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(7)   The undersigned registrant hereby undertakes that:
(i)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1	Certificate of Incorporation(*)
3.2	Bylaws(*)
3.3	Certificate of Conversion from LLC to “C” corporation(*)
4.1	Specimen common stock certificate(1)
4.2	Warrant issued to THA Family II Limited Liability Company(*)
4.3	Warrant issued to EBOL Holdings Limited Liability Company(*)
4.4	Form of Underwriter’s Warrant (included in Exhibit 1.1)(1)
4.5	Form of Warrant included in Units(1)
5.1	Opinion of Graubard Miller(1)
10.1	2022 Performance Equity Plan(*)
10.2	Employment Agreement with Brian Ferdinand(*)
10.3	Employment Agreement with David Gurfein(*)
10.4	Employment Agreement with Shanoop Kothari(*)
10.5	Employment Agreement with Kevin J. Mikolashek(*)
10.6	Employment Agreement with Karl Rothman(*)
10.7	Employment Agreement with Jimmie Chatmon(*)
10.8	October 2021 Note(*)
10.8.1	Amendment to October 2021 Note(1)
10.9	November 2021 Note(*)
10.9.1	Amendment to November 2021 Note(1)
10.10	Form of Warrant Agency Agreement(1)
10.11	Form of Directors and Officers Indemnification Agreement(1)
23.1	Consent of Grassi & Co., CPAs, P.C.(1)
23.2	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1)(1)
99.1	Consent of Aimee J. Nelson(*)
99.2	Consent of Jeffrey Webb(*)
99.3	Audit Committee Charter(1)
99.4	Compensation Committee Charter(1)
99.5	Nominating Committee Charter(1)
EX-107	Filing Fee Table(1)

(1)
Filed herewith.

(*)
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 31st day of January, 2022.
CORPHOUSING LLC
By:	/s/ Brian L. Ferdinand
	Name:	Brian L. Ferdinand
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Date
By: /s/ Brian L. Ferdinand	Brian L. Ferdinand Chairman and Chief Executive Officer (Principal Executive Officer)	January 31, 2022
By: /s/ David Gurfein	David Gurfein President and Chief Operating Officer	January 31, 2022
By: /s/ Shanoop Kothari	Shanoop Kothari Chief Financial Officer (Principal Financial Officer)	January 31, 2022
By: /s/ Karl Rothman	Karl Rothman Chief Accounting Officer (Principal Accounting Officer)	January 31, 2022
By: /s/ Jimmie Chatmon	Jimmie Chatmon Director	January 31, 2022
By: /s/ Leonard Toboroff	Leonard Toboroff Director	January 31, 2022